Exhibit 10.1

OFFICE LEASE AGREEMENT

BETWEEN

FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC, LANDLORD

AND

SPLUNK INC., TENANT

DATE: AUGUST 24, 2015

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (this “Lease”) is made this 24th day of August, 2015, by and between FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC, a California limited liability company, by its managing member, STREET RETAIL, INC., a Maryland corporation (“Landlord”), and SPLUNK INC., a Delaware corporation (“Tenant”).
IN CONSIDERATION of the payments of rents and other charges provided for herein and the covenants and conditions hereinafter set forth, Landlord and Tenant hereby covenant and agree as follows:
ARTICLE I
REFERENCE PROVISIONS, DEFINITIONS AND EXHIBITS
As used in this Lease, the following terms shall have the meanings set forth in Sections 1.01 and 1.02 below.

Section 1.01.	Reference Provisions.
A.    Leased Premises: Collectively, (i) the entire first through sixth floors of the Building described in Section 1.01.J, consisting of approximately 234,622 square feet of Floor Area (as defined below), (ii) the Locker Room (as defined below), and (iii) the elevator lobbies in the Parking Garage (as defined below) of the four elevators that exclusively serve the first through sixth floors of the Building (the “Exclusive Elevator Lobbies”).
B.    Term: Commencing on the Term Commencement Date and continuing for Ten (10) Lease Years and nine (9) months, subject to extension pursuant to Exhibit F hereto.
C.    Term Commencement Date: Subject to the terms and conditions of Section 3.01, below, the earlier of (i) one hundred twenty (120) days after the date upon which Landlord delivers the Leased Premises to Tenant with Landlord’s Work Substantially Completed, as set forth in Section 3.01.B, and Exhibit B, subject to extension of said one hundred twenty (120) day period for Landlord Delay as provided in Exhibit B, and Force Majeure (as defined in Section 17.13); provided, however, that the one hundred twenty (120) days period shall not be extended more than sixty (60) days as a result of Force Majeure; and (ii) the date on which Tenant substantially completes the Tenant Work and begins conducting business from the Leased Premises (or any part thereof).
D.    Rent Commencement Date: The Term Commencement Date.
E.    Termination Date: The date that is (i) the last day of the Term, or (ii) any earlier date on which this Lease is terminated in accordance with the provisions hereof.
F.    Minimum Rent:

Lease Years:	Annual Minimum Rent Per Square Floor of Floor Area	Monthly Minimum Rent	Annual Minimum Rent
1	$43.80	$856,370.30	$10,276,443.60
2	$45.11	$882,061.41	$10,584,736.91
3	$46.47	$908,523.25	$10,902,279.02
4	$47.86	$935,778.95	$11,229,347.39
5	$49.30	$963,852.32	$11,566,227.81
6	$50.78	$992.767.89	$11,913,214.64
7	$52.31	$1,022,550.92	$12,270,611.08
8	$53.87	$1,053,227.45	$12,638,729.41
9	$55.48	$1,084,824.27	$13,017,891.30
10	$57.15	$1,117,369.00	$13,408,428.03
11	$58.86	$1,150,890.07	$13,810,680.88

Notwithstanding the foregoing, Minimum Rent shall be abated during the first nine (9) full calendar months of the initial Lease Year following the Rent Commencement Date (the “Abatement Period”). Notwithstanding such abatement of Minimum Rent (i) all other sums due under this Lease including, without limitation, Tenant’s Share of Operating Costs and Taxes (as defined below), shall be payable as provided in this Lease from and after the Rent Commencement Date, and (ii) any increases in Minimum Rent set forth in this Lease for the Initial Term shall occur on each anniversary of the Rent Commencement Date. The amount of Minimum Rent conditionally abated for the Abatement Period (which Landlord and Tenant hereby agree shall in no event exceed the aggregate total of Seven

Million Seven Hundred Seven Thousand Three Hundred Thirty Two and 70/100ths ($7,707,332.70) shall be referred to herein as the “Abated Minimum Rent”. The Abated Minimum Rent is conditioned upon Tenant’s full and timely performance of all of its material obligations under this Lease. If at any time during the initial Term of the Lease a Default by Tenant occurs and this Lease is terminated as a result thereof, then the Abated Minimum Rent shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the unamortized amount of the Abated Minimum Rent (which amount shall be amortized on a straight-line basis without interest over the initial Term of the Lease); provided, however, in no event shall the foregoing result in a recovery of damages by Landlord in excess of what the Landlord would have recovered had the Tenant fully performed its obligations under this Lease for the Term. Without limiting the foregoing, in the event of any Default under this Lease, Tenant may introduce evidence in any proceeding and/or take discovery on the issue of whether the Minimum Rent in later years is higher than what such Minimum Rent would have been in the absence of the Abated Minimum Rent, with regard to the issue of whether there is an excess recovery by Landlord.

G.    Security Deposit: The sum of the first month’s Minimum Rent and the last month’s Minimum Rent, being a total of Two Million Seven Thousand Two Hundred Sixty and 37/100ths Dollars ($2,007,260.37).
H.    Rent Payments: Except to the extent Tenant is required to make such payments electronically, in the manner set forth in Section 5.01 of this Lease, Rent payments due herein shall be made payable to Landlord at the following address:
FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC- Property #1644
c/o Federal Realty Investment Trust
P.O. Box 79408
City of Industry, CA 91716-9408

I.    Notice Addresses:
TO LANDLORD:
FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC
c/o Federal Realty Investment Trust
1626 East Jefferson Street
Rockville, MD 20852-4041
Attention: Legal Department

TO TENANT:

(prior to taking occupancy)

Splunk Inc.
250 Brannan Street, Suite 250
San Francisco, CA 94107
Attention: General Counsel

(following occupancy)

SPLUNK INC.
3090 Olsen Drive [or 500 Santana Row, as applicable]
San Jose, California 95128
Attention: Facilities Manager

With a copy to:

Splunk Inc.
250 Brannan Street, Suite 250
San Francisco, CA 94107
Attention: General Counsel

J.    Building: That certain six story office building to be constructed at 3090 Olsen Drive, San Jose, California marked as the “Building” on the Exhibit A; provided, however, that Landlord and Tenant acknowledge and agree that, for purposes of this Lease, the Building excludes the Parking Garage (other than the Locker Room and the Exclusive Elevator Lobbies). Landlord agrees to use commercially reasonable efforts to cause the Building’s street address to be changed to 500 Santana Row; provided, however, that Landlord’s inability to cause such change shall neither constitute a default hereunder nor release Tenant from any of its obligations under this Lease.
K.    Parking Spaces: A total of 700 parking spaces approximately 666 of which shall be located in the Parking Garage and approximately 34 of which shall be located in the “Lot 7 Parking Garage”, which Lot 7

Parking Garage is shown on Exhibit A, all of which shall be provided at no charge to Tenant during the term of this Lease.
L.    Renewal Options: See Exhibit F.
M.    Prepaid Rent: Within forty-eight (48) hours after Substantial Completion of the Landlord’s Work (as defined in Exhibit B), Tenant shall pay Landlord one month of the monthly Minimum Rent chargeable hereunder during the first Lease Year, which shall be applied to the rent due for the tenth (10th) month of first Lease Year (i.e., $$856,370.30, being hereinafter referred to as the “Prepaid Base Rent”) plus $234,622.00 (the “OE/Tax Estimate”). The OE/Tax Estimate shall be applied to installments of Landlord’s estimate of Tenant’s Share of Operating Costs and Taxes (as defined in Section 6.03 below) that become owing beginning on the Rent Commencement Date until the OE/Tax Estimate has been exhausted.
N.    Schedules and Exhibits: The schedules and exhibits listed below are attached to this Lease and are hereby incorporated in and made a part of this Lease.
Exhibit A    Site Plan
Exhibit B    Work Agreement
Exhibit B-1    Description of Landlord’s Work
Exhibit B-2    Building Plans
Exhibit C    Rules and Regulations
Exhibit D    Rules for Tenant’s Contractors
Exhibit E    Rooftop Rules and Regulations
Exhibit F    Options To Extend
Exhibit G    Tenant’s Approved Exterior Signage
Exhibit H    Single Tenant Office Building Sign Criteria
Exhibit H-1    Retail Tenant Sign Criteria
Exhibit I        Form of Letter of Credit

Section 1.02.    Definitions. In addition to the definitions set forth in Section 1.01, above, the following additional defined terms shall apply to the interpretation of this Lease.

A.    Additional Rent: All sums payable by Tenant to Landlord under this Lease, other than Minimum Rent.
B.    Building Hours: 7:00 a.m. until 6:00 p.m. on each Business Day during the Term.
C.    Business Day: Monday through Friday other than holidays observed by the United States Federal Government.
D.    Commercial Portion: All portions of the Project (including the Building), other than the Residential Portion.
E.    Common Areas: (i) Any existing or future improvements, equipment, areas and/or spaces located within the area designated as “Common Areas” on Exhibit A hereto which are for the non-exclusive, common and joint use or benefit of Landlord, Tenant and other tenants, occupants and users of the Project, as determined by Landlord, (ii) the Parking Garage (other than the Locker Room and Exclusive Elevator Lobbies) and (iii) the Lot 7 Parking Garage. The Common Areas include, without limitation, sidewalks, roofs, gutters and downspouts, patio areas, landscaped areas, and parking areas, drive aisles, and the parking islands within the Parking Garage and/or Lot 7 Parking Garage.
F.    Floor Area: When used with respect to the Leased Premises, the number of square feet set forth in Section 1.01.A, above, subject to adjustment as provided herein, which the Leased Premises shall be deemed to contain. The Floor Area of the Leased Premises was calculated by Landlord’s architect based on the Building Plans (as defined in Exhibit B) in accordance with the 2009 Office Standard ANSI/BOMA Z65.3-2009 for Measuring Gross Building Area for a single tenant building (i.e., the area computed by measuring to the outside finished surface of permanent outer building walls, without deductions) as modified as follows: (i) the Floor Area of the Building shall include covered balconies and terraces measured to the outer-most face of the Building element above such balcony or terrace (i.e., a “dripline” measurement); (ii) any portions of the Building used exclusively by the retail portions of the Project (e.g., penetrations for the two east side elevators) shall not be included in the calculation of the Floor Area of the Building; and (iii) neither the Locker Room nor the Exclusive Elevator Lobbies will be included in the calculation of the Floor Area of the Leased Premises. Tenant will have the right, at its cost, to do its own survey of the as-built Floor Area of the Building in accordance with the foregoing standard within one hundred twenty (120) days after Substantial Completion of the Landlord Work. If such survey shows that the actual as-

constructed Floor Area deviates from the Floor Area set forth in Section 1.01A above by more than one percent (1%), then Tenant may notify Landlord in writing within such one hundred twenty (120) day period (which Notice shall include a copy of Tenant’s survey). In the event that Landlord and Tenant cannot agree upon the final Floor Area of the Leased Premises within thirty (30) days of Landlord’s receipt of Tenant’s survey, then the parties agree to the following method of resolving the dispute: (a) Landlord and Tenant shall select a non-interested third party architect (hereinafter referred to as the “Architect”), whose determination as to the square footage of the Leased Premises (which shall be calculated in accordance with the standard set forth above) shall be binding on the parties; and (b) the parties shall share, equally, the cost of such Architect, except that in the event the Architect agrees with one of the parties as to the square footage of the Leased Premises (within one hundred (100) square feet of such party’s measurement of the Floor Area), the other party shall bear the full cost of the Architect. If the final determination of the Floor Area differs from that set forth in Section 1.01.A. by more than one percent (1%), then Monthly Minimum Rent as well as all charges payable under this Lease which are based on the Floor Area of the Leased Premises, the Tenant Work Allowance (as defined in Exhibit B) and the maximum amount of Abated Minimum Rent shall be adjusted in accordance with the new measurement of the Floor Area and Landlord and Tenant shall promptly execute an amendment to this Lease setting forth the Floor Area and the adjusted Rent, Tenant Work Allowance and maximum Abated Minimum Rent. If Tenant fails to complete such survey within such one hundred twenty (120) day period, then the Floor Area set forth in Section 1.01.A, above, shall be deemed accurate and accepted by Tenant. When used with respect to any other space in the Project, Floor Area shall mean the number of square feet of such space as reasonably determined by Landlord in accordance with the practices of similar first class institutional landlords of mixed-use projects such as the Project.
G.    Interest: A rate per annum of the lesser of (i) seven percent (7%) or (ii) the maximum permitted by law.
H.    Lease Year: Each twelve (12) month period beginning with the Term Commencement Date, and each anniversary thereof, if the Term Commencement Date occurs on the first day of a month. If the Term Commencement Date occurs on a day other than the first day of a month, then the first Lease Year shall begin on the Term Commencement Date and shall terminate on the last day of the twelfth (12th) full calendar month after the Term Commencement Date. Each subsequent Lease Year shall commence on the date immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months, except that the last Lease Year of the Term shall terminate on the date this Lease expires or is otherwise terminated.
I.    Operating Year: Each calendar year or part thereof during the Term of this Lease or any renewal thereof, or at Landlord’s option, any other twelve (12) month period or part thereof designated by Landlord.
J.    Partial Lease Year: Any period during the Term which is less than a full Lease Year.
K.    Person: Any individual, firm, partnership, association, corporation, limited liability company, or any other legal entity.
L.    Project: That certain mixed-use project known as Santana Row located in San Jose, California.
M.    Rent: Minimum Rent plus Additional Rent.
N.    Residential Portion: Those portions of the Project adjacent to and/or above certain portions of the Commercial Portion of the Project used for residential purposes. Tenant acknowledges and agrees that the Residential Portion is controlled separately from the Commercial Portion and, for purposes of this Lease, shall not be deemed to be a part of the Commercial Portion.
O.    Tenant’s Share: A proportion determined as follows: (a) with respect to the calculation of Operating Costs (including Insurance Costs, as defined below) for the Building, except as provided in Section 6.03 with respect to Cost Pools or otherwise provided in this Lease a fraction, the numerator of which is the Floor Area of the Building and the denominator of which is the total Floor Area of the Building (i.e., one hundred percent (100%)); (b) with respect to the cost of maintaining the components of the Condenser Water System (as defined in Section 7.01.C below), subject to the exclusions set forth in Article VI, Tenant’s Share shall mean a fraction, the numerator of which is Tenant’s total usage of condenser water from the Condenser Water System and the denominator of which is the usage of condenser water of all occupants of the Project that use the Condenser Water System, in each case as measured by the applicable flow meters; (c) with respect to the cost of providing the services described in Sections 7.01.E and 7.01.F to the Parking Garage and the cost of cleaning, sweeping, trash removal, resurfacing and restriping of or in the Parking Garage and other general upkeep of the Parking Garage, Tenant’s Operating Cost Share shall be sixty-five percent (65%); and (d) with respect to the cost of providing security services to the Commercial Portion, Tenant’s Operating Costs Share shall be four percent (4%). There shall be no pass-through of expenses related to the Lot 7 Parking Garage, except as part of permitted Project expenses.

P.    Tenant’s Tax Share: One hundred percent (100%) for Taxes assessed on the Building.
Q.    Tenant Work Allowance: See Exhibit B.
ARTICLE II
LEASED PREMISES
Landlord demises and leases to Tenant, and Tenant leases and takes from Landlord, the Leased Premises together with the right to use for ingress to and egress from the Leased Premises, in common with others, the Common Areas. Except as expressly set forth to the contrary in this Lease, including, without limitation the exterior sign rights provided herein, Landlord has the exclusive right to (i) use the exterior faces of all perimeter walls of the Building, the roof and all air space above the Building, and (ii) install, maintain, use, repair and replace pipes, ducts, cables, conduits, plumbing, vents, utility lines and wires to, in, through, above and below the Leased Premises and other parts of the Building, so long as no such installation shall materially interfere with (a) access to the Leased Premises via the entrances to the Building, (b) the use of the Leased Premises for the Permitted Use, or (c) the visibility of Tenant’s exterior signage, or otherwise reduce the Floor Area of the Leased Premises by more than one percent (1%) of any floor thereof and one percent (1%) on an aggregate basis.
ARTICLE III
TERM

Section 3.01.	Term.
A.    The Term shall commence on the Term Commencement Date specified in Section 1.01.C above, and shall be for the period of time specified in Section 1.01.B above, and expire on the Termination Date specified in Section 1.01.E above. Notwithstanding the foregoing, all obligations of the parties, as set forth in this Lease, shall be binding as of the date hereof. If Landlord does not deliver the Leased Premises to Tenant with the Landlord Work substantially complete on or before October 31, 2016 (as such date may be extended as hereinbelow described, the “Outside Date”), then Landlord shall not be liable or responsible for any Losses (as defined below) by reason of such delay and Tenant, as its sole and exclusive remedy, may cancel this Lease by Notice delivered to Landlord no later than 5:00 p.m. Pacific Time on the thirtieth (30th) day after the Outside Date, and Landlord shall have thirty (30) days from receipt of Tenant’s Notice to deliver the Leased Premises in the condition required hereunder. If Landlord fails to so deliver within such thirty (30) day period, then this Lease shall be deemed terminated and the parties hereto shall have no further liability to each other except that Landlord shall promptly refund the Security Deposit, the Prepaid Base Rent and the OE/Tax Estimate to Tenant. If Landlord’s failure to deliver is caused directly or indirectly by Force Majeure and Landlord has provided Notice as required under Section 17.13, below, and/or any Tenant Delays (as defined in Exhibit B), then Tenant’s option to cancel this Lease shall be postponed for the period of such delay(s) and the Outside Date shall be automatically extended for a period equal to the period or periods of such delay. At Landlord’s request, Tenant shall promptly enter into one or more supplementary written agreements specifying or confirming the Term Commencement Date and Termination Date.
B.    For purposes of this Lease, the Leased Premises shall be deemed delivered with Landlord’s Work Substantially Completed when Substantial Completion (as defined in Exhibit B) has occurred. Notwithstanding anything to the contrary contained in the Lease, if Substantial Completion is delayed by reason of Tenant Delay, then, for purposes of establishing the Rent Commencement Date, the Term Commencement Date shall be the date the Landlord Work would have been Substantially Complete, absent any Tenant Delay.

Section 3.02.	End of Term.
This Lease shall terminate on the Termination Date without the necessity of Notice from either Landlord or Tenant. Upon the Termination Date, Tenant shall quit and surrender to Landlord the Leased Premises with the Leased Premises in the same condition as of the date the Tenant Work and approved Alterations were complete, subject to any removal and restoration obligations Tenant may have pursuant to Section 9.05 hereof, and broom-clean, in good order and condition, ordinary wear and tear and damage by casualty that Landlord is obligated hereunder to repair excepted, and shall surrender to Landlord all keys and access cards, if applicable, to or for the Leased Premises. In addition, Tenant shall remove Tenant’s Property in accordance with and subject to the provisions of Section 9.06 hereof (the foregoing, collectively, the “Required Condition”).

Section 3.03.	Holding Over.
A.    Tenant agrees that it will not occupy or retain or allow occupancy or retention by any subtenant of possession of the Leased Premises at any time after the Termination Date. If Tenant fails to vacate the Leased Premises and deliver Landlord possession of the Leased Premises in the Required Condition on the Termination Date, Landlord shall have the benefit of all provisions of law respecting the speedy recovery of possession of the Leased Premises (whether by summary proceedings or otherwise). In addition to and not in limitation of the foregoing, occupancy subsequent to the Termination Date (“Holdover Occupancy”) shall be a tenancy at sufferance. Holdover Occupancy shall be subject to all terms, covenants, and conditions of this Lease (including those requiring payment of Additional Rent), except that the Minimum Rent for each day that Tenant holds over (“Holdover Minimum Rent”) shall be equal to one and one-half (1-1/2) times the per diem Minimum Rent payable in the last Lease Year for the first sixty (60) days and two (2) times the per diem Minimum Rent payable in the last Lease Year thereafter, and any right or option to extend or renew the Lease or to lease any other space or premises in the Building or Project shall be void and of no effect.
B.    Subject to the terms hereof, Landlord shall also be entitled to recover all damages, including lost business opportunity regarding any prospective tenant(s) for the Leased Premises, suffered by Landlord as a result of Tenant’s Holdover Occupancy. Tenant acknowledges and agrees that Landlord may undertake a renovation or redevelopment of the Leased Premises or Building and/or lease the Leased Premises (in whole or in part) to another tenant immediately after the Termination Date and that any breach or other violation of the provisions of this Section 3.03 may result in material damages to Landlord (including without limitation, any damages to Landlord in connection with renovation or redevelopment activities or its reletting of the Leased Premises or any part thereof). Further, Tenant agrees to indemnify, hold harmless and defend Landlord for, from and against any and all claims, causes of action, suits, proceedings, demands, damages, losses (including, without limitation, lost rentals and lost business opportunities), liabilities, expenses and costs (including, without limitation, reasonable experts’, consultants’, attorneys’ and court fees and costs) suffered or incurred by Landlord as a result of Tenant’s Holdover Occupancy. Notwithstanding the foregoing, Landlord’s right to recover any damages under this Subsection B and Tenant’s indemnification obligations hereunder shall not be effective unless Landlord delivers Notice (the “Damage Notice”) to Tenant that Landlord will incur damages if Tenant shall extend its occupancy beyond the Termination Date, which Damage Notice shall reasonably identify the damages that Landlord expects to incur (provided, however, such estimate shall not be binding on Landlord), and provided, further than any Damage Notice will be delivered at least sixty (60) days prior to the expiration of the Term, and if it is not delivered prior to such sixty (60) day period, then Tenant will have sixty (60) days after the delivery of any Damage Notice before Tenant will be liable for any damages described in a Damage Notice. For the sake of clarity, nothing in this Subparagraph B shall limit Tenant’s obligation to pay any Holdover Minimum Rent during any Holdover Occupancy or constitute Landlord’s consent to any Holdover Occupancy. The preceding indemnification and hold harmless shall survive the Termination Date and any Holdover Occupancy.
ARTICLE IV
USE AND OPERATION OF THE LEASED PREMISES

Section 4.01.	Intentionally Deleted.

Section 4.02.	Use.
A.    Tenant shall use the Leased Premises solely for general office, administration, research and development, sales and marketing and reasonably ancillary legal uses consistent with all recorded matters, and in conformity with municipal zoning requirements of the City of San Jose, California, other applicable laws, and the character of the Building as a first class institutional quality office building (the “Permitted Use”) that is part of a mixed-use Project, and for no other purpose. Tenant shall comply with all statutes, laws, rules, orders, regulations and ordinances affecting the Leased Premises or relating to the use, occupancy or alteration thereof and all the orders or reasonable recommendations of any insurance underwriters, safety engineers, and loss prevention consultants as may from time to time be consulted by Landlord. Without limiting the terms and conditions of Section 6.03.B, below, in addition, if Landlord makes any alteration to any part of the Building as a result of any damage or alteration to the Leased Premises caused or made by or on behalf of Tenant or in order to comply with any requirement of any statutes, laws, rules, orders, regulations and ordinances applicable to Tenant’s particular use of the Leased Premises (and not office use of the Leased Premises, generally), then Tenant shall reimburse Landlord within thirty (30) days after demand (which demand will include a reasonable substantiation of the cost of the relevant improvements and the reason such improvements are necessary), for the actual out of pocket cost thereof. Tenant acknowledges and agrees that Tenant is solely responsible for determining if its business complies with the applicable zoning regulations, and that Landlord makes no representation (explicit or implied) concerning such zoning regulations.
B.    Tenant shall, at its sole expense: (i) keep the portions of the Leased Premises that Tenant is obligated to maintain under this Lease in a good order and condition consistent with the operation of a first class institutional quality office building that is part of a mixed use project (the “Operating Standard”); (ii) pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon Tenant’s business, upon the leasehold estate created by this Lease or upon Tenant’s fixtures, furnishings or equipment in the Leased Premises; (iii) not use or permit or suffer the use of any portion of the Leased Premises for any unlawful purpose; (iv) not use the plumbing facilities for any purpose other than that for which they were constructed, or dispose of any foreign substances therein; (v) not place a load on any floor exceeding the floor load per square foot which such floor was designed to carry in accordance with the plans and specifications of the Building, and not install, operate or maintain in the Leased Premises any heavy item of equipment except in such manner as to achieve a proper distribution of weight; (vi) not strip, overload, damage or deface the Leased Premises, or the hallways, stairways, elevators of the Building, the Parking Garage, the Common Areas or the fixtures therein or used therewith, nor permit any hole to be made in any of the same; (vii) not move any furniture or equipment into or out of the Leased Premises except at such reasonable times and in such manner as Landlord may from time to time reasonably designate; (viii) not install or operate in the Leased Premises any electrical heating, air conditioning or refrigeration equipment, or other equipment not shown on approved plans which will increase the amount of electricity required for use of the Leased Premises as general office space (other than ordinary office equipment such as personal computers, printers, copiers and the like), without first obtaining the written consent of Landlord, which will not be unreasonably withheld or delayed; (ix) not install any other equipment of any kind or nature which will or may necessitate any changes, replacements or additions to, or in the use of, the water, heating, plumbing, air conditioning or electrical systems of the Leased Premises or the Building, without first obtaining the written consent of Landlord, which will not be unreasonably withheld or delayed.
C.    In addition to and not in limitation of the other restrictions on use of the Leased Premises set forth in this Section 4.02, Tenant hereby agrees that the following uses of the Leased Premises shall not be considered permitted: (1) any use of the Leased Premises by an organization or Person enjoying sovereign or diplomatic immunity (the foregoing will not be deemed to prohibit invitees who are representatives or officials of any U.S., state or foreign government); (2) any use of the Leased Premises by or for an employment agency or bureau (other than Tenant’s normal recruitment activities); (3) any use of the Leased Premises for classroom purposes (other than training purposes, including seminars for clients reasonably related to the sale or use of Tenant’s products or other occasional educational events consistent with the Operating Standard that it may be customary or reasonable for software companies such as Tenant to hold or sponsor); (4) any use of the Leased Premises by or for any user which distributes governmental or other payments, benefits or information to Persons who are required to personally appear at the Leased Premises to collect such benefits; (5) any laboratory use that requires the handling of Hazardous Substances; (6) any medical use involving the treatment of patients or handling of medical waste and/or Hazardous Substances in the Building, other than employee first aid; (7) except as expressly provided in Section 15.01.G, below, retail sales of merchandise to members of the public, other than one or more company stores that may sell products, including clothing branded with Tenant’s logos to Tenant’s employees and/or invitees; (8) any use that interferes with, injures or unreasonably annoys other occupants of the Project; (9) any use that constitutes a nuisance; (10) any use that involves the presence, use, release or discharge of Hazardous Substances (as defined below); provided, however, that Tenant may handle, store, use and dispose of products containing small quantities of Hazardous Substances for general office purposes (such as toner for copiers and standard cleaning solvents and chemicals found in office cleaning supplies and reasonable quantities of other substances that Tenant may store as required to fulfill Tenant’s maintenance obligations under this Lease), to the extent customary and necessary for the Permitted Use of the Leased Premises, so long as Tenant always handles, stores, uses, and disposes of any such Hazardous Substances in a safe and lawful manner and does not allow such Hazardous Substances to contaminate the Leased Premises, Building, or Project or surrounding land or environment); (10) any use that could reasonably be expected to have a material adverse effect on the utility, use, appearance or value of the Building, the Project, or any portion thereof; and (11) any other use of the Leased Premises by any user that is not otherwise permitted in this Lease and will attract a volume, frequency or type of visitor or employee to the Leased Premises which is not consistent with the Operating Standard, or that will in any way impose an excessive demand or use on the facilities or services of the Leased Premises or the Building.

Section 4.03.	Signs and Advertising.
Tenant shall not inscribe, paint, affix, or otherwise display any sign, advertisement or notice on any part of the outside of the Leased Premises, other than signs permitted hereunder; provided, however, (i) that so long as Tenant, any Permitted Transferee or other assignee approved by Landlord occupies at least thirty percent (30%) of the Floor Area of the Leased Premises originally leased hereunder, Tenant shall be entitled to the maximum exterior signage allowed by applicable law and reasonably acceptable to Landlord, subject to compliance with all such applicable laws; provided, however, that any exterior signage located on any portion of the exterior of the Building that is twenty feet (20’) or less in height from grade shall be subject to Landlord’s office sign criteria attached hereto as Exhibit H (the “Single Tenant Office Building Sign Criteria”) and all other matters contained in the public records, including any applicable laws and/or ordinances; and (ii) Tenant will in any event be permitted to install lobby and suite door signage, from time to time at Tenant’s sole cost; provided, however, that any lobby signage visible from outside of the Leased Premises shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed so long as the same complies with the Single Tenant Office Building Sign Criteria. The material, typeface, graphic format and proportions of Tenant’s exterior signage, as well as the precise location of such signage and method of installation, shall be subject to Landlord’s approval, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Landlord hereby approves Tenant’s exterior signage attached hereto as Exhibit G; provided, however, that such approval shall neither constitute a representation and/or warranty that such exterior signage complies with all applicable laws nor obviate the need for Tenant to obtain all necessary approvals and permits for such signage from the City of San Jose, which permits and approvals Tenant shall obtain at Tenant’s sole cost. The failure of Tenant to obtain such approvals shall not release Tenant from any of its obligations under this Lease. Tenant, at its sole expense, shall maintain Tenant’s signs in accordance with the Operating Standard during the Term. Landlord will, to the extent consistent with applicable laws, maintain the Protected Area (as defined below) in such a way to avoid unreasonable obstruction or blocking of the visibility of Tenant’s exterior signs. Tenant, at its sole cost and expense, shall remove all such signs by the expiration or any earlier termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Building and any improvements contained therein, and Tenant shall reasonably repair any injury or defacement including, without limitation, discoloration caused by such installation or removal to an appearance consistent with the Operating Standard. At such time that Tenant, a Permitted Transferee or another Transferee by assignment approved by Landlord no longer occupies at least thirty percent (30%) of the Floor Area of the Leased Premises originally leased hereunder, Tenant’s right to maintain its signage on the exterior of the Building shall terminate within thirty (30) days after Landlord provides Notice of the failure of the foregoing condition. Tenant shall promptly provide Landlord with Notice once Tenant no longer occupies at least thirty percent (30%) of the Floor Area of the Leased Premises originally leased hereunder. Further, promptly upon Landlord’s written request, Tenant shall notify Landlord of the percentage of the Leased Premises occupied by Tenant as of the date of its receipt of such request. If any of Tenant’s signs, advertisements or notices are painted, affixed, or otherwise displayed on the exterior of the Building without the prior written approval of Landlord, then, without limiting Landlord’s other rights hereunder, Landlord shall have the right after ten (10) Business Days prior notice to Tenant, to remove the same, and Tenant shall be liable for any and all costs and expenses incurred by Landlord in such removal. The signage rights provided to any retail Transferee shall be subject to Section 15.01.G, below and such retail Transferee’s rights shall not be dependent on the occupancy test set forth above.
ARTICLE V
RENT

Section 5.01.	Rent Payable.
A.    Commencing on the Rent Commencement Date, Tenant shall pay all Rent owing from time to time to Landlord, without prior Notice or demand and without offset, deduction or counterclaim whatsoever, in the amounts, at the rates and times set forth herein, in the manner set forth in this Section 5.01.A. Tenant shall (i) promptly execute any and all agreements and authorizations, and supply any and all information necessary, to authorize Landlord to initiate debit entries (“Auto-Debit Transfers”) from Tenant’s account to Landlord for such portions of Rent due under this Lease as Landlord may elect to be paid by Auto-Debit Transfer; and (ii) take all actions necessary on Tenant’s part to insure that any and all such payments will be received by the Landlord by the dates due as specified in this Lease. Except for the first month’s Rent and Security Deposit, Landlord initially elects that Minimum Rent and Tenant’s Share of Operating Costs and Taxes shall be paid by Auto-Debit Transfer. Landlord may change any election to cause Rent or any portion thereof to be paid by Auto-Debit Transfer by giving Notice to Tenant at least thirty (30) days prior to the effective date of any change. All payments of Rent not made by Auto-Debit Transfer shall be made at the place set forth in Section 1.01 or as Landlord may otherwise designate by Notice to Tenant at least thirty (30) days prior to the effective date of any change.
B.    If Tenant fails to make any payment of Rent by the date such Rent is due, Tenant shall pay Landlord a late payment charge equal to five percent (5%) of such payment of Rent, except that Landlord agrees to waive such late charge for the first time (but only once) during any Lease Year if Tenant pays the past due Rent within five (5) Business Days after receipt of Landlord’s Notice of nonpayment. Payment of such late charge shall not excuse or waive the late payment of Rent. Tenant acknowledges and agrees that such late charge is a reasonable estimate of the damages Landlord may incur as a result of Tenant’s late payment of Rent, and that it would be impracticable or extremely difficult to determine Landlord’s actual damages.
C.    If Landlord receives two (2) or more checks from Tenant that are dishonored by Tenant’s bank, all checks for Rent thereafter shall be bank certified and Landlord shall not be required to accept checks except in such form. Tenant shall pay Landlord any bank service charges resulting from dishonored checks, plus Five Thousand Dollars ($5,000.00) for each dishonored check as compensation to Landlord for the additional cost of processing such check.
D.    Any payment by Tenant of less than the total Rent due shall be treated as a payment on account. Acceptance of any check bearing an endorsement, or accompanied by a letter stating, that such amount constitutes “payment in full” (or terms of similar import) shall not be an accord and satisfaction or a novation, and such statement shall be given no effect. Landlord may accept any check without prejudice to any rights or remedies which Landlord may have against Tenant.

E.    For any portion of a calendar month at the beginning of the Term, Tenant shall pay in advance the pro-rated amount of the Rent for each day included in such portion of the month.

Section 5.02.	Payment of Minimum Rent.
Tenant shall pay Landlord the Minimum Rent set forth in Section 1.01.F, above, in equal monthly installments, in advance, commencing on the Rent Commencement Date, subject only to the express abatement rights provided in this Lease, and on the first day of each calendar month thereafter throughout the Term. An amount equal to the Prepaid Base Rent shall be paid in advance in accordance with Section 1.01.M, above, and credited toward the first payment of Minimum Rent due hereunder.
ARTICLE VI
COMMON AREAS

Section 6.01.	Use of Common Areas.
A.    Tenant shall have a non-exclusive license to use the Common Areas for ingress to and egress from the Leased Premises, and the non-exclusive right to use any portion of the Common Areas designated for parking, including, without limitation the Lot 7 Parking Garage and Parking Garage for parking, subject to (i) Tenant’s right to exclusively use the Parking Garage during Normal Business Hours, (ii) the exclusive control and management of Landlord and the rights of Landlord, and (iii) to the extent of any such Common Areas are shared with other tenants, the rights of other tenants. Tenant shall comply with such non-discriminatory rules and regulations as Landlord prescribes regarding use of the Common Areas; provided, however, that such rules and regulations shall be consistent with the Operating Standard. Tenant shall not use the Common Areas for any sales or display purposes, or for any purpose which would impede or create hazardous conditions for the flow of pedestrian or other traffic. The Common Areas shall at all times be subject to the exclusive control and management of Landlord.
B.    Landlord, at its sole cost, shall purchase outdoor chairs, tables and umbrellas (collectively, the “Outdoor Furniture”) to be located in the area designated on Exhibit A as the “Outdoor Furniture Area” for the non-exclusive use of Tenant, its employees and invitees. The Outdoor Furniture shall be substantially similar in quality as other outdoor furniture maintained by Landlord in the Common Areas of the Project. Further, Landlord shall clean, maintain, repair and replace such Outdoor Furniture in a manner consistent with the Operating Standard; provided, however, that the cost thereof shall be includable as an Operating Cost.
C.    Notwithstanding anything to the contrary contained in this Lease, with respect to the areas designated as the “Protected Area” on Exhibit A, Landlord agrees that Landlord shall not construct any improvements within the Protected Area that materially and adversely affect access to the Leased Premises via the entrances to the Building or the visibility of Tenant’s exterior signage; provided, however, nothing contained herein shall limit Landlord’s right to install, maintain, repair and/or replace (i) those improvements within the Protected Area and depicted on Exhibit A; (ii) the Outdoor Furniture within the Outdoor Furniture Area; and (iii) landscaping, fountains and other similar types of improvements and amenities within the Protected Area that are typically found in common areas of projects similar to the Project. Further, the foregoing provisions of this section shall not apply in instances where access and/or visibility is temporarily affected as a result of repairs, remodeling, renovation or other construction to the Project or where such changes are required in order to comply with applicable laws.
D.    So long as no Default is continuing and Tenant occupies at least seventy percent (70%) of the Floor Area of the Leased Premises initially leased hereunder, Tenant shall have the right to use the Protected Area for Tenant’s special events (e.g. product launches, company events, job fairs, etc.) (collectively, “Special Event(s)”) subject to the following: (i) Tenant shall provide Landlord with no less than ten (10) Business Days’ prior Notice (a “Special Events Notice”) of any Special Event, which Special Events Notice shall specify the date, time and specific uses (which shall be consistent with the Operating Standard) planned for the specific Special Event; (ii) Tenant may hold Special Events in the Protected Area up to a total of twenty-four (24) days during each Lease Year, provided, however, that no single Special Event shall extend beyond two (2) consecutive days in duration; (iii) all Special Events shall be conducted in accordance with all applicable laws, the terms and conditions of this Lease, and in a manner that will not unreasonably disturb or interfere with the other tenants and occupants of the Project or otherwise impede any loading/drop-off areas, fire-lanes, “no-parking” areas, or ingress/egress generally within the Project; (iv) no Special Event shall be used for the sale, display, marketing, promotion, testing, training or other use that violates the exclusive mercantile rights of any other tenants or occupants in the Project (copies of which Landlord shall provide upon receipt of Tenant’s written request); and (v) if the Special Event will require additional security, then Landlord shall notify Tenant within five (5) Business Days of its receipt of the Special Events Notice whereupon Tenant shall, at its sole cost and expense, arrange for such additional security measures as Landlord may reasonably request. Tenant shall insure Tenant’s activities related to any Special Events, shall clean (including the removal of any and all trash and refuse) the Protected Area both during such Special Event and following the completion of any such Special Event, and shall repair all damage to the Protected Area resulting from any activities related to such Special Event. The rights granted under this Section 6.01.D are personal to the Original Tenant (as defined below) and any Permitted Transferee (as defined below).

Section 6.02.	Management and Operation of Common Areas.
Landlord shall operate, repair, equip and maintain the Common Areas in a manner consistent with the Operating Standard and shall have the exclusive right and authority to employ and discharge personnel with respect thereto (provided Landlord will endeavor to respond, subject to Landlord’s customary employment practices and applicable employment laws, to any reasonable complaints of Tenant regarding the behavior of specific personnel who interact with Tenant or its employees or invitees). Without limiting the foregoing, so long as such use is consistent with the Operating Standard Landlord may (i) use the Common Areas (other than the Protected Area) from time to time for short term promotions, exhibits and displays, outdoor seating, food facilities and any other use which tends to benefit the Project, or any part thereof that are consistent with the Operating Standard; (ii) grant the temporary right to conduct sales in the Common Areas (other than the Protected Area); (iii) erect, remove and lease kiosks, planters, pools, sculptures and other improvements within the Common Areas (other than the Protected Areas); (iv) enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the Project, or any part thereof that do not materially and adversely affect access to the Leased Premises pursuant to the entrances to the Building or the use of the Leased Premises for the Permitted Use or Tenant’s parking rights, or the visibility of Tenant’s exterior signs; (v) construct, maintain, operate, replace and remove lighting, equipment, and signs on all or any part of the Common Areas that do not materially interfere with the visibility of Tenant’s exterior signs; (vi) provide security personnel for the Parking Garage and Lot 7 Parking Garage and/or other Common Areas; and (vii) subject to Tenant’s express parking rights hereunder, restrict parking in the Parking Garage and/or the Lot 7 Parking Garage. Subject to Tenant’s express parking rights hereunder, Landlord reserves the right at any time and from time to time to change or alter the location, layout, nature or arrangement of the Common Areas or any portion thereof, so long as such changes do not unreasonably interfere with access to the Leased Premises via the entrances to the Building or the use of the Leased Premises for the Permitted Use. Landlord shall have the right to close temporarily all or any portion of the Common Areas to such extent as may, in the reasonable opinion of Landlord, be necessary for repairs, replacements or maintenance to the Common Areas, provided such repairs, replacements or maintenance are performed expeditiously and in such a manner so as not to deprive Tenant of access to the Leased Premises and Landlord otherwise uses reasonable efforts to minimize any interference with access to the Leased Premises via the entrances to the Building, or use of the Leased Premises for the Permitted Use and are made in good faith and not with the intent to interfere with the visibility of Tenant’s signs. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

Section 6.03.	Tenant’s Share of Operating Costs and Taxes.
A.    For each Operating Year, Tenant shall pay to Landlord, in the manner provided herein, Tenant’s share of Operating Costs and Taxes (“Tenant’s Share of Operating Costs and Taxes”). The applicable percentage to be applied to each element of Operating Costs and Taxes will be determined in accordance with Sections 1.02(O) and (P); provided, however, that for the Operating Years during which the Term begins and ends, Tenant’s Share of Operating Costs and Taxes shall be prorated based upon the actual number of days Tenant occupied, or could have occupied based on the Term of this Lease, the Leased Premises during each such Operating Year.
B.    Tenant’s Share of Operating Costs and Taxes shall be paid, in advance, without Notice, demand, abatement (except as otherwise specifically provided in this Lease), deduction or set-off, on the first day of each calendar month during the Term, said monthly amounts to be determined on the basis of reasonable estimates prepared by Landlord on an annual basis (each an “Operating Costs Statement”) and delivered to Tenant prior to the commencement of each Operating Year. If, however, Landlord fails to furnish any such estimate prior to the commencement of an Operating Year, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 6.03 in respect of the last month of the preceding Operating Year; (b) promptly after such estimate is furnished to Tenant, Landlord shall give Notice to Tenant whether the installments of Tenant’s Share of Operating Costs and Taxes paid by Tenant for the current Operating Year have resulted in a deficiency or overpayment compared to payments which would have been paid under such estimate, and Tenant, within ten (10) days after receipt of such estimate, shall pay any deficiency to Landlord and any overpayment shall at the option of Tenant be credited against future payments required by Tenant, or paid to Tenant; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout the remainder of the Operating Year, Tenant shall pay to Landlord the monthly payment shown on such estimate. Landlord may at any time or from time to time not more than twice each year furnish to Tenant a revised estimate of Tenant’s Share of Operating Costs and Taxes for such Operating Year, and in such case, Tenant’s monthly payments shall be adjusted and paid or credited, as the case may be, substantially in the same manner as provided in the preceding sentence. Each Operating Costs Statement provided by Landlord shall be conclusive and binding upon Tenant unless within sixty (60) days after receipt thereof, Tenant notifies Landlord that it disputes the correctness thereof, specifying those respects in which Tenant claims the Operating Costs Statement to be incorrect. After the expiration of each Operating Year, Landlord shall submit to Tenant a statement showing the determination of Tenant’s Share of Operating Costs and Taxes (the “Reconciliation Statement”). If such statement shows that the total of Tenant’s monthly payments pursuant to this Section 6.03 exceed Tenant’s Share of Operating Costs and Taxes, then Landlord will credit such refund to the next payment(s) coming due or, at the election of Tenant, refund such monies to Tenant; provided, however, that no such refund shall be made while Tenant is in Default of any provision of this Lease and such Default shall continue. If such Reconciliation Statement shows that Tenant’s Share of Operating Costs and Taxes exceeded the aggregate of Tenant’s monthly payments pursuant to this Section 6.03 for the applicable Operating Year, then Tenant shall, within thirty (30) days after receiving the statement, pay such deficiency to Landlord. Each Reconciliation Statement provided by Landlord shall be conclusive and binding upon Tenant unless within one hundred twenty (120) days after receipt thereof, Tenant notifies Landlord that it disputes the correctness thereof. Tenant or its agent (which, in either event, shall be an accountant experienced in conducting such audits that is not paid on a contingency basis) shall have the right, during the one hundred twenty (120) day period following delivery of a Reconciliation Statement, at Tenant’s sole cost to review, in Landlord’s offices or in the offices of Landlord’s property manager in the Project, Landlord’s records of Operating Costs and Taxes for the subject Operating Year during normal business hours and upon at least fifteen (15) days prior Notice to Landlord (“Audit”). No Audit shall in any way delay or excuse Tenant’s obligation to pay any deficiency referenced in the Reconciliation Statement within the time period stated above. If Tenant does not complete its Audit and object in writing to the Reconciliation Statement within one hundred twenty (120) day period of its receipt of such Reconciliation Statement, then such Reconciliation Statement shall be deemed final and binding on Landlord and Tenant. Tenant and its agents shall keep any information gained from its Audit of Landlord’s books and records confidential and shall not disclose any such information to any other party, except (x) as required by applicable laws, including securities laws, (y) in any litigation to resolve any disputed amounts with Landlord (provided such disclosure shall be limited to matters relating to such dispute), or (z) as otherwise required by law in response to a court order or legal process; provided, however, that in the event disclosure is required under this clause (z), Tenant shall provide Landlord with prompt notice of any such disclosure requirement so that Landlord may seek an appropriate protective order and/or waive Landlord’s compliance with such requirement. Subject to the foregoing, Landlord may require that Tenant and/or its auditor execute a commercially reasonable non-disclosure agreement prior to making any records available for review. Only one (1) Audit may be performed with respect to each Operating Year. Tenant shall promptly provide Landlord with a full and complete copy of any Audit. If such Audit discloses a liability for a refund by Landlord and if Landlord agrees with the analysis provided in Tenant’s Audit, then Landlord shall remit such refund to Tenant within thirty (30) days; provided, however, that Landlord shall have the right, without the obligation, to apply all or any portion of such refund to remedy any monetary Default by Tenant occurring hereunder; provided, further, it is expressly covenanted and agreed that such remedy by Landlord shall not be deemed to waive, or release, the monetary Default of Tenant. If such Audit discloses a liability for a payment by Tenant, then Tenant shall remit such payment to Landlord within thirty (30) days. Further, if such Audit establishes (either by agreement with Landlord or determination by the Audit Professionals (as defined below)) that the Reconciliation Statement overstated the total amount owed by Tenant by more than five percent (5%), then Landlord shall be responsible for the reasonable, out-of-pocket expenses paid by Tenant to third parties in connection with such Audit up to Ten Thousand Dollars ($10,000) per Audit. Except as provided in the preceding sentence, Tenant shall be responsible for all costs and expenses associated with such Audit. Notwithstanding the foregoing, in the event Landlord disputes the findings of an Audit and the parties are unable to resolve such dispute within thirty (30) days, then Landlord and Tenant agree to submit any disputed items to a firm of real estate audit professionals mutually acceptable to Landlord and Tenant (“Audit Professionals”) for resolution (as provided below) and any payment or refund shall not become effective until ten (10) day after the determination of the Audit Professionals. If Landlord and Tenant cannot agree on Audit Professionals within fifteen (15) days of the expiration of such thirty (30) day period, then Landlord and Tenant shall each, within ten (10) days of the expiration of such fifteen (15) day period, select one (1) independent firm of Audit Professionals, and such two (2) Audit Professionals shall together select a third Audit Professional, which third firm shall be the Audit Professional who shall resolve the dispute. The third Audit Professional shall be entitled to review all records relating to the disputed items. The determination of the third Audit Professional shall be final and binding upon both Landlord and Tenant and the third Audit Professional’s expenses shall be borne by the party against whom the decision is rendered. Notwithstanding any contrary provision hereof, Tenant may not examine Landlord’s records or dispute any Annual Statement if there is an uncured Default that is continuing, no assignee of Tenant’s interest in this Lease or the Leased Premises shall have the right to review Landlord’s records or dispute any Reconciliation Statement for any period during which such transferee was not in possession of the Leased Premises, and no sublessee of Tenant shall have the right to review Landlord’s records or dispute any Reconciliation Statement.
C.    “Operating Costs” means the following expenses and costs which Landlord shall pay or become obligated to pay because of or in connection with owning, operating, managing, painting, repairing, insuring and cleaning the Building, the Parking Garage and, only to the extent expressly provided below, the Commercial Portion of the Project, as applicable:

(i)    a property management fee equal to the lesser of (a) the actual property management fee paid by Landlord to an independent third party property management company if Landlord retains a third party property management company to manage the Common Areas, or (b) three percent (3%) of annual Minimum Rent (it being agreed that during the Abatement Period, such property management fee shall be based on the Minimum Rent shown on the Minimum Rent schedule set forth in Section 1.01, above, without considering the abatement of Minimum Rent during such period);
(ii)    the cost of all insurance coverage, including self-insurance, for the Building and the Parking Garage including but not limited to the costs of premiums for insurance with respect to personal injury, bodily injury, including death, property damage, business interruption, workmen’s compensation insurance covering personnel and such other insurance as Landlord shall deem reasonably necessary and is permitted to maintain under this Lease, which insurance Landlord may maintain under policies covering other properties owned by Landlord in which event the premium shall be reasonably allocated among all properties covered by such insurance (collectively, the “Insurance Costs”);
(iii)    the cost of providing the services described in Sections 7.01 below, except as otherwise expressly provided therein, or unless the service is directly metered and paid to the relevant utility;
(iv)    the cost of providing security services to the Commercial Portion, allocated as set forth in this Lease;
(v)    the cost of performing Landlord’s obligations under Section 10.01 below, subject to the exclusions set forth herein; and
(vi)    any other costs incurred by Landlord in connection with the ownership, management, maintenance, repair and operation of the Leased Premises, Building and Parking Garage except as otherwise expressly provided in this Lease.
Landlord shall have the right, from time to time, to equitably allocate any Operating Costs applicable to the Project among different portions or occupants of the Project (the “Cost Pools”); provided, however, in no event shall the use of such Cost Pools result in a duplication of Operating Costs and all such allocations will be made in accordance with sound property management practices and general in accord with the practices of similar landlords of mixed-use projects. Such Cost Pools may include, but shall not be limited to, the office space tenants of a particular building of the Project or of the Project, the retail space tenants of a particular building of the Project or of the Project, the hotel tenants of a particular building of the Project and the Residential Portion of the Project, but all such allocations shall be reasonable such that there is no material cross-subsidy or underpayment of Operating Cost contribution by any user in relation to the services consumed by any such user. The Operating Costs allocated to any such Cost Pool shall be allocated and charged to the tenants and occupants within such Cost Pool in otherwise in an equitable manner, in Landlord’s reasonable discretion.
Notwithstanding the foregoing, Operating Costs will in no event include the following: (1) costs paid directly by Tenant; (2) depreciation on the Building; (3) debt service; (4) rental under any ground or underlying lease; (5) interest unless expressly recoverable under this Lease, (6) attorneys’ fees and expenses or other costs, including brokers’ commissions incurred in connection with lease negotiations or lease disputes with prospective, current or past Building tenants, including the negotiation of letters of intent or leases; (7) the cost of any improvements, equipment or tools that would be properly classified as capital expenditures under generally accepted accounting principles (except that the following capital costs may be included in Operating Costs: (i) the cost of any capital improvements made by Landlord to the Building or capital assets acquired by Landlord during the term of this Lease for the Building, or Project if such capital improvements or capital assets are required under any governmental law, regulation or insurance requirement, that shall come into effect after the date of Substantial Completion, such cost or allocable portion to be amortized over the useful life thereof, together with interest on the unamortized balance at a rate per annum equal to the actual rate of interest paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets as reasonably documented by Landlord; provided, however, that if Landlord does not borrow funds for such construction or acquisition, then interest at the rate of one percent (1%) above the prime rate of Wells Fargo Bank, N.A. or such successor national bank selected by Landlord then in force (the “Imputed Interest Rate”); and (ii) the cost of any capital improvements made by Landlord to the Building or Project or capital assets acquired by Landlord after the date hereof that are reasonably determined by Landlord to reduce other Operating Costs, such cost or allocable portion thereof to be amortized over the useful life thereof (except that Landlord may include as an Operating Costs in any calendar year a portion of the cost of such a capital improvement or capital asset equal to Landlord’s estimate of the amount of the reduction of other Operating Expenses in such year resulting from such capital improvement or capital asset, if such amount is greater than the amortization provided, until such amount and interest as calculated hereunder is fully amortized), together with interest on the unamortized balance at a rate per annum equal to the actual interest rate paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets to reduce Operating Costs; provided, however, that if Landlord does not borrow funds for the foregoing, then interest at the Imputed Interest Rate will be applied to any outstanding unamortized balance); and (iii) the cost of any capital improvements made by Landlord to the Building Project or the Parking Garage or capital assets acquired by Landlord during the term of this Lease; provided, however, that Operating Costs shall not contain as a component thereof in any one Lease Year a charge for the capital expenditures referenced in this subparagraph (iii) in excess of One Hundred Thousand Dollars ($100,000.00) (the “CapEx Cap”); provided, that the CapEx Cap shall be increased by ten percent (10%) on the first (1st) day of the fifth (5th) Lease Year and every fifth (5th) year thereafter during the Term and any extensions and renewals thereof); (8) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants, including tenants of the Retail Area advertising expenses relating to vacant space or real estate brokers’ or other leasing commissions; (9) costs of utilities for any tenant’s premises if separately metered, (10) costs incurred in connection with the original construction of the Building or Project or in connection with any major change in the Building that is not made at the request of Tenant, or any change to the Building or Project that is required to correct any violation of law not caused by Tenant existing on the Rent Commencement Date, or a breach by Landlord of the Lease, including the Work Letter; (11) costs for which Landlord is fully reimbursed by any tenant or occupant of the Building or by insurance by its insurance carrier or any tenant’s insurance carrier or by anyone else; (12) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (13) costs associated with the operation of the business of the partnership or limited liability company or other entity that may from time to time constitute Landlord, as the same are distinguished from the costs of operation of the Building or Project, including accounting and legal matters, costs of defending any lawsuits with any Mortgagee (except as the actions of Tenant may be the issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building or Project (including, without limitation, attorneys’ fees and costs), costs (including, without limitation, attorneys’ fees and costs) of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations respecting Landlord and/or the Building; (14) the wages and benefits of any employee who does not devote substantially all of his or her time to the Building or Project, unless such wages and benefits are prorated to reflect time spent by any such employee on maintaining, securing, repairing, operating or managing the Building or Project vis-a-vis the total time spent by any such employee on matters unrelated to such activities, and in any case no wages or benefits of any employee of Landlord above Building manager will be included in Operating Costs; (15) costs paid to Landlord or to affiliates of Landlord for services in the Building or Project to the extent the same materially exceed or would materially exceed the costs for such services if rendered by first class unaffiliated third parties on a competitive basis; (16) costs arising from Landlord’s political or charitable contributions; (17) costs for sculpture, paintings or other objects of art; (18) Landlord’s general corporate overhead; (19) costs of removal or remediation of Hazardous Substances; (20) the cost of rental for items (except when needed in connection with normal repairs and maintenance or keeping permanent systems in operation while repairs are being made) which if purchased, rather than rented, would constitute a capital improvement or expense except to the extent permitted above; (21) expenses directly resulting from defaults by or the gross negligence or willful misconduct of Landlord, its agents, servants or employees; (22) intentionally deleted; (23) penalties, fines and late charges resulting from Landlord’s failure to make payments when required under applicable law, unless resulting from the failure of Tenant to pay Rental as and when required herein; (24) costs arising from latent defects in any portion of the Landlord’s Work for a period of one (1) year after Substantial Completion of the Landlord Work; and (25) costs associated exclusively with the retail portions of the Commercial Portion, if any. The foregoing will not in any event be construed to prohibit payment to Landlord of any Tenant Capital Repair Amortization in accordance with Article X hereof, the Metered Charge for the Condenser Water System provided herein, but the foregoing limitations on inclusions of capital expenditures will apply to any capital expenses included in the expense base for the purposes of calculating the Metered Charge.
D.    “Taxes” means all governmental or quasi-governmental real estate taxes, fees, charges, impositions and assessments (whether general, special, ordinary, or extraordinary) applicable to the Building and/or Project (including without limitation any assessments or charges by any business improvement district), together with all reasonable costs and fees (including reasonable appraiser, consultant and attorney’s fees) incurred by Landlord in any tax contest, appeal or negotiation. “Taxes” shall also include that portion of any ground rent payments made by Landlord that represent the pass-through of real estate taxes from any ground lessor to Landlord and all rent or services taxes and/or so-called “gross receipts” or “receipts” taxes (including, but not limited to, any business license, sales, use or similar taxes) whether or not enacted in addition to, in lieu of or in substitution for any other tax. “Taxes” shall also include any personal property taxes incurred on Landlord’s personal property used in connection with the Building. “Taxes” shall not include personal income taxes, personal property taxes, inheritance taxes, or franchise taxes levied against the Landlord, and not directly against said property, even though such taxes might become a lien against said property.
ARTICLE VII
SERVICES AND UTILITIES

Section 7.01.	Services Provided by Landlord.
So long as Tenant is not in Default under this Lease, Landlord shall provide the following facilities and services to Tenant as part of Operating Costs (except as otherwise provided herein), consistent with the Operating Standard:
A.    Access to the Building, Parking Garage and Lot 7 Parking Garage (subject to the rights of other users after Business Hours) twenty-four (24) hours per day, seven (7) days per week subject only to closures for casualty or public disturbance.
B.    Repair and maintenance of the Common Areas, including, without limitation, cleaning, sweeping, trash removal, resurfacing and restriping of or in the Parking Garage and Lot 7 Parking Garage and other general upkeep of the Parking Garage and Lot 7 Parking Garage;
C.    Delivery of condenser water to the HVAC systems serving the Leased Premises from the condenser water distribution system serving the Project (the “Condenser Water System”) as specified in Exhibit B-1; provided, the foregoing shall not be included in Operating Costs but, instead, shall be paid by Tenant as part of the Metered Charge (as defined below).
D.    Provision of electric lighting service to the Parking Garage and hot and cold water to the showers provided for the use of Tenant’s personnel in the Locker Room in the Parking Garage and maintenance of the plumbing and fixtures associated therewith;
E.    Maintenance of electric bulbs and other lighting elements for Building standard light fixtures in the Parking Garage;
F.    Provision of security services to the Parking Garage in a manner consistent with Landlord’s provision of security services to the Commercial Portion; and
G.    Provision of a twenty-four (24) passenger-capacity shuttle service between the Building and the Diridon CalTrain Station which shall be available for the exclusive use of Tenant’s employees and invitees free of charge, subject to the reasonable rules and regulations imposed by Landlord and/or the shuttle service regarding proper identification. The shuttle service shall operate on Business Days four (4) times during the morning commute hours of 6:00 a.m. and 9:00 a.m. and four (4) times during the afternoon commute hours from 3:00 p.m. to 6:00 p.m., provided that the specific schedule for the shuttle service shall be reasonably determined from time to time by Landlord taking into consideration the CalTrain schedule, Tenant’s operating hours and all other reasonable factors, including any transportation management plan applicable to the Project. Notwithstanding the foregoing, Landlord shall have the right to alter, suspend and/or terminate the shuttle service upon not less than thirty (30) days prior Notice to Tenant due to low ridership, as reasonably determined by Landlord.

Section 7.02.	Landlord’s Access to Leased Premises.
Landlord shall have access to and reserves the right to inspect, erect, use, connect to, maintain and repair pipes, ducts, conduits, cables, plumbing, vents and wires, and other facilities in, to and through the Leased Premises as and to the extent that Landlord may now or hereafter deem to be reasonably necessary or appropriate for the proper operation and maintenance of the Building or the Parking Garage and the right at all times to transmit water, heat, air conditioning and electric current through such pipes, conduits, cables, plumbing, vents and wires and the right to interrupt the same in the event of an Emergency (as defined below) without eviction of Tenant or abatement of Rent, provided that, except in the event of an Emergency, no such facilities or work shall unreasonably interfere with the use of the Leased Premises for the Permitted Use, access to the Leased Premises via the entrances to the Building or result in a reduction of the Floor Area of the Leased Premises by more than one percent (1%) of any floor thereof and one percent (1%) on an aggregate basis. Any failure by Landlord to furnish the services described in Section 7.01 (or any other services as may be required of Landlord under this Lease) resulting from circumstances beyond Landlord’s reasonable control or from interruption of such services due to repairs or maintenance, shall not render Landlord liable in any respect for damages to either Person or property, nor be construed as an eviction of Tenant, nor cause an abatement of Rent hereunder, nor relieve Tenant from any of its obligations hereunder, unless expressly provided to the contrary in this Lease. If any public utility or governmental body shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service for the Leased Premises or the Building, Landlord and Tenant shall comply with such requirements without any liability on the part of Landlord to Tenant or any other Person or any reduction or adjustment in Rent payable hereunder. Landlord and its agents shall be permitted reasonable access to the Leased Premises for the purpose of installing and servicing systems within the Leased Premises deemed reasonably necessary by Landlord to perform Landlord’s obligations under this Lease, provided that, except in the event of an Emergency, no such work shall unreasonably interfere with the use of the Leased Premises for the Permitted Use or access to the Leased Premises via the entrances to the Building. For purposes of this Lease, an “Emergency” shall mean an event that poses an imminent risk to the health or safety of persons or property in the Building. Further, Tenant agrees that the tenants of the Project shall be permitted to access the dumpsters and/or trash compactors located in the loading dock at the rear of the Building for the sole purpose of disposing of their trash and refuse; subject however to Landlord’s indemnity in Section 8.01(B) hereof.

Section 7.03.	Utilities.
A.    Tenant shall pay, when due, all charges for water, sewer, electricity, telephone service and other utilities supplied to the Leased Premises (“Utility Charges”). Electric utility charges shall be based upon test meter readings, and water utility charges (including, without limitation, Landlord supplied condenser water) shall be based upon flow and/or BTU meter readings as provided below. Tenant shall also pay Landlord Tenant’s proportionate share of Utility Charges for any non-separately metered utilities as reasonably documented by Landlord, calculated by Landlord reasonably consistent with the practices of other first class institutional landlords for calculation of such charges. Notwithstanding anything to the contrary in this Lease, (i) all utility charges to the Retail Area shall be separately metered at Landlord’s sole cost and expense, and no portion of any such charges shall be included in the Utility Charges assessed to the Leased Premises, and (ii) if the Building includes facilities such as elevators for access to the retail areas of the Project that are excluded from the calculation of Floor Area for the purposes hereof, all such areas and/or facilities will be separately metered at Landlord’s sole cost and expense.
B.    Landlord shall install, at Landlord’s expense, a check meter, test meter or other such device(s) that separately measures actual electricity and water usage for and in the Leased Premises. Tenant shall pay Landlord electric and water Utility Charges based upon such readings, plus a reasonable, non-discriminatory service fee for reading Tenant’s check meter, test meter or other such device(s), within ten (10) Business Days after billing, provided such Utility Charges shall be comparable to the rate Tenant would have paid had the relevant utilities been charged directly for the same services by the local utility authority plus a reasonable meter check fee. It is the intent of the parties that Utility Charges shall be separate from and in addition to Tenant’s Share of Operating Costs.
C.    Notwithstanding the foregoing, Landlord, as part of the Landlord’s Work, shall install, at Tenant’s expense, flow and/or BTU meters that measure Tenant’s use of condenser water from the Condenser Water System, and, in addition to payment of Tenant’s Share of Operating Costs, Tenant shall pay Landlord’s standard, nondiscriminatory metered charge, assessed in the same manner for all tenants of the Project that use such Condenser Water System based on metered usage, and consistent with the practices of other first class institutional landlords that bill tenants for use of condenser water from shared condenser water systems, for the condenser water delivered to the HVAC systems serving the Leased Premises and/or for any other uses of such condenser water approved by Landlord, which charge shall include the cost of such condenser water as assessed by the water utility, the cost of the electricity necessary to produce such condenser water and deliver it to the Leased Premises as shown on meters that shall service the Condenser Water System, the cost of the scheduled regular maintenance on the Condenser Water System, and a seven and one-half percent (7.5%) management fee (collectively, the “Metered Charge”). The Metered Charge shall be billed to Tenant no more frequently than monthly and Tenant shall pay Landlord the Metered Charge within thirty (30) days after receipt of each Landlord invoice therefor, which shall detail and reasonably substantiate any relevant charges. At the time Landlord provides a Reconciliation Statement, Landlord will provide Tenant with a statement of the total amounts billed to Tenant and to other tenants for the Condenser Water System in the aggregate, and total costs to operate the system, including the management fee, for Tenant’s review. In addition, Tenant shall pay Tenant’s Share (as determined in accordance with Section 1.02.O, above) of the cost of repairing and replacing the Condenser Water System and/or components thereof, subject to the same exclusions set forth in Section 6.03.C, above, applicable to Operating Costs but applied to the costs of such repairs and/or replacements.
D.    Tenant, promptly upon request, shall deliver to Landlord (or, at Landlord’s option, execute and deliver to Landlord an instrument enabling Landlord to obtain from such provider) any data about such consumption that Landlord, in its reasonable judgment, is required to disclose to a prospective buyer, tenant or Lender or prospective Lender under California Public Resources Code §25402.10 or any similar law. Landlord hereby authorizes Tenant to make any disclosures required in connection with foregoing and shall reasonably cooperate with Tenant to provide Tenant with any data required to complete any Data Verification Checklist or other document required to be completed to comply with the foregoing. The foregoing will not in any event be construed to require Tenant to report any data that is generated by any Landlord operated system, such as the Condenser Water System, or that is in the exclusive control of Landlord.
ARTICLE VIII
INDEMNITY AND INSURANCE

Section 8.01.	Indemnity.
A.    Tenant shall indemnify, defend and hold Landlord, its lessors, partners and members, and their respective shareholders, partners, members, trustees, agents, representatives, directors, officers, employees and

Mortgagee(s) (collectively, “Landlord’s Indemnitees”) harmless from and against all claims, causes of action, suits, proceedings, liabilities, losses, obligations, damages, judgments, penalties, claims, costs, charges and expenses (including, without limitation, reasonable architects’, consultants’ and attorneys’ fees and costs) (collectively, “Losses”) which may be imposed upon, incurred by, or asserted against any of Landlord’s Indemnitees by a third party and arising, directly or indirectly, out of or in connection with (i) Tenant’s breach of its obligations under this Lease, or (ii) the acts or omissions of Tenant, its subtenants or the respective agents, contractors, employees, servants or licensees in, on or about the Leased Premises, Building, Parking Garage or Project. Tenant shall not be obligated to indemnify Landlord’s Indemnitees against loss, liability, damage, cost or expense arising out of a claim for which Tenant is released from liability pursuant to Section 8.07 below, or a claim to the extent arising out of the willful misconduct or negligent acts or omissions of Landlord or its agents, employees or contractors.
B.    Landlord shall indemnify, defend and hold Tenant, its partners, officers, shareholders, members, trustees, principals, agents, directors and employees (collectively, “Tenant’s Indemnitees”) harmless from and against all Losses which may be imposed upon, incurred by, or asserted against any of the Tenant’s Indemnitees by a third party and arising, directly or indirectly, out of or in connection with (i) Landlord’s breach of its obligations under this Lease, (ii) the gross negligence or willful misconduct of Landlord or its agents, contractors, servants, employees and/or licensees in, on or about the Building, Parking Garage or Project and/or (iii) the negligence or willful misconduct of any lessee, sublessee, licensee or occupant of the Project solely in connection with their access to, or use of, the trash disposal facilities located within the Tenant’s loading dock. Landlord shall not be obligated to indemnify Tenant’s Indemnitees against loss, liability, damage, cost or expense arising out of a claim for which Landlord is released from liability pursuant to Section 8.07 below, or a claim to the extent arising out of the willful misconduct or negligent acts or omissions of Tenant or its agents, employees or contractors.

Section 8.02.	Landlord Not Responsible for Acts of Others.
Landlord shall not be liable to Tenant, nor to those claiming through Tenant, for any loss, theft, injury, liability or damage of, for or to Tenant, Tenant’s Indemnitees, Tenant’s business and/or the property of Tenant or Tenant’s Indemnitees which may result from any of the following unless expressly covered under Section 8.01(B), above: (i) any act, omission, fault or negligence of other tenants, occupants or licensees, their respective agents, employees or contractors, or any other Persons (including occupants of adjoining or contiguous buildings, owners of adjacent or contiguous property, or the public); (ii) the breaking, bursting, backup, stoppage or leaking of electrical or phone/internet cables and wires, or water, gas, sewer, HVAC or steam pipes or ducts serving the Leased Premises and/or the Building; (iii) the reduction or interruption of electrical energy, water, gas and/or any other utilities to the Leased Premises; (iv) water, snow or ice being upon the Building or coming into the Leased Premises; and/or (v) earthquake or other acts of God. Tenant acknowledges that its use of the Leased Premises and the Building is at its own risk, subject to Landlord’s indemnity under Section 8.01(B), above.

Section 8.03.	Tenant’s Insurance.
Commencing on the earlier of the date Landlord delivers possession of the Leased Premises to Tenant in the condition required hereunder or the date Tenant is given earlier access to the Leased Premises, and continuing at all times during the Term thereafter, Tenant shall carry and maintain:
A.    Commercial General Liability (on a current ISO occurrence form or equivalent) with a deductible of not more than Twenty-Five Thousand Dollars ($25,000.00) (the “Deductible Cap”); provided, however, that the Deductible Cap shall be One Hundred Thousand ($100,000.00) so long as the original Tenant signatory hereto (i.e., Splunk Inc.) (the “Original Tenant”), any Permitted Transferee (as defined herein) maintains a Net Worth (as defined below) of at least One Hundred Million Dollars ($100,000,000), naming Tenant as the named insured and Landlord and (at Landlord’s request) Landlord’s mortgagee (and managing agent), if any, Landlord’s property manager, if any, and Federal Realty Investment Trust (“FRIT”), if FRIT is not the Landlord under this Lease, as additional insureds, providing an Additional Insured – Managers or Lessors of Premises Endorsement (#CG-20-11-01-96 or equivalent) protecting Tenant and the additional insureds against liability for bodily injury, death and property damage with respect to liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto, with limits not less than per occurrence limit and general aggregate of Five Million Dollars ($5,000,000.00). If the policy also covers locations other than the Leased Premises, the policy shall include a provision to the effect that the aggregate limit shall apply separately at the Leased Premises. These policy limits may be obtained through any combination of primary and excess insurance. If Tenant sells, serves or distributes alcoholic beverages in or on the Leased Premises or the Protected Area (e.g., during any Special Events), then such General Liability Insurance shall include Liquor Legal Liability coverage at the same minimum limits of liability as shown above. If Tenant sells, serves or distributes food in or on the Leased Premises, then such General Liability Insurance shall include products liability with a combined single limit of Two Million Dollars ($2,000,000.00) per occurrence and an aggregate limit of Two Million Dollars ($2,000,000.00).
B.    “All Risks” or “Special Causes of Loss Form” property insurance covering all of Tenant’s Property, Leasehold Improvements and Specialized Leasehold Improvements (as each are defined in Section 9.05. below), and coverage for those building components for those portions of the Leased Premises that Tenant is responsible to repair pursuant to Section 10.02. below and written for at least the full replacement cost with a deductible of not more than the Deductible Cap; provided, however, that the Deductible Cap shall be One Hundred Thousand ($100,000,000.00) so long as the Original Tenant or any Permitted Transferee maintains a Net Worth of at least One Hundred Million ($100,000,000).
C.    Plate glass insurance covering all plate glass in the Leased Premises. Tenant shall be and remain liable for the repair and restoration of all such plate glass.
D.    Comprehensive boiler and machinery coverage, including electrical apparatus, if applicable.
E.    Business interruption, loss of income and extra expense insurance in amounts sufficient to pay for Tenant’s expenses and lost income for at least twelve (12) months.
F.    Worker’s compensation insurance and employer’s liability insurance with a minimum of One Million Dollars ($1,000,000.00), and statutory worker’s compensation insurance as required by the State of California. Such policy shall provide a waiver of subrogation in favor of all Landlord and Landlord’s managing agent.
Notwithstanding anything set forth above, all dollar limits specified in this Section 8.03. may be adjusted not more than once every three (3) years of the Term effective not less than sixty (60) days after the date of any proposed increase, to effect (i) economically equivalent insurance coverage, or coverage deemed adequate in light of then existing circumstances, based on the written recommendations of a reputable insurance consultant retained by Landlord at Landlord’s sole cost and the practices of owners of comparable mixed-projects in the area of the Project, provided the written report containing the consultant’s recommendation will be provided to Tenant together with any proposed increase in coverage, and/or (ii) the requirements of Landlord’s then-Mortgagee.

Section 8.04.	Tenant’s Contractor’s Insurance.
Tenant shall cause any contractor performing work on the Leased Premises to obtain, carry and maintain, at no expense to Landlord the following coverages with limits not less than indicated: (i) worker’s compensation insurance, as required by the State of California and employer’s liability with limits not less than Five Hundred Thousand Dollars ($500,000.00) providing a waiver of subrogation in favor of Landlord, Federal Realty Investment Trust, if FRIT is not the Landlord and Landlord’s managing agent (if applicable); (ii) builder’s risk insurance with a deductible no greater than One Hundred Thousand Dollars ($100,000.00) in the amount of the full replacement cost of Tenant’s Property and Leasehold Improvements; (iii) Commercial General Liability Insurance, including completed operations and contractual liability coverage, providing on an occurrence basis limits not less than Three Million Dollars ($3,000,000.00) per occurrence and general aggregate, and if the policy also covers projects other than the Leased Premises, the policy shall include a provision to the effect that the aggregate limit shall apply separately at the Leased Premises naming Landlord, Federal Realty Investment Trust, if FRIT is not the Landlord and Landlord’s managing agent (if applicable) as additional insureds using the current ISO Additional Insured Endorsement forms CG 20 38 for ongoing operations and CG 20 37 for completed operations or their equivalent providing coverage at least as broad; and (iv) business automobile liability insurance including the ownership, maintenance and operation of the automotive equipment, owned, hired, and non-owned coverage with a combined single limit of not less than One Million Dollars ($1,000,000.00) for bodily injury and property damage. If the contractor fails to acquire such insurance, Tenant shall provide such insurance (except worker’s compensation insurance and employer’s liability). These policy limits may be obtained through any combination of primary and excess insurance. Notwithstanding anything to the contrary contained above, Tenant shall cause any contractor performing any portion of the Tenant Work to maintain Commercial General Liability Insurance, including completed operations and contractual liability coverage, providing on an occurrence basis limits not less than Five Million Dollars ($5,000,000.00) per occurrence and Ten Million Dollars ($10,000,000.00) general aggregate until Substantial Completion (and thereafter limits of not less than Five Million Dollars ($5,000,000.00) per occurrence and general aggregate, and if the policy also covers projects other than the Leased Premises, the policy shall include a provision to the effect that the aggregate limit shall apply separately at the Leased Premises.

Section 8.05.	Policy Requirements.
Any company writing any insurance which Tenant is required to maintain or cause to be maintained under Sections 8.03 and 8.04 as well as any other insurance pertaining to the Leased Premises or the operation of Tenant’s business therein (all such insurance being referred to as “Tenant’s Insurance”) shall at all times be licensed and qualified to do business in the jurisdiction in which the Leased Premises are located and shall have received an A-VII or better rating by the latest edition of A.M. Best’s Insurance Rating Service. All of Tenant’s Insurance may be carried under a blanket policy covering the Leased Premises and any other location of Tenant, if (i) the coverage afforded Landlord and any designees of Landlord shall not be reduced or otherwise adversely affected, and (ii) such blanket policy allocates to the properties and liabilities to be insured under this Article VIII an amount not less than the amount of insurance required to be covered pursuant to this Article VIII, so that the proceeds of such insurance shall not be less than the proceeds that would be available if Tenant were insured under a unitary policy. Tenant’s and Tenant’s contractors Commercial General Liability policies shall name Landlord and/or its designees described in Section 8.03(A), above as additional insured, and Tenant’s property insurance policies shall name Landlord and/or its designees as loss payee for Leasehold Improvements and betterments. All policies of Tenant’s Insurance shall, if available from the insurer, contain endorsements requiring the insurer(s) to give to all additional insureds at least thirty (30) days’ advance Notice of any reduction, cancellation, termination or non-renewal of said insurance. If such endorsement is not available, then Tenant shall notify Landlord in writing of any potential cancellation or material modification of Tenant’s insurance policies of which Tenant has knowledge at least ten (10) Business Days before any such insurance shall be cancelled or modified. Tenant shall be solely responsible for payment of premiums for all of Tenant’s Insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant’s Insurance is first required to be carried by Tenant, and upon renewals within three (3) days from the expiration of the term of any such insurance policy (provided, however, in no event shall Tenant allow any such insurance to lapse at any time during the Term), a certificate of insurance of all policies of Tenant’s Insurance. The limits of Tenant’s Insurance shall not limit Tenant’s liability under the Lease, at law, or in equity. Tenant’s Commercial General Liability Insurance shall be primary and non-contributory with respect to Landlord’s liability arising out of the act or omission of Tenant, its officers, agents, contractors, employees. If Tenant fails to deposit a certificate of insurance with Landlord (which shows compliance with the provisions of this Article VIII) within three (3) days after Notice from Landlord, Landlord may acquire such insurance, and Tenant shall pay Landlord the amount of the premium applicable thereto within five (5) days following Notice from Landlord.
Neither the insurance requirements set forth in the Lease nor the Landlord’s review and approval of any insurer or insurance policy shall be deemed to limit the Tenant’s obligations under this Lease or the Tenant’s underlying liability in any manner. The insurance requirements herein merely prescribe the minimum amounts and forms of insurance coverage that the Tenant and their contractors are required to carry. Any failure by the Landlord to enforce in a timely manner any of the provisions of the Lease shall not act as a waiver to enforcement of any of such provisions at a later date.

Section 8.06.	Increase in Insurance Premiums.
Tenant shall not keep or do anything in the Leased Premises, the Building, or the Common Areas (including, without limitation, the Parking Garage) that will: (i) cause an increase in the rate of any insurance on the Building and/or Project; (ii) violate the terms of any insurance coverage on the Building or Project carried by Landlord or any other tenant; (iii) prevent Landlord from obtaining such policies of insurance acceptable to Landlord or any Mortgagee of the Building; or (iv) violate the rules, regulations or recommendations of Landlord’s insurers, loss prevention consultants, safety engineers, the National Fire Protection Association, or any similar body having jurisdiction over the Leased Premises. If Tenant does so, and Tenant does not correct the relevant condition within thirty (30) days after Notice, Tenant shall pay to Landlord upon demand the amount of any increase in any such insurance premium. In determining the cause of any increase in insurance premiums, the schedule or rate of the organization issuing the insurance or rating procedures shall be conclusive evidence of the items and charges which comprise the insurance rates and premiums on such property.

Section 8.07.	Waiver of Right of Recovery.
Except for the indemnification for Hazardous Substances as set forth in Section 17.22, neither Landlord nor Tenant shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring such other party for loss or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker’s compensation laws or benefits, even though such loss or damage might have been occasioned by the negligence of Landlord or Tenant, or their respective managing agents or employees; provided, however, the mutual release contained herein shall not apply to damage to property or loss of income caused by the willful misconduct of such other party. This Section 8.07 shall not limit or supersede the indemnification to third parties as provided in Section 8.01. The provisions of this Section 8.07 shall apply to any Transferee pursuant to Article XV of this Lease, and the Transferee shall expressly agree in writing to be bound by the provisions of this Section 8.07 (as if such Transferee were Tenant hereunder) for the benefit of Landlord.

Section 8.08.	Landlord’s Insurance.
All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control. Landlord shall maintain throughout the Term (i) “all risk” or “special causes of loss form” property insurance including, at Landlord’s election, standard earthquake and flood insurance, insuring the structural components of the Building and the Project, to the extent of at least eighty percent (80%) of the full replacement value of such Building (excluding the Tenant Work, Leasehold Improvements and Specialized Leasehold Improvements), provided if any coverage that is not permitted to be maintained by Landlord hereunder would cause Operating Costs to increase by a material amount, then such coverage may only be added to Operating Costs if such coverage is either (a) maintained by a majority of landlords in Northern California of projects similar to the Project, as reasonably documented by Landlord, or (b) required by Landlord’s then-Mortgagee; and (ii) Commercial General

Liability Insurance (ISO form or equivalent) covering Landlord’s activities in and about the Project. Provided the insurance coverage carried by Landlord pursuant to (i) above shall not be reduced or otherwise adversely affected, all of Landlord’s insurance may be carried under a blanket policy covering the Project and any other property owned, leased or operated by Landlord or its affiliates, provided the insurance requirements in this Lease are fulfilled and the insurance coverage is not diminished in any way. The cost of all such insurance is included in Operating Costs. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, the Tenant Work, any Leasehold Improvements, Specialized Leasehold Improvements or Tenant’s Property that Tenant may make, keep or maintain in the Leased Premises during the Term.
ARTICLE IX
CONSTRUCTION AND ALTERATIONS

Section 9.01.	Condition of Leased Premises Upon Delivery.
Tenant agrees to accept possession of the Leased Premises upon Substantial Completion thereof, subject only to Landlord’s express representations and warranties set forth in this Section 9.01. Except for Landlord’s express representations and warranties contained in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Leased Premises, the Building, or the Project, the suitability of the Leased Premises for Tenant’s use, or the identity of other tenants or potential tenants of the Project. Landlord represents and warrants that, to Landlord’s actual knowledge, as of the date of execution of this Lease, upon completion of the Landlord Work (a) the Building will comply in all material respects with all applicable laws, including, but not limited to, the Americans With Disability Act and Title 24 (as such laws are applied and interpreted by the applicable governmental authorities or quasi-governmental authorities as of the date of this Lease) applicable to the condition in which the Building is being delivered, without regard to any specific use of the Leased Premises or the improvements to be installed by Tenant, (b) the Landlord Work (including, without limitation, the heating, ventilating and air conditioning system and equipment, the roof, the plumbing, electrical, and other mechanical systems (collectively, the “Building Systems”)) shall have been constructed in substantial conformity with Exhibit B and the Building Plans and Specifications attached thereto, and (c) the Landlord Work and the Condenser Water System shall be in an good working order and repair. If (x) as of the Term Commencement Date the Building does not comply in all material respects with laws applicable to the condition thereof, or (y) the Building was not constructed in substantial conformity with Exhibit B and the Building Plans and Specifications attached thereto, or the Landlord Work or the Condenser Water System are not in a good working order and repair, on or before the first anniversary of Substantial Completion, then Landlord shall not be liable to Tenant for any damages, but as Tenant’s sole remedy, Landlord, at no cost to Tenant (and not charged as Operating Costs), shall perform such corrective work or take such other actions as may be necessary to cure any violation of law, cure any substantial deviation from Exhibit B and the Building Plans and Specifications, or place the Landlord Work or Condenser Water System in good working order and repair. Landlord shall not be responsible for any condition that arises due to the construction of any of the Tenant Work, the construction of any other modifications, alterations and/or improvements or the installation of any of Tenant’s furniture, fixtures, equipment or property, or that are due to Tenant’s particular use of the Leased Premises or the particular manner in which Tenant conducts its business in the Leased Premises. Landlord shall have the right to apply for and obtain a waiver or deferment of compliance, the right to contest any violation in good faith, including, but not limited to, the right to assert any and all defenses allowed by applicable laws, and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by applicable laws, and Landlord’s obligation to perform corrective work or take other action to cure a violation under this Section 9.01 shall not apply until after the exhaustion of any and all rights to appeal or contest, provided no such contest may materially, adversely affect Tenant’s ability to use and operate any portion of the Leased Premises during the progress of any such contest, or result in the expiration of the Landlord Warranty Period so long as Notice of the initial claim is given to Landlord during the Landlord Warranty Period. If Tenant does not notify Landlord in writing on or before the Term Commencement Date, of any violation or alleged violation of the representations and warranties in subsection (a) above, then the such representations and warranties shall conclusively be deemed to be true and correct, and Landlord shall thereafter have no further liability or responsibility pursuant to this Section 9.01 with respect thereto. Further, if Tenant does not notify Landlord in writing of a breach of the representation and warranty in subclause (b), above, on or before the earlier of (1) ten (10) Business Days after Tenant’s discovery of such breach, or (2) the first (1st) anniversary of Substantial Completion, then such representation and warranty shall be deemed to be true and correct, and Landlord shall thereafter have no further liability or responsibility pursuant to this Section 9.01 with respect thereto. Finally, if Tenant does not notify Landlord in writing on or before the first (1st) anniversary of Substantial Completion (the period of time from Substantial Completion to the first (1st) anniversary thereof being referred to herein as the “Landlord Warranty Period”) of any violation of the representation and warranty in subsections (b) or (c), above (or, in the case of subclause (b), above, such earlier time as set forth above), then Landlord shall not be responsible for correcting such condition pursuant to this Section 9.01 but rather such condition shall be corrected as otherwise provided in the Lease and the cost of performing such correction shall be included in Operating Costs, to the extent permitted pursuant to Section 6.03.C or performed by Tenant as required under Section 10.02. Nothing in the foregoing disclaimer will be deemed to affect or impair the obligation of Landlord to maintain those portions of the Building that Landlord is required to maintain under Section 10.01 hereof, including, without limitation, the elevators.

Section 9.02.	Tenant Improvements.
Landlord and Tenant, at their respective sole cost and expense, agree to provide all improvements to the Building and Leased Premises in accordance with their respective obligations set forth in Exhibit B.

Section 9.03.	Alterations.
Tenant shall not make or cause to be made any alterations, additions, renovations, improvements or installations in or to the Leased Premises (“Alterations”) without Landlord’s prior consent, which such consent may be granted or withheld in Landlord’s reasonable discretion, unless expressly provided herein to the contrary. Tenant shall in no event make or permit to be made any Alterations that affect (i) any of the Building Systems, (ii) the structural components of the Building including, without limitation, the roof, (iii) the exterior appearance of the Building, or (iv) the Parking Garage (collectively, the “Restricted Alterations”), without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion. Notwithstanding the foregoing, Tenant may make cosmetic Alterations within the Leased Premises that are not otherwise Restricted Alterations that cost up to Five Hundred Thousand Dollars ($500,000.00) in the aggregate annually as long as such cosmetic Alterations comply with laws, are consistent in appearance with the Operating Standard and such Alterations are removed, and any damage to the Leased Premises repaired as required hereunder, prior to the expiration of the Term; provided, however, that such repair and restoration obligation shall not apply to paint or carpet. If Landlord consents to any such alterations, additions, renovations, improvements or installations by Tenant, Landlord shall have the right (but not the obligation) in its sole discretion to manage or supervise such work and Tenant shall pay to Landlord a reasonable fee to reimburse Landlord for overhead and administrative costs and expenses incurred in connection with the management or supervision of such work by Landlord, not to exceed three percent (3%) of the hard costs of construction of any such Alterations.

Section 9.04.	Work Requirements.
All Alterations performed by Tenant in the Leased Premises shall be performed (i) promptly and in a workmanlike manner with first-class materials; (ii) by duly qualified or licensed Persons; (iii) without unreasonable interference with, or disruption to, the operations of Landlord or other tenants or occupants of the Building; and (iv) in accordance with (a) plans and specifications approved in writing in advance by Landlord (as to both design and materials) which such approval may be granted or withheld in Landlord’s reasonable discretion, except as otherwise provided in Section 9.03 above, and (b) all applicable governmental permits, rules and regulations.

Section 9.05.	Ownership of Improvements.
All present and future Alterations and Specialized Leasehold Improvements made by Tenant (collectively the “Leasehold Improvements”), that are accepted by Landlord in accordance herewith, shall become property of Landlord upon Tenant’s vacation or abandonment of the Leased Premises, unless Landlord directs otherwise, shall remain upon and be surrendered with the Leased Premises in good order, condition and repair; provided, however, in no event shall Landlord require Tenant to remove any Leasehold Improvements or Tenant’s Work unless the same are Specialized Leasehold Improvements. For purposes of this Lease, “Specialized Leasehold Improvements” shall mean Leasehold Improvements that are not reasonably reusable by, and have insubstantial utility for, future office tenants of the type that are typically found in Silicon Valley (but not factoring in Tenant as “typical”) as reasonably determined by Landlord; provided, however, that in all events the following shall constitute Specialized Leasehold Improvements: cafeterias, interior staircases, vaults, raised floor systems, roll-up doors, generators, rack systems, all Tenant Lines, Rooftop Installations, and Rooftop Equipment (each as defined below); provided, further, however, that the foregoing shall not constitute Landlord’s consent to the installation of any of the foregoing. If Tenant installs one or more interior staircases in the Leased Premises, then, notwithstanding anything to the contrary contained herein, Tenant’s obligation hereunder shall be limited to the removal of such interior staircase(s) and the replacement thereof with a floor with a structural integrity equivalent to that which existed as of Substantial Completion of the Landlord Work. At the time of Tenant’s request for Landlord’s approval of any Leasehold Improvements requiring Landlord’s consent, if Tenant includes a request that Landlord identify any Specialized Leasehold Improvements that Landlord intends to require Tenant to remove at the expiration or earlier termination of this Lease, then if and to the extent that Landlord approves any Specialized Leasehold Improvements, Landlord shall, simultaneous with its approval thereof, identify in writing to Tenant which of such Specialized Leasehold Improvements Tenant is required to remove at the expiration or earlier termination of this Lease, if any, and Landlord shall not thereafter require Tenant to remove any such Specialized Leasehold Improvements that were not so identified by Landlord for removal. All movable goods, inventory, office furniture, equipment, trade fixtures, signs, Tenant Lines, Rooftop Installations, Rooftop Equipment and other movable personal property belonging to Tenant that are not permanently affixed to the Leased Premises, shall remain Tenant’s property (“Tenant’s Property”) and shall be removable by Tenant at any time, provided that Tenant repairs any damage to the Leased Premises or the Building caused by the removal of any of Tenant’s Property.

Section 9.06.	Removal of Tenant’s Property.
Tenant shall remove all of Tenant’s Property (and any Leasehold Improvements as Landlord may direct, consistent with Section 9.05, above) prior to the Termination Date or the termination of Tenant’s right to possession. Tenant shall repair any damage to the remaining Leasehold Improvements, the Leased Premises or any other portion of the Building caused by such removal to a condition reasonably comparable to the condition delivered or the initial condition of the Leasehold Improvements, as applicable, reasonable wear and tear and damage by casualty to be repaired by Landlord excepted. If Tenant fails to timely remove said items, they shall be considered as abandoned and shall become the property of Landlord, or Landlord may remove and dispose of them.

Section 9.07.	Mechanic’s Liens.
No mechanic’s or other lien shall be allowed against the Building as a result of Tenant’s improvements to the Leased Premises. Tenant shall give Landlord Notice not less than thirty (30) days prior to commencement of any work in, on or about the Leased Premises, and Landlord shall have the right to record and post notices of non-responsibility in or on the Leased Premises. Tenant shall promptly pay all Persons furnishing labor, materials or services with respect to any work performed by Tenant on the Leased Premises. If any mechanic’s or other lien shall be filed against the Leased Premises or the Building by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to or for the benefit of Tenant, Tenant shall cause the same to be discharged of record or bonded in the manner required by statute to remove the effect of the relevant lien within ten (10) days subsequent to Notice by Landlord. If Tenant fails to discharge or bond any such lien, Landlord, in addition to all other rights or remedies provided in this Lease, may bond said lien or claim (or payoff said lien or claim if it cannot with reasonable effort be bonded) without inquiring into the validity thereof and all expenses incurred by Landlord in so discharging said lien, including reasonable attorney’s fees, shall be paid by Tenant to Landlord as Additional Rent on ten (10) Business Days demand.

Section 9.08.	Cabling; Rooftop Installations.
A.    All voice, data, video, audio and other low voltage control transport system cabling and/or cable bundles (“Tenant Lines”) installed in the Building by Tenant or its contractor shall be (i) plenum rated and/or have a composition makeup suited for its environmental use in accordance with NFPA 70/National Electrical Code; (ii) reasonably identifiable as Tenant Lines; (iii) installed in accordance with all EIA/TIA standards and the National Electric Code; and (iv) installed and routed in accordance with a routing plan showing “as built” or “as installed” configurations of cable pathways, outlet identification numbers, locations of all wall, ceiling and floor penetrations, riser cable routing and conduit routing (if applicable), and such other information as Landlord may request. The routing plan shall be available to Landlord and its agents at the Leased Premises upon request. Upon Landlord’s written request and at Tenant’s sole cost and expense, Tenant shall cause all Tenant Lines (or such Tenant Lines as Landlord shall request) to be removed at the expiration or earlier termination of this Lease; provided, however, Landlord, at Landlord’s option, shall have the right within ten (10) Business Days following Notice, to cause such Tenant Lines to be removed by Landlord’s contractors at the expiration or earlier termination of this Lease, and in such event, Tenant shall reimburse Landlord (within thirty (30) days following Landlord’s written demand) for all costs and expenses incurred by Landlord in connection therewith, as reasonably demonstrated by Landlord (which obligation shall survive the expiration or earlier termination of this Lease). Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building (including the roof of the Building), for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, not be unreasonably withheld, provided in all cases such providers will have access to the Minimum Point of Entry (“MPOE”) of the Building for the purposes of initiating such service. All providers of Telecommunications Services must be on the then-current pre-approved list for the Project, if any, which Landlord shall provide upon request by Tenant, or shall be approved by Landlord in advance, which approval shall not be unreasonably withheld if Tenant selects a national provider of such services, and shall be required to comply with the rules and regulations of the Building, all applicable statutes, laws, rules, orders, regulations and ordinances, and Landlord’s reasonable, nondiscriminatory policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to Tenant in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto, subject to the indemnity provision hereof. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.
B.    Subject to the terms and conditions of this Lease including, without limitation, the Rooftop Rules and Regulations (as defined below), Tenant may during the Term, at no additional charge to Tenant, install, operate, maintain and repair on a location of the roof of the Building designated by Landlord, solely in connection with the conduct of Tenant’s business in the Leased Premises, the Rooftop Equipment (as defined below) (collectively,

“Rooftop Installations”). All costs associated with the design, fabrication, engineering, permitting, installation, screening, maintenance, repair, operation, use and removal of the Rooftop Installations shall be borne solely by Tenant except to the extent that the Rooftop Installations are part of the Tenant Work and are paid for out of the Tenant Work Allowance. For purposes of this Lease, “Rooftop Equipment” shall mean (i) telecommunications antennae, microwave dishes and other communications and information technology equipment to serve Tenant’s business in the Leased Premises, (ii) connections for such equipment for electrical wiring to the Building’s existing electrical supply and cable (including the Tenant Lines) or similar connections necessary to connect the Rooftop Equipment with Tenant’s related equipment located in the Leased Premises.
C.    The routes or paths for such wiring and connections (including the Tenant Lines) shall be through the Building’s risers, plenums, conduits and shafts, subject to reasonable space limitations and Landlord’s reasonable requirements for use of such areas, and in all events subject to Landlord’s approval of plans and installation pursuant to other provisions of this Lease (such routes or paths are collectively referred to herein as “Cable Paths” and all such electrical and other connections, including the Tenant Lines, are collectively referred to herein as “Connections”) with respect to any Rooftop Installations installed after the Tenant Work is completed. If the Rooftop Equipment or other Rooftop Installations or Connections, or any part thereof, constitute part of the Tenant Work, then Landlord’s approvals or disapprovals above shall be given by Landlord in connection with, and subject to the time periods governing, its approval or disapproval of the Construction Drawings pursuant to the Work Agreement.
D.    Without limiting the generality of any other provision hereof, Tenant shall install, maintain, use and operate its Rooftop Equipment in compliance with all applicable statutes, laws, rules, orders, regulations and ordinances and the Rooftop Rules and Regulations attached hereto as Exhibit E, and shall not interfere with or otherwise impair the use and operation of any of the following that is operating within the manufacturer’s specifications therefor or any license granted in connection therewith: (i) television or radio equipment in or about the Project; (ii) transmitting, receiving or master television, telecommunications or microwave antennae equipment located in any portion of the Project; or (iii) radio communication system located on any portion of the Project.
E.    If roof repairs and/or roof replacements to the Building (the “Roof Repairs”) are reasonably necessary at any time, and such roof repairs are conducted by Landlord, Landlord shall give Tenant at least ten (10) Business Days’ prior Notice of the date Landlord intends to commence such Roof Repairs (except that no prior Notice shall be required in the event of an emergency), along with a description of the work scheduled to be performed, where it is scheduled to be performed on the roof, and an estimate of the time frame required for that performance. Tenant shall, at its sole expense, within ten (10) Business Days following receipt of such Notice, remove or relocate the Rooftop Installations on a temporary basis if Landlord reasonably determines such removal of relocation is reasonably necessary or appropriate for the expeditious performance of any Roof Repairs, provided Landlord and Tenant will reasonably cooperate to minimize any interference in service from Rooftop Equipment cause by such relocation or repairs.
F.    Notwithstanding anything to the contrary set forth in this Section 9.08 or elsewhere in this Lease, if at any time during the Lease Term, the Building shall become a multi-tenant Building due to the termination of this Lease as to part of the Building, then Tenant shall only be entitled to use its proportionate share of the roof area of the Building designated by Landlord for the installation of such type of equipment, calculated based on the total number of square feet available on the roof for the installation of such equipment, and the proportion of the Floor Area of the remaining Leased Premises to the total Floor Area available for lease in the Building. Subject to capacity and other provision set forth above, Landlord will reasonably cooperate with Tenant to provide for the installation of Rooftop Equipment by Tenant’s sublesees.
ARTICLE X
REPAIRS, MAINTENANCE, AND LANDLORD’S ACCESS

Section 10.01.	Repairs by Landlord.
Subject to the terms of this Lease, Landlord agrees to maintain the roof, the exterior surfaces of the exterior walls (including the glazing), the elevators in the Building and the structural portions of the Building and the Condenser Water System in good order, condition and repair. The costs incurred by Landlord to perform such repairs, maintenance and replacements shall constitute Operating Costs and shall be reimbursed to Landlord in accordance with Article VI above, subject to the exclusions and limitations therein. Notwithstanding the foregoing, if any such repairs, maintenance or replacements are necessitated by Tenant’s default under this Lease, or by any act or negligence of Tenant, its agents, employees, assigns, concessionaires, contractors, subcontractors or invitees, Tenant shall reimburse to Landlord the reasonable cost incurred in completing such repairs within thirty (30) days after demand therefor, which demand will be accompanied by a reasonable itemization and invoices to evidence the relevant charges.

Section 10.02.	Repairs and Maintenance by Tenant; Janitorial; Tenant Capital Repairs.
A.    Except for the performance of repairs and maintenance that are expressly the responsibility of Landlord under Section 9.01 above, Tenant shall at all times during the Term at Tenant’s sole cost and expense maintain the Building (including, without limitation, the Locker Room and the Exclusive Elevator Lobbies) in a first-class, good, clean, and secure condition and promptly make all necessary repairs and replacements, as reasonably determined by Landlord, with materials and workmanship of the same character, kind and quality as the original (provided Tenant will not be required to correct defects in the Landlord’s Work during the Warranty Period to the extent such defects are required to be corrected by Landlord under Section 9.01, above), including, without limitation, the following: (a) interior glass, windows, window frames, window casements (including the repairing, resealing, cleaning and replacing of such interior windows); (b) interior and exterior doors, door frames and door closers; (c) interior lighting (including, without limitation, light bulbs and ballasts); (d) the Building Systems including, without limitation, the heating, ventilation, air conditioning, plumbing, sewer, drainage, electrical, fire protection, elevator, life safety and security systems and equipment and other mechanical, electrical and communications systems and equipment and any specialty or supplemental Building Systems installed by or for Tenant), but in no event (i) any elevators which shall be the responsibility of Landlord, and not Tenant to repair and maintain; (ii) the Retail Area or any facilities or systems serving the Retail Area; or (iii) the Condenser Water System, maintenance and repair of which will be Landlord’s responsibility; (e) all of Tenant’s security systems in or about or serving the Premises; (f) Tenant’s signage; and (g) interior demising walls and partitions (including painting and wall coverings), equipment, floors, and any roll-up doors, ramps and dock equipment. Tenant shall cause such repairs to be performed with reasonable commercial diligence and in a good and workmanlike manner and/or request that Landlord make such repairs in accordance with this Lease, even if located outside the Building, provided Tenant is granted a license over the Common Areas for the purposes of making any such repairs. Tenant’s obligations hereunder includes replacements that constitute capital improvements and/or capital expenditures, but subject to the provisions hereof regarding amortization of certain capital expenses. Without limiting the foregoing, Tenant shall, at Tenant’s sole cost and expense, procure and maintain contracts, with copies to Landlord, in customary form and substance for and with licensed, bondable contractors reasonably acceptable to Landlord specializing and experienced in (i) the inspection, maintenance and service of the Building Systems that the Tenant is responsible to repair hereunder; (ii) the inspection, maintenance and service of the fire, life safety and security systems within the Building; (iii) pest control for the Building; and (iv) exterior and interior window washing for the Building. Tenant shall deliver to Landlord copies of all reports related to such maintenance contracts thereafter received by Tenant, including maintenance reports, monitoring reports and testing reports, within ten (10) Business Days of receipt. Further, Tenant shall be responsible for providing janitorial service on each Business Day to the Operating Standard. In furtherance of the foregoing, Tenant shall have the right to contract directly with Landlord’s janitorial contractor (“Landlord’s Janitor”) at Tenant’s sole cost and expense, for the janitorial services to be provided to the Leased Premises; provided, however, if Tenant does not elect to contract directly with Landlord’s Janitor, then Tenant shall engage for the Leased Premises a reputable third party janitorial contractor reasonably satisfactory to Landlord (the “Third Party Janitor”). Tenant agrees that Tenant shall only engage the services of such contractors and subcontractors who will work in harmony with Landlord’s contractors and the contractors employed by the other tenants and occupants of the Project so that there shall be no labor disputes which would interfere with the operation, construction and completion of the Project or with any work being carried out therein.
B.    Notwithstanding the provisions of Section 10.02.A, above, to the contrary, if Tenant is required by the terms of this Lease to make any capital repair or replacement (as determined in accordance with generally accepted accounting principles) to the Leased Premises or any of the Building Systems (a “Tenant Capital Repair”), then such Tenant Capital Repairs shall be made as follows:
(i)    Any Specialized Leasehold Improvements which Landlord designates to be removed from the Premises on or before the Termination Date and Tenant’s Property, any specialized supplementary Building Systems installed by Tenant and any Tenant Capital Repairs necessitated by Tenant’s failure to perform its maintenance and repair obligations hereunder shall be repaired by Tenant, at Tenant’s sole cost and without amortization as required hereunder.
(ii)    If the Tenant Capital Repair shall cost less than Fifty Thousand Dollars ($50,000), Tenant shall make such Tenant Capital Repair at its cost subject to the Alterations provisions of this Lease.
(iii)     Any Tenant Capital Repairs that are not the responsibility of Tenant under subsection (i) hereof and are not made by Tenant as provided in subsection (ii) above, shall be made by Tenant (unless Landlord elects otherwise pursuant to the terms hereof) and subject to the Tenant Capital Repair Amortization. If Landlord elects to make any such Tenant Capital Repairs, then such Tenant Capital repairs will be initiated and completed promptly after Tenant provides Notice and in accordance with the terms hereof.
(iv)    Prior to engaging a contractor to perform any Tenant Capital Repairs, Tenant shall provide Landlord with Notice thereof, describing the scope of the proposed Tenant Capital Repairs, and the estimated cost thereof, and

Landlord shall, within ten (10) Business Days of Landlord’s receipt of such Notice, advise Tenant if Landlord objects to the scope or cost estimate or if Landlord elects to complete such Tenant Capital Repair; provided, however, that if Landlord fails to respond within such ten (10) Business Day period, then Landlord shall be deemed to have objected to the proposed Tenant Capital Repair. If Landlord approves the Tenant Capital Repair but fails to expressly state in writing that it elects to complete such Tenant Capital Repair, then Landlord will be deemed to have elected not to complete the Tenant Capital Repair, in which case Tenant shall complete such Tenant Capital Repair. Within ten (10) Business Days of Tenant’s receipt of Landlord’s objection, each of Landlord and Tenant shall appoint a technical expert qualified to give an opinion with respect to the necessity of the Tenant Capital Repair, the pros and cons of repairing versus replacing the system at issue, the estimated useful life of the Tenant Capital Repair, the reasonableness of the cost estimate and whether or not such Tenant Capital Repair is covered by Landlord’s limited warranty under Section 9.01, above. If the two (2) technical experts are unable to agree on a joint recommendation to Landlord and Tenant with respect to such Tenant Capital Repair within ten (10) Business Days of the appointment of the second technical expert, then the two (2) technical experts shall appoint a third technical expert with the same qualifications within ten (10) Business Days of the expiration of such ten (10) Business Day period. The third technical expert shall render his or her decision on all contested issues within ten (10) Business Days of his or her appointment and the opinion of the third technical expert shall be final and binding on the parties. If the foregoing procedure results in a determination that the Tenant Capital Repair is necessary and that its cost estimate is reasonable and the Tenant Capital Repair is not covered by Landlord’s limited warranty under Section 9.01 hereof, then the cost of such Tenant Capital Repair shall be paid in accordance with Section 10.02.B(v), below, and treated as set forth in Section 10.02.B.(vi), below. Alternatively, if the foregoing procedure results in a determination that all or a portion of the Tenant Capital Repair is either unnecessary or that its cost estimate is unreasonable and is not covered by Landlord’s limited warranty under Section 9.01, then, if Tenant elects to proceed with such Tenant Capital Repair, the cost of such Tenant Capital Repair that is necessary or reasonable shall be paid by Landlord pursuant to Section 10.02.B.(v), below and treated as set forth in Section 10.02.B.(vi), below, and Tenant shall solely bear the portion of the cost of such Tenant Capital Repair that is found to be unnecessary or unreasonable without reimbursement from Landlord.
(v)    Subject to subsections (i), (ii) and the last sentence of subsection (iv), above, if either Tenant or Landlord elect to make a Tenant Capital Repair, then Landlord shall (subject to the terms set forth in Section 10.02.B.2(vi), below) pay for the cost thereof. If Tenant pays the cost, such cost shall be reimbursed to Tenant within thirty (30) days after Tenant presents Landlord with copies of paid invoices covering the costs approved pursuant to subsection (iv), above, together with lien waivers reasonably satisfactory to Landlord from contractors and subcontractors performing the work and copies of any warranties, indemnities or guaranties provided in connection therewith. Notwithstanding the foregoing, if at the time Landlord is obligated to reimburse Tenant for any amounts under this subsection Tenant is in monetary Default of this Lease, then Landlord shall have the right, but not the obligation, to offset such past due amounts against any amounts otherwise due and payable hereunder.
(vi)    If Landlord pays for a Tenant Capital Repair, the cost of such repair shall be amortized over the useful life of the relevant repair as reasonably determined by Landlord in accordance with industry practices together with interest at a rate per annum equal to the actual rate of interest paid by Landlord on funds borrowed for the purpose of paying for such Tenant Capital Repair; provided, however, that if Landlord does not borrow funds for the payment thereof, then interest at the Imputed Interest Rate (“Tenant Capital Repair Amortization”). The portion of the Tenant Capital Repair Amortization attributable to the Term, shall be payable by Tenant as Additional Rent, in monthly installments over the Term, including any extensions thereof.

Section 10.03.	Inspections, Access and Emergency Repairs by Landlord.
Upon reasonable prior notice (not less than one (1) Business Day) and without materially adversely affecting Tenant’s business within the Leased Premises, Tenant shall permit Landlord to enter all parts of the Leased Premises to inspect the same and to perform its obligations under this Lease, provided no such entry will unreasonably interfere with access to, or use of the Leased Premises. In the event of an Emergency, Landlord may enter the Leased Premises at any time and make such inspection and repairs as Landlord deems necessary, at the risk and for the account of Tenant.

Section 10.04.	California Accessibility Compliance.
Landlord hereby notifies Tenant that, as of the date of this Lease, the property being leased hereunder has not been constructed and therefore has not been inspected by a Certified Access Specialist (as that term is defined in California Civil Code Section 55.52) and, therefore, Tenant waives any and all rights it may have under Section 1938 of the California Civil Code, as such code section may be amended from time to time, and any successor statutes and similar applicable laws, now or hereafter in effect.
ARTICLE XI
CASUALTY

Section 11.01.	Fire or Other Casualty.
Tenant shall give prompt Notice to Landlord in case of fire or other casualty (“Casualty”) to the Leased Premises or the Building.

Section 11.02.	Right to Terminate.
G.    If (i) the Leased Premises (other than the Locker Room and/or Exclusive Elevator Lobbies) and/or Building are damaged to the extent of fifty percent (50%) or more of the cost of replacement thereof (i.e., more than fifty percent (50%) of the Floor Area of the Leased Premises immediately before such Casualty is rendered untenantable) and Landlord determines that such damage cannot be repaired to the condition required hereunder within two hundred seventy (270) days from the date of such occurrence; (ii) during the last two (2) Lease Years or in any Partial Lease Year at the end of the Term, the Leased Premises are damaged to the extent of more than twenty-five percent (25%) of the cost of replacement thereof; then (x) Landlord may terminate this Lease by Notice to Tenant within sixty (60) days after the date of the Casualty, subject to Tenant’s rights hereunder to negate such Notice, provided Landlord’s Notice will include reasonable substantiation of Landlord’s cost of repair and the time required to repair. If Landlord so terminates this Lease and Tenant does not negate Landlord’s Notice as provided herein, then the Termination Date shall be the date set forth in the Notice to Tenant, which date shall not be more than ninety (90) days after the giving of said Notice. The “cost of replacement” shall be determined by the company or companies insuring Landlord against the Casualty, or, if there shall be no such determination, by a qualified Person selected by Landlord to determine such “cost of replacement.”
H.    If during the last two (2) Lease Years or in any Partial Lease Year at the end of the Term either (i) the Leased Premises (other than the Locker Room and Exclusive Elevator Lobbies) are damaged to the extent of more than twenty-five percent (25%) of the cost of replacement thereof, or (ii) more than fifty percent (50%) of the Floor Area of the Leased Premises (other than the Locker Room and Exclusive Elevator Lobbies) immediately before such Casualty is rendered untenantable and Landlord determines that such damage cannot be repaired within one hundred eighty (180) days from the date of such occurrence, Tenant may, notwithstanding any right Landlord may have hereunder to elect that this Lease continue, terminate this Lease by giving Landlord sixty (60) days’ prior Notice given within sixty (60) days after the date of the Casualty.

Section 11.03.	Landlord’s Duty to Reconstruct.
Landlord shall repair the Leased Premises (excluding Tenant’s Property and the Leasehold Improvements and Tenant’s Work, which shall be Tenant’s obligation to repair, restore or replace) to a substantially similar condition as existed prior to the Casualty except for modifications required by zoning and building codes and other applicable laws, codes, regulations and ordinances that do not materially reduce Floor Area. Unless this Lease is terminated as provided in this Article XI, Landlord shall to the extent the insurance proceeds are received by Landlord therefor (or would have been available to Landlord had Landlord carried the insurance required to be carried pursuant to this Lease and complied with the terms thereof), proceed with reasonable diligence and promptness, given the nature of the damage to be repaired, to effect the Landlord’s restoration work, all subject to reasonable delays for insurance adjustments, zoning laws, building codes, and other applicable laws, codes, regulations and ordinances then in effect, Tenant Delays and Force Majeure. Under no circumstance shall Landlord’s restoration work include repairs and restoration of the Tenant Work, any subsequent Leasehold Improvements or Tenant’s Property. Unless this Lease is terminated as provided in this Article XI, if and to the extent that any damaged Tenant Work, Leasehold Improvements, or Tenant’s Property must be removed in order for Landlord to prosecute Landlord’s restoration work or to eliminate any hazard or nuisance resulting from such damaged Tenant Work, Leasehold Improvements or Tenant’s Property then, after Landlord gives Tenant access for that purpose, Tenant shall proceed with reasonable diligence, given the nature of the work, to remove such damaged Tenant Work, Leasehold Improvements and/or Tenant’s Property in accordance with applicable laws, subject to reasonable delays for insurance adjustments and Force Majeure, unless removal is covered by Landlord’s insurance if Landlord removes such items, in which case Landlord shall remove such items.

Section 11.04.	Tenant’s Duty to Reconstruct.
Unless this Lease is terminated as provided in this Article XI, in the event of a Casualty, Tenant shall, to the extent that insurance proceeds are available to Tenant therefor (or would have been available to Tenant had Tenant carried the insurance required to be carried pursuant to this Lease and complied with the terms thereof) restore the Tenant Work, Leasehold Improvements, and Tenant’s Property to substantially the same condition existing prior to the Casualty except for modifications required by zoning and building codes and other applicable laws, codes, regulations and ordinances. Tenant shall proceed with reasonable diligence, given the nature of the work, to effect such restoration in a good and workmanlike manner and in accordance with applicable laws, subject to Force Majeure. If this Lease is terminated as provided in this Article XI, Tenant, no later than the expiration or sooner termination of this Lease, shall remove the damaged Tenant Work, Leasehold Improvements, and Tenant’s Property unless the Building is to be razed and/or demolished, in which case Tenant shall have no obligation to remove any such improvements or personal property.

Section 11.05.	Insurance Proceeds.
In the event of any damage to the Leased Premises or the Building (or any equipment, furniture, furnishings, trade fixtures or personal property therein) from any Casualty, Landlord shall be entitled to the full proceeds of any insurance coverage carried by Landlord in connection with such loss or damage, and Tenant shall be entitled to the full proceeds of any insurance coverage carried by Tenant in connection with such loss or damage; provided, however, in the event Tenant shall exercise any right to terminate this Lease as a result of a Casualty in accordance with this Article XI, then Tenant shall have the obligation to remit to Landlord, from (and to the extent of) the proceeds of any of Tenant’s insurance covering same, an amount equal to the unamortized cost of the Tenant Work (or other allowances afforded Tenant by Landlord hereunder with respect to construction of improvements to any portion of the damaged Leased Premises) if Landlord advises Tenant that Landlord intends in good faith to restore the Building to substantially the condition and substantially the same use existing prior to such loss or damage.

Section 11.06.	Landlord Not Liable For Business Interrupt.
Notwithstanding any provision in this Lease to the contrary, Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair, restoration or rehabilitation of any portion of the Leased Premises or the Building as a result of any damage from a Casualty; provided that the foregoing shall not be deemed to excuse or otherwise modify Landlord’s continuing obligation to perform Landlord’s restoration work, all as and to the extent otherwise provided in this Article XI, nor impair Tenant’s right to abatement of Rent as provided herein.

Section 11.07.	Rent Abatement.
Whether or not Landlord or Tenant elect to terminate this Lease under this Article XI, while this Lease shall remain in full force after a Casualty, Tenant shall be entitled to a reduction of Minimum Rent and Tenant’s Share of Operating Costs and Taxes in proportion that the Floor Area of the Leased Premises not actually used by Tenant in good faith after the Casualty bears to the total Floor Area of the Lease Premises, during the period beginning with the date such Floor Area becomes untenantable and Tenant ceases to use such Floor Area for the normal conduct of its business and ending either thirty (30) days after substantial completion of Landlord’s restoration work or on the effective date of any termination, as applicable. For purposes of this Article XI, the term “Substantial Completion” shall have the same meaning as provided in Exhibit B with respect to substantial completion of the Landlord Work.

Section 11.08.	Casualty Prior To Completion Of Initial Improvements.
The terms and provisions of this Article XI shall apply to any damage to the Building caused as a result of a Casualty, regardless of whether such damage occurs prior to or after the Term Commencement Date

Section 11.09.	Election of Tenant to Complete Repairs.
In the event that Landlord shall elect to terminate this Lease in accordance with the provisions hereof, or shall undertake a restoration of the Leased Premises, but shall fail to complete the same within the two hundred seventy (270) day period provided herein, Tenant may provide Notice to Landlord, within thirty (30) days after any termination Notice, or the expiration of the relevant period, whereby Tenant may elect to undertake the relevant restoration. Tenant shall include with its Notice, evidence that it has sufficient funds, together with any funds to be provided by Landlord from the undisbursed proceeds of its insurance available for such restoration, to complete such restoration. If Tenant undertakes such restoration, Landlord shall assign and make available to Tenant the insurance proceeds paid to Landlord on account of such casualty, which shall be disbursed in accordance with the requirements of any lender to Landlord, or, if Landlord does not have a lender, commercially reasonable construction disbursement procedures. If Tenant undertakes such restoration, Rent shall be abated in accordance with Section 11.07, Tenant shall be subject to the approval requirement for Alterations to the extent that it shall elect to restore the Building in any manner that is at variance with the Building Plans, Tenant’s Work and/or any approved Leasehold Improvements, and Tenant shall, throughout the period of reconstruction, diligently pursues such reconstruction to completion subject to Landlord Delay and Force Majeure.

Section 11.10.	Waiver.
This Article XI shall be Tenant’s sole and exclusive remedy in the event of damage or destruction to the Leased Premises or the Building. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Sections 1932, 1933(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Leased Premises, Landlord’s obligation for tenantability of the Leased Premises and Tenant’s right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.
ARTICLE XII
CONDEMNATION

Section 12.01.	Taking of Leased Premises.
A.    If more than twenty-five percent (25%) of the Floor Area of the Leased Premises (other than the Locker Room or the Exclusive Elevator Lobbies) or if more than 25% of the parking spaces provided to Tenant hereunder shall be appropriated or taken under the power of eminent domain, or conveyance shall be made in anticipation or in lieu thereof and Landlord does not provide reasonably comparable parking (both in number of parking stalls and convenience (it being acknowledged that if the Parking Garage is subject to a Taking, comparably convenient parking may be located in other portions of the Project)) for Tenant’s use (“Taking”), either party may terminate this Lease as of the effective date of the Taking by giving Notice to the other party of such election within thirty (30) days prior to the date of such Taking.
B.    If there is a Taking of a portion of the Leased Premises and this Lease is not terminated pursuant to Section 12.01.A, above, then (i) as of the effective date of the Taking, this Lease shall terminate only with respect to the portion of the Leased Premises taken; (ii) after the effective date of the Taking, the Rent shall be reduced by multiplying the same by a fraction, the numerator of which shall be the Floor Area not useable by Tenant after the Taking and the denominator of which shall be the Floor Area of the Leased Premises immediately prior to the Taking; and (iii) as soon as reasonably possible after the effective date of the Taking, Landlord shall, to the extent feasible, restore the remaining portion of the Leased Premises to a complete unit of a similar condition as existed prior to any work performed by Tenant, provided, however, Landlord shall not be required to expend more on such alteration or restoration work than the condemnation award received and retained by Landlord for the Leased Premises. If the taking affects the parking Landlord will use reasonable measures to provide reasonably comparable (both in number of parking stalls and convenience it being acknowledged that if the Parking Garage is subject to a Taking, comparably convenient parking may be located in other portions of the Project) to substitute for the spaces lost.

Section 12.02.	Taking of Building.
If there is a Taking of any portion of the Building so as to render, in Landlord’s reasonable judgment, the remainder unsuitable for use as an office building, Landlord shall have the right to terminate this Lease upon thirty (30) days’ Notice to Tenant. Provided Tenant is not then in Default, Tenant shall receive a proportionate refund from Landlord of any Rent paid in advance by Tenant.

Section 12.03.	Condemnation Award.
All compensation awarded for a Taking of any part of the Leased Premises (including the Leasehold Improvements) or a Taking of any other part of the Building shall belong to Landlord. Tenant hereby assigns to Landlord all of its right, title and interest in any such award. Tenant shall have the right to collect and pursue any separate award as may be available under local procedure for moving expenses or Tenant’s Property, so long as such award does not reduce the award otherwise belonging to Landlord as aforesaid.

Section 12.04.	Waiver of CCP § 1265.130.
Each party waives the provisions of California Civil Code Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking. The rights contained in this Article XII shall be Tenant’s sole and exclusive remedy in the event of a Taking. Tenant waives the provisions of Sections 1265.130 and 1265.150 of the California Code of Civil Procedure and the provisions of any successor or other law of like import.
ARTICLE XIII
PARKING GARAGE AND PARKING RIGHTS

Section 13.01.	Parking Rights.
Provided that Tenant or any Permitted Transferee or assignee of Tenant approved by Landlord is leasing the entire Leased Premises and is not in Default under this Lease, Tenant shall have the right to use a total of seven hundred (700) parking spaces which shall include (a) the exclusive right during Business Hours (and the non-exclusive right after Business Hours) to all of the parking spaces in the four level subterranean parking area under the Building (the “Parking Garage”) (which shall consist of approximately six hundred sixty-six (666) Spaces), and (b) the non-exclusive right to use approximately thirty four (34) spaces in the Lot 7 Parking Garage. If Tenant or any Permitted Transferee or assignee of Tenant approved by Landlord no longer leases the entire Leased Premises originally leased hereunder, then the number of parking spaces allocated to Tenant shall be proportionately reduced based on a fraction the numerator of which is the Floor Area then leased by Tenant and the denominator of which is the Floor Area of the entire Building. Any reduction in the number of parking spaces allocated to Tenant hereunder pursuant the foregoing shall be proportionately reduced from the Parking Garage and the Lot 7 Parking Garage. The use of the foregoing spaces shall be at no additional charge to Tenant. Such parking spaces shall be used solely for the parking of passenger vehicles by Tenant and its employees, business invitees, and permitted sublessees and assignees hereunder only. Parking spaces may not be assigned or transferred separate and apart from this Lease, or any sublease or license hereunder, and upon the expiration or earlier termination of this Lease, Tenant’s rights with respect to all parking spaces shall immediately terminate. Outside of Building Hours, the parking spaces in the Parking Garage shall be available for use, on a non-exclusive, first come/first served basis, by Landlord, Tenant and the customers, patrons, guests and invitees of the Commercial Portion of the Project, but free of charge to Tenant. Tenant further acknowledges and agrees that the thirty four (34) parking spaces in the Lot 7 Parking Garage shall be non-exclusive and first come/first use at all times during the day; provided, however, that nothing contained herein shall prevent Landlord from granting any tenant or occupant of the Project the exclusive right to any spaces within the Lot 7 Parking Garage so long as if such exclusive rights are granted, Tenant will also be granted similar rights on a “most favored nation” status to the exclusive rights granted to such other party, for Tenant’s thirty four (34) spaces. Tenant expressly acknowledges and agrees that the designation of any parking spaces within the Lot 7 Parking Garage as “short term parking” or the equivalent shall not constitute the granting of any exclusive parking rights for purposes of Tenant’s right to exclusive parking. Further, throughout the Term, Tenant and its employees, business invitees, and permitted sublessees and assignee shall have the non-exclusive right to use all other parking areas in the Project on a non-exclusive, first come/first use basis subject to payment of any applicable parking charges.

Section 13.02.	Use of Bicycle Lockers and Showers.
So long as Tenant is leasing the entire Leased Premises, Tenant shall have the exclusive right to use the bicycle lockers and locker room and shower facilities located on the first floor of the Parking Garage (the “Locker Room”) and constructed for Tenant’s use as part of the Landlord Work, and the Exclusive Elevator Lobbies without charge, during the Term. Tenant shall have the same responsibilities with regard to any damage or liability of any kind or for any injury to or death of persons arising in connection with the use of the bicycle lockers and/or on or about the Locker Room and/or the Exclusive Elevator Lobbies that Tenant has pursuant to this Lease in respect of such events occurring within the Leased Premises, and Tenant shall be solely responsible to provide liability insurance and all-risk property insurance coverage relating to the entirety of such areas.

Section 13.03.	Parking Rules and Conditions.
Use of the Parking Garage, the spaces in the Lot 7 Parking Garage and any other parking facilities of the Project by Tenant, its employees, business invitees, and permitted subleesses and assignees is further subject to the reasonable rules and regulations of Landlord as may be promulgated or amended by Landlord from time to time in Landlord’s reasonable discretion. Landlord shall at all times during the Term of this Lease have in place reasonable policies to prevent the use of the spaces exclusively designated for Tenant’s use in the Parking Garage by other users of the Project, during Building Hours, including without limitation any users of the Residential Portion or other portions of the Project.
ARTICLE XIV
SUBORDINATION AND ATTORNMENT

Section 14.01.	Subordination.
Tenant’s rights under this Lease are subordinate to (i) all present and future ground or underlying leases affecting all or any part of the Building, and (ii) any easement, license, mortgage, deed of trust or other security instrument now or hereafter affecting the Building (those documents referred to in (i) and (ii) above being collectively referred to as a “Mortgage” and the Person or Persons having the benefit of same being collectively referred to as a “Mortgagee”). Tenant’s subordination provided in this Section 14.01 is self-operative and no further instrument of subordination shall be required; provided, however, (x) any such subordination is conditioned on the Mortgagee’s agreement not to disturb Tenant in possession of the Leased Premises after a foreclosure of any Mortgage for so long as there shall be no Default under the Lease and (y) if requested by Tenant, Landlord agrees to use commercially reasonable efforts to obtain a commercially reasonable subordination, non-disturbance and attornment agreement from any future Mortgagee recognizing Tenant’s rights under this Lease; provided, however, that Landlord’s inability to obtain such an agreement shall neither constitute a default herein or release Tenant from its obligations hereunder. Landlord represents and warrants that, as of the date of this Lease, the Leased Premises is not encumbered by any Mortgage or other interest superior to that of Tenant, the termination of which could give rise to a termination of the Lease.

Section 14.02.	Attornment.
If any Person succeeds to all or part of Landlord’s interest in the Leased Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, Tenant shall, without charge, attorn to such successor-in-interest upon request from Landlord, provided such successor agrees to recognize this Lease for so long as there is no Default hereunder.

Section 14.03.	Estoppel Certificate.
Each of Landlord and Tenant, within twenty (20) days after receiving Notice from, and without charge or cost to, the other, shall certify by written instrument to the other or any other Person designated by Landlord or

Tenant: (i) that this Lease is in full force and effect and unmodified (or if modified, stating the modification); (ii) the dates, if any, to which each component of the Rent due under this Lease has been paid; (iii) whether Landlord or Tenant has failed to perform any covenant, term or condition under this Lease, and the nature of Landlord’s or Tenant’s failure, if any; and (iv) such other relevant information as Landlord or Tenant may reasonably request.

Section 14.04.	Quiet Enjoyment.
Landlord covenants that it has full right, power and authority to enter into this Lease and that Tenant, upon performing all of Tenant’s obligations under this Lease and timely paying all Rent, shall, subject to the terms of this Lease and all matters of record affecting the Leased Premises, peaceably and quietly have, hold and enjoy the Leased Premises during the Term without hindrance, ejection or molestation by any Person lawfully claiming by, through or under Landlord.
ARTICLE XV
ASSIGNMENT AND SUBLETTING

Section 15.01.	Landlord’s Consent Required.
A.    Tenant, shall not voluntarily or involuntarily, by operation of law or otherwise: (i) transfer, assign, mortgage, encumber, pledge, hypothecate, or assign all or any of its interest in this Lease; (ii) sublet or permit the Leased Premises, or any part thereof, to be used by others, including, but not limited to, concessionaires or licensees; (iii) issue new stock (or partnership shares or membership interests), create additional classes of stock (or partnership shares or membership interests), or sell, assign, hypothecate or otherwise transfer the outstanding voting stock (or partnership shares or membership interests) so as to result in a change in the present control of Tenant, provided, however, that this subsection (iii) shall not be applicable to Tenant so long as it is a publicly owned corporation whose outstanding voting stock is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded actively in the over-the-counter market; without the prior consent of Landlord, in each instance, which consent Landlord may not unreasonably withhold, which reasonableness is subject to the provisions set forth in Section 15.01.D and subject to Section 15.03, below. All of the foregoing transactions shall be referred to collectively or singularly as a “Transfer”, and the Person to whom Tenant’s interest is transferred shall be referred to as a “Transferee”.
B.    Any Transfer requiring consent hereunder and made without Landlord’s consent shall not be binding upon Landlord, shall confer no rights upon any third Person, and shall, without Notice or grace period of any kind, constitute an immediate Default by Tenant under this Lease. Acceptance by Landlord of Rent following any Transfer shall not be deemed to be a consent by Landlord to any such Transfer, acceptance of the Transferee as a tenant, release of Tenant from the performance of any covenants herein, or waiver by Landlord of any remedy of Landlord under this Lease, although amounts received shall be credited by Landlord against Tenant’s Rent obligations. Consent by Landlord to any one Transfer shall not be a waiver of the requirement for consent to any other Transfer. No reference in this Lease to assignees, concessionaires, subtenants or licensees shall be deemed to be a consent by Landlord to occupancy of the Leased Premises by any such assignee, concessionaire, subtenant or licensee.
C.    Landlord’s consent to any Transfer shall not operate as a waiver of, or release of Tenant from, Tenant’s covenants and obligations hereunder; nor shall the collection or acceptance of Rent or other performance from any Transferee have such effect. Rather, Tenant shall remain fully and primarily liable and obligated under this Lease for the entire Term in the event of any Transfer, and in the event of a Default by the Transferee, Landlord shall be free to pursue Tenant, the Transferee, or both, without prior Notice or demand to either.
D.    Landlord reserves the right to withhold its consent to a Transfer if any of the following conditions are applicable and it shall be deemed reasonable for Landlord to deny such consent if any of the following conditions are applicable:
(i)    Tenant is in Default of this Lease;
(ii)    The net worth (excluding goodwill) of the Transferee immediately prior to the Transfer is insufficient to fulfill the financial obligations arising under the Lease, as reasonably determined by Landlord, based on financial information provided by Tenant;
(iii)    Subject to Section 15.01.G, below, the inability of Transferee to continue to operate the business conducted in the Leased Premises for general office purposes or the other purposes permitted in this Lease; or
(iv)    During any period that Tenant does not lease the entire Building, Transferee is an existing tenant in the Building and Landlord has sufficient available space in the portion of the Building not subject to Lease to satisfy such proposed subtenant’s space requirements.
E.    Notwithstanding the foregoing, the following conditions shall apply to any proposed Transfer:

(i)    Each and every covenant, condition, or obligation imposed upon Tenant by this Lease and each and every right, remedy, or benefit afforded Landlord by this Lease shall not be impaired or diminished as a result of such Transfer.
(ii)    Tenant to which the Leased Premises were initially leased shall continue to remain liable under this Lease for the performances of all terms, including, but not limited to, payment of Rent due under this Lease.
(iii)    Transferee must expressly assume in a written instrument delivered and reasonably acceptable by Landlord all the obligations of Tenant under the Lease.
(iv)    Landlord shall furnish the appropriate documentation in connection with any such Transfer and be entitled to a reasonable administrative fee therefor, as set forth in Section 17.03.
(v)    At the time Tenant requests approval of the Transfer, Landlord shall receive the following information in connection with such Transfer: the name of the proposed Transferee, a copy of the financial statement of the proposed Transferee and any guarantor, information regarding the proposed Transferee’s business history and experience and the proposed Transferee’s business plan and projections for the Leased Premises.
(vi)     If Landlord consents to a Transfer, as a condition thereto, Tenant shall pay to Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, fifty percent (50%) of any Transfer Premium. The term “Transfer Premium” shall mean all rent, additional rent and other consideration payable by such Transferee which either initially or over the term of the Transfer exceeds the Rent or pro rata portion of the Rent, as the case may be, for the applicable space in the case of a subletting, or any amount allocated in writing to the value of the leasehold in the Building, in the case of an assignment, and (a) the actual third party brokers’ commissions paid by Tenant, (b) reasonable attorneys’ fees, (c) reasonable tenant improvement costs incurred by Tenant to effect such Transfer; and (d) all other reasonable out-of-pocket costs of such subletting. “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer. Notwithstanding anything herein to the contrary, this Section 15.01.E(vi) shall not apply to, and no Transfer Premium shall be payable in connection with, any Permitted Transfer (as defined below).
Landlord shall approve or disapprove of such proposed Transfer within thirty (30) days following receipt of Tenant’s Notice of its intent to Transfer the Lease together with the required information set forth above, provided Landlord will inform Tenant within ten (10) days after receipt of the initial submission if any items required to be submitted hereunder are missing.
F.    Notwithstanding the foregoing, in the event that Tenant desires to Transfer seventy percent (70%) or more of the Leased Premises in a transaction, where Landlord’s consent is required under the terms of this Article XV, then Landlord shall have the right to recapture the Leased Premises and terminate the Lease by giving Notice of such termination to Tenant within thirty (30) days after Tenant’s Notice of its intent to Transfer, together with the required information as set forth above, is delivered to Landlord. If Landlord gives Tenant such a termination Notice within such thirty (30) days period, then Tenant may rescind its request for a sublease or assignment within five (5) Business Days after Landlord delivers its response and if Tenant does not do so, this Lease shall terminate effective as of the ninetieth (90th) day after Landlord’s termination Notice is received by Tenant. If Landlord does not exercise such right to terminate this Lease, then Tenant’s proposed Transferee shall nonetheless be required to meet the conditions in Sections 15.01.D. and 15.01.E. above. If after any such recapture Tenant shall occupy less than all the Building, this Lease will be amended as reasonably required to make it a multitenant lease, with Tenant’s responsibility for maintenance restricted to the Leased Premises and not including Building Systems.
G.    Notwithstanding Section 15.01.D(iii), above, Landlord agrees that if Tenant proposes to sublease the first (1st) floor of the Building (or any part of such floor) to a Transferee that proposes to use such space for retail purposes, then Landlord shall not withhold its consent to such proposed subletting solely because such Transferee does not intend to use the subleased premises for general office uses; provided, that each of the following conditions are fully satisfied:
(i)    the retail use is of the type typically found in and consistent with the character of comparable first class mixed-use projects in Northern California area at that time (but specifically excluding an “outlet” “off-price” or “discount” operation or a store that sells irregular, seconds or factory damaged goods); provided, however, such proposed retail use shall not: (a) conflict with or violate any exclusives or prohibited uses then in effect for the Project; (b) conflict with, or be substantially similar to, the primary use of any then existing tenant in the Project; (c) violate any applicable laws; (d) cause Landlord’s existing parking facilities to be in violation of applicable laws or require Landlord to increase parking to meet applicable laws; or (e) overburden other Project facilities, including but not limited to lighting, security, maintenance or building premises. Further, in no event shall the Transferee propose to operate the subleased premises for any “Noxious Use”, defined as a use which is repugnant to the sensibility of the community in general, including, by way of example and not limitation: (1) a store primarily selling or leasing sexually explicit materials such as cassettes, films, books and magazines; (2) a movie theater primarily showing “X” rated or other sexually explicit movies; (3) a massage parlor (other than a “Massage Envy” or similar first-class therapeutic massage operator); (4) a so-called “head shop” or drug paraphernalia store; (5) a store showing so-called “peep” shows; (6) a facility featuring scantily clad waiters or waitresses (e.g., Tilted Kilt and Hooters), “strip tease acts”, “nude dancing” or similar activities; (7) a store primarily selling items concerning sexuality (e.g., a so-called “sex” shop); (8) a mortuary; and (9) a carnival or fair;
(ii)    the proposed Transferee has at least five (5) years’ experience operating the same type of business as is being proposed for the sublet premises in connection with such subletting;
(iii)     the proposed Transferee, on the effective date of the subletting, owns and/or operates at least ten (10) locations of a similar type of business as is being proposed for the Leased Premises in connection with such subletting;
(iv)    the proposed Transferee is not then in default of any other leases and/or operating agreements with Landlord or its affiliates;
(v)    Landlord is not then in negotiations with the proposed Transferee for other vacant space in the Commercial Portion.
Nothing contained in this Section 15.01.G shall limit Landlord’s right to withhold its consent to a subletting to a Transferee intending to use the subleased premises pursuant to Sections 15.01.G(i), (ii), or (iv), above. If Tenant subleases the first (1st) floor of the Building (or any part of such floor) to a retail Transferee, then such retail Transferee may maintain exterior signage, however any such signage maintained on the exterior portions of the Building by such retail Transferee shall comply with Landlord’s signage criteria for the Project, a copy of which is attached hereto as Exhibit H-1 (the “Retail Tenant Sign Criteria”); provided, however, that the Retail Tenant Sign Criteria shall be subject to change from time to time so long as such changes are consistent with the Operating Standard.

Section 15.02.	Tenant Remedies.
Notwithstanding anything to the contrary in this Lease, if Tenant claims that Landlord has unreasonably withheld, conditioned, or delayed its consent under this Article XV or otherwise has breached or acted unreasonably under this Article XV, Tenant’s sole remedies shall be declaratory judgment and an injunction for the relief sought, or an action for compensatory monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right provided under California Civil Code Section 1995.310 or other applicable laws to terminate this Lease.

Section 15.03.	Landlord Consent Not Required.
Notwithstanding anything to the contrary contained in this Article XV, as long as no Default by Tenant has then occurred and is continuing, Tenant may assign this Lease or sublet any portion of the Leased Premises (hereinafter collectively referred to as a “Permitted Transfer”) to (a) an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (b) any successor entity to Tenant by way of merger, consolidation or other non-bankruptcy corporate reorganization, or (c) an entity which acquires all or substantially all of Tenant’s assets or stock and continuing Tenant’s business operations at or from the Leased Premises (collectively, “Permitted Transferees,” and, individually, a “Permitted Transferee”); provided that (i) at least ten (10) Business Days prior to the Transfer (or three (3) Business Days after the Transfer if prior notice of such Transfer is prevented by applicable laws or confidentiality restrictions), Tenant notifies Landlord of such Transfer, and supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee, including, but not limited to, copies of any sublease or instrument of assignment and copies of documents establishing to the reasonable satisfaction of Landlord that the transaction in question is one permitted under this Section 15.03; (ii) if the transaction is an assignment, or acquisition of all or substantially all of the assets of Tenant, promptly after the Permitted Transfer, Tenant furnishes Landlord with a written document executed by the proposed Permitted Transferee in which, in the case of an assignment, such entity assumes all of Tenant’s obligations under this Lease thereafter to be performed, and, in the case of a sublease, such entity agrees to sublease the applicable space subject to this Lease; (iii) in the case of an assignment pursuant to clauses (b) or (c) above, the successor entity must have a net worth (computed in accordance with generally accepted accounting principles, except that intangible assets such as goodwill, patents, copyrights, and trademarks shall be excluded in the calculation (“Net Worth”)) at the time of the Transfer of at least One Billion Dollars ($1,000,000,000.00) together with a debt-to-market capitalization ratio (“Debt Ratio”) of twenty-five percent (25%) or less; (iv) any such proposed Transfer is not, whether in a single transaction or in a series of transactions, entered into as a subterfuge to evade the obligations and restrictions relating to Transfers set forth in this Article 15; and (v) the Tenant to which the Leased Premises were initially leased shall continue to remain liable under this Lease for the performances of all terms, including, but not limited to, payment of Rent due under this Lease. “Control,” as used in this Section 15.03, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

ARTICLE XVI
DEFAULT AND REMEDIES

Section 16.01.	Default.
Each of the following events shall constitute a default (“Default”) by Tenant under this Lease: (i) Tenant’s failure to pay, or make available as required by this Lease, any Rent by the date such Rent is due and has not been paid; (ii) if Tenant breaches or fails to observe or perform any term, condition or covenant of this Lease, other than those involving the payment of Rent or the timely delivery by Tenant of an estoppel certificate, documents in connection with a Transfer or insurance certificates, and such breach or failure is not cured within thirty (30) days after Tenant’s receipt of Notice thereof, unless such condition cannot reasonably be cured within such thirty (30) days, in which case Tenant must commence such cure within said thirty (30) days and diligently pursue said cure to its completion (provided, however, if such breach or failure creates a hazard, public nuisance or dangerous situation, said thirty (30) day grace period shall be reduced to forty-eight (48) hours after Tenant’s receipt of Notice); (iii) Tenant’s failure to timely deliver an estoppel certificate, a document in connection with a Transfer or any insurance certificate and such failure continues for five (5) Business Days after Tenant’s receipt of Notice thereof; or (iv) if Tenant fails to carry and maintain the insurance required by this Lease and such failure continues for five (5) Business Days after Tenant’s receipt of Notice thereof. Notwithstanding anything to the contrary contained herein, if the Default can be cured by the payment of money, Tenant shall, except as hereinafter provided, have five (5) Business Days after Notice from Landlord to cure the Default. Notwithstanding the preceding sentence, if Landlord shall give Notice of two (2) such Defaults within any twelve (12) month period, then thereafter, Tenant shall be in Default under this Lease if it fails to pay any Rent within ten (10) days after the same shall be due and payable, without the necessity of Notice.

Section 16.02.	Remedies and Damages.
A.    If a Default described in Section 16.01, above, occurs, Landlord shall have all the rights and remedies provided in this Section 16.02, in addition to all other rights and remedies available under this Lease or provided at law or in equity.
B.    Landlord may, upon Notice to Tenant, terminate this Lease, or terminate Tenant’s right to possession without terminating this Lease (as Landlord may elect). If this Lease or Tenant’s right to possession under this Lease are at any time terminated under this Section 16.02 or otherwise, Tenant shall immediately surrender and deliver the Leased Premises peaceably to Landlord. If Tenant fails to do so, Landlord shall be entitled to re-enter, without process and without Notice (any Notice to quit or of re-entry being hereby expressly waived), using such force as may be necessary, and, alternatively, Landlord shall have the benefit of all provisions of law respecting the speedy recovery of possession of the Leased Premises (whether by summary proceedings or otherwise).
C.    Landlord may also perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant fails to perform, the cost of which (together with an administrative fee of ten percent (10%) to cover Landlord’s overhead in connection therewith) shall be paid by Tenant to Landlord within five (5) Business Days after demand therefor. In performing any obligations of Tenant, Landlord shall incur no liability for any loss or damage that may accrue to Tenant, the Leased Premises or Tenant’s Property by reason thereof, except if caused by Landlord’s willful and malicious act. The performance by Landlord of any such obligation shall not constitute a release or waiver of any of Tenant’s obligations under this Lease.
D.    Upon termination of this Lease or of Tenant’s right to possession under this Lease, Landlord may at any time and from time to time relet all or any part of the Leased Premises for the account of Tenant or otherwise, at such rentals and upon such terms and conditions as Landlord shall deem appropriate. Landlord shall receive and collect the rents therefor, applying the same first to the payment of such expenses as Landlord may incur in recovering possession of the Leased Premises, including legal expenses and attorneys’ fees, in placing the Leased Premises in good order and condition and in preparing or altering the same for re-rental; second, to the payment of such expenses, commissions and charges as may be incurred by or on behalf of Landlord in connection with the reletting of the Leased Premises; and third, to the fulfillment of the covenants of Tenant under this Lease, including the various covenants to pay Rent. Any such reletting may be for such term(s) as Landlord elects. Thereafter, Tenant shall pay Landlord until the end of the Term of this Lease the equivalent of the amount of all the Rent and all other sums required to be paid by Tenant, less the net avails of such reletting, if any, on the dates such Rent and other sums above specified are due. Any reletting by Landlord shall not be construed as an election by Landlord to terminate this Lease unless Notice of such intention is given by Landlord to Tenant. Notwithstanding any reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease. In any event, Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet the Leased Premises or any failure by Landlord to collect any sums due upon such reletting.

E. In addition to all other remedies provided in this Lease and at law, if there occurs a Default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord may terminate this Lease and all rights of Tenant hereunder by Notice to Tenant, in which event Tenant shall immediately surrender the Leased Premises to Landlord. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:
(i)    The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus
(ii)    The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iii)    The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iv)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would likely result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Leased Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and
(v)    At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
As used in subsections (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate. As used in subsection (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
Efforts by Landlord to mitigate damages caused by Tenant’s Default or breach of this Lease shall not waive Landlord’s right to recover damages under this Section. If termination of this Lease is obtained through an unlawful detainer action, Landlord shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable thereon, or Landlord may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages.
F.    At Landlord’s option and in addition to all other remedies provided in this Lease and at law, if there occurs a Default, Landlord may elect to continue this Lease and Tenant’s right to possession in effect under California Civil Code Section 1951.4 after Tenant’s breach or Default and recover the rent as it becomes due. Landlord and Tenant agree that the limitations on assignment and subletting set forth in Article XV in this Lease are reasonable. Acts of maintenance or preservation, efforts to relet the Leased Premises or the appointment of a receiver to protect Landlord’s interest under this Lease, shall not constitute a termination of Tenant’s right to possession.

Section 16.03.	Remedies Cumulative.
No reference to any specific right or remedy in this Lease shall preclude Landlord from exercising any other right, from having any other remedy, or from maintaining any action to which it may otherwise be entitled under this Lease, at law or in equity.

Section 16.04.	Waiver.
A.    Landlord shall not be deemed to have waived any provision of this Lease, or the breach of any such provision, unless specifically waived by Landlord in a writing executed by an authorized officer of Landlord. No waiver of a breach shall be deemed to be a waiver of any subsequent breach of the same provision, or of the provision itself, or of any other provision.
B.    Tenant hereby expressly waives any and all rights of redemption and any and all rights to relief from forfeiture which would otherwise be granted or available to Tenant under any present or future statutes, rules or case law.
C.    IN ANY LITIGATION (WHETHER OR NOT ARISING OUT OF OR RELATING TO THE LEASE) IN WHICH LANDLORD AND TENANT SHALL BE ADVERSE PARTIES, BOTH LANDLORD AND TENANT KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

D.    Notwithstanding anything to the contrary contained in this Lease, Tenant waives the right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code and all other laws now or hereafter in effect. Furthermore, Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any successor or other law of like import.

Section 16.05.	Tenant Self-Help Rights.
Notwithstanding any provision set forth in the Lease to the contrary, if Tenant provides Notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance of the Building and/or the Condenser Water System, and Landlord fails to commence such action within a reasonable period of time, given the circumstances, after the receipt of such Notice, but in any event not later than thirty (30) days after receipt of such Notice (or not less than three (3) Business Days, if the matter is an Emergency) and thereafter continue providing such action through completion, then Tenant may proceed to take the required action upon delivery of an additional ten (10) Business Days’ Notice to Landlord and any Mortgagee of which Tenant has been given Notice (or one (1) Business Day in the event of an emergency) (a “Self-Help Notice”), specifying that Tenant is taking such required action if Landlord does not do so within the second notice period. If Landlord fails to commence to cure its failure to perform such time period, then Tenant may take such action is reasonably necessary to perform such obligations subject to the following terms and conditions:

A.    All work performed by Tenant or its agents in accordance with this Section 16.05 must be performed in accordance with Section 9.03 (Alterations) above (except that the prior approvals by Landlord set forth in Section 9.03 shall not be required, nor shall Tenant have any restoration obligation under Section 9.05) at prevailing and competitive rates (taking into account the scope of the services, the financial strength, reputation and quality of Tenant’s selected contractor, the urgency of the situation and the requirement that harmonious labor relations be maintained within the Project) and so as to minimize interference with the rights of other occupants of the Project (if applicable); and
B.    Promptly following completion of any work performed by Tenant pursuant to this Section 16.05 Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto and an assignment on a non-exclusive basis of any and all warranties relating to such work. If Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice from Tenant, then Landlord shall pay to Tenant the amount set forth in the invoice together with an administrative fee of ten percent (10%) of the cost thereof within thirty (30) days after Tenant’s delivery of such invoice. If, however, Landlord delivers to Tenant, within thirty (30) days after delivery of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable detail Landlord’s good faith reasons for its claim that such action did not have to be taken by Landlord pursuant to this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such reimbursement. Rather, Tenant may proceed to claim a default by Landlord or, if elected by either Landlord or Tenant, the matter shall proceed to resolution by the selection of an arbitrator to resolve the dispute. If Tenant prevails in the arbitration, the amount of the award (which shall include Interest from the time of delivery of Tenant’s invoice for such expenditures until the date Tenant receives such amount by payment or offset and attorneys’ fees and related costs) shall be due and payable within thirty (30) days of the issuance of such award. Notwithstanding anything to the contrary contained above in this Section 16.05, Tenant shall have no right under this Section to proceed to arbitration as provided above so long as Default has occurred and remains uncured.
ARTICLE XVII
MISCELLANEOUS PROVISIONS

Section 17.01.	Notices.
A.    Whenever any demand, request, approval, consent or Notice (singularly and collectively, “Notice”) shall or may be given by one party to the other, such Notice shall be in writing and addressed to the parties at their respective addresses as set forth in Section 1.01.I, above, and served by (i) hand, (ii) a nationally recognized overnight express courier, or (iii) registered or certified mail return receipt requested. The date the Notice is received shall be the date of service of Notice. If an addressee refuses to accept delivery, however, then Notice shall be deemed to have been served on either (i) the date hand delivery is refused, (ii) the next business day after the Notice was sent in the case of attempted delivery by overnight courier, or (iii) five (5) Business Days after mailing the Notice in the case of registered or certified mail. Either party may, at any time, change its Notice address by giving the other party Notice, in accordance with the above, stating the change and setting forth the new address.
B.    If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Leased Premises, no Notice thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee, in the manner prescribed in this Section 17.01, to the address as such Mortgagee shall designate.

Section 17.02.	Recording.
Neither this Lease nor a memorandum thereof shall be recorded without the prior written consent of Landlord.

Section 17.03.	Interest and Administrative Costs.
A.    If (i) Tenant fails to make any payment under this Lease when due, or (ii) Landlord incurs any costs or expenses in performing any obligation of Tenant or as a result of Tenant’s Default under this Lease, then Tenant shall pay, within five (5) Business Days after demand, such costs and/or expenses plus Interest from the date such payment was due or from the date Landlord incurs such costs or expenses relating to the performance of any such obligation or Tenant’s Default.
B.    If Tenant requests that Landlord review and/or execute any documents in connection with this Lease, including Assignment and Transfer documents, and Landlord Waivers of Lien, Tenant shall pay to Landlord, upon demand, as an administrative fee for the review and/or execution thereof, all costs and expenses, including reasonable attorney’s fees (which shall include the cost of time expended by in-house counsel) incurred by Landlord and/or Landlord’s agent, not to exceed Three Thousand Dollars ($3,000) in the case of any request for a subleasing or assignment; provided, however, that if the proposed subletting is for less than the entire Building and, as a result, this Lease is required to be amended to make it a multi-tenant lease, then Tenant shall be obligated to reimburse Landlord an amount not to exceed Ten Thousand Dollars ($10,000).

Section 17.04.	Legal Expenses.
If Landlord or Tenant institutes any suit against the other in connection with the enforcement of their respective rights under this Lease, the violation of any term of this Lease, the declaration of their rights hereunder, or the protection of Landlord’s or Tenant’s interests under this Lease, the non-prevailing party shall reimburse the prevailing party for its reasonable expenses incurred as a result thereof including court costs and attorneys’ fees within five (5) Business Days after demand therefor. Notwithstanding the foregoing, if Landlord files any legal action for collection of Rent or any eviction proceedings, whether summary or otherwise, for the non-payment of Rent, and Tenant pays such Rent prior to the rendering of any judgment, the Landlord shall be entitled to collect, and Tenant shall pay, all court filing fees and the reasonable fees of Landlord’s attorneys. Notwithstanding the entry of any judgment related to this Lease, this Section 17.04 shall not be merged with such judgment, but shall survive the entry of such judgment and shall continue to be binding and conclusive on the parties for all time. Post-judgment attorneys’ fees and costs related to the enforcement of any such judgment shall be recoverable in the same or a separate action.

Section 17.05.	Successors and Assigns.
This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant, and their respective permitted successors and assigns. Upon any sale or other transfer by Landlord of its interest in the Leased Premises, Landlord shall be relieved of any obligations under this Lease occurring subsequent to such sale or other transfer.

Section 17.06.	Limitation on Right of Recovery Against Landlord; Transfer of Landlord’s Interest.
No shareholder, member, trustee, partner, director, officer, employee, representative or agent of Landlord shall be personally liable in respect of any covenant, condition or provision of this Lease. If Landlord breaches or defaults in any of its obligations in this Lease, Tenant shall look solely to the equity of the Landlord in the Building and any insurance proceeds arising from the insurance required hereunder for satisfaction of Tenant’s remedies. Further, Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Leased Premises, Building and/or this Lease. Tenant expressly agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease arising after the date of any such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of such transfer, except as provided in Section 17.07, below. Any transferee shall agree to perform Landlord’s obligations hereunder arising or accruing after the date of such transfer, including, without limitation, the right to a return of the Security Deposit, unless the relevant transfer is made prior to the date the Tenant Work Allowance is funded and primarily for the purposes of avoiding payment of same, in which case the prior Landlord will continue to be liable. A ground lease or similar long term lease by Landlord of the entire Building, of which the Leased Premises are a part, shall be deemed a sale within the meaning of this Section 17.06. Tenant agrees to attorn to such new owner provided such new owner does not disturb Tenant’s use, occupancy or quiet enjoyment of the Leased Premises so long as Tenant is not in Default of this Lease. In no event shall Landlord be responsible for consequential damages (e.g., lost profits), punitive damages or any damages other than direct, actual and compensatory damages incurred by Tenant.

Section 17.07.	Security Deposit; Letter of Credit.
A.    Security Deposit. Unless Tenant elects to deliver a Letter of Credit pursuant to Section 17.07.B, below, no later than five (5) Business Days after the mutual execution and delivery of this Lease, Tenant shall deposit with Landlord, for Landlord’s general account, the Security Deposit set forth in Section 1.01.G hereof as security for the performance of each and every term, covenant, agreement and condition of this Lease to be performed by Tenant. Landlord may use, apply on Tenant’s behalf or retain (without liability for interest) during the Term all or any part of the Security Deposit to the extent required for the payment of any Rent which may be owed hereunder which is not paid when due, or for any sum which Landlord may expend to cure any Default of Tenant. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. After each application from the Security Deposit, Tenant shall, within five (5) Business Days after of Notice from Landlord, restore said deposit to the amount set forth in Section 1.01.G hereof. The use, application or retention of the Security Deposit by Landlord shall not be deemed a limitation on Landlord’s recovery in any case, or a waiver by Landlord of any Default, nor shall it prevent Landlord from exercising any other right or remedy for a Default by Tenant. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord’s ordinary business and shall not be required to segregate it from Landlord’s general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building during the Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of sixty (60) days following the later of (i) the Termination Date, and (ii) when Tenant surrenders possession of the Leased Premises to Landlord in accordance with the terms of this Lease within which to inspect the Leased Premises, make required restorations and repairs, receive and verify workmen’s billings therefor, and prepare a final accounting with respect to the Security Deposit and return any unused portion. In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.
(ii)    Letter of Credit.
(a)    In lieu of a Security Deposit, Tenant shall have the right to deliver to Landlord, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or that Landlord reasonably estimates it may suffer) as a result of any breach or default by Tenant under this Lease, an irrevocable and unconditional negotiable standby Letter of Credit (“Letter of Credit”), in the form attached to this Lease as Exhibit I and containing the terms required in this provision, payable in the Cities of Santa Clara or San Jose, California, running in favor of Landlord and issued by Silicon Valley Bank or another solvent, nationally recognized bank with a long term rating of BBB or higher, under the supervision of the Superintendent of Banks of the State of California, or a national banking association, in the amount of Two Million Seven Thousand Two Hundred Sixty and 37/100ths Dollars ($2,007,260.37) (“Letter of Credit Amount”). Tenant shall deliver the Letter of Credit to Landlord no later than five (5) Business Days after the mutual execution and delivery of this Lease. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the Letter of Credit. The Letter of Credit shall (1) be “callable” at sight, irrevocable, and unconditional; (2) be maintained in effect, whether through renewal or extension, for the period from the Lease Commencement Date and continuing until the date (“Letter of Credit Expiration Date”) that is one hundred twenty (120) days after the expiration of the Term, and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least sixty (60) days before the expiration of the Letter of Credit then held by Landlord, without any action whatsoever on the part of Landlord; (3) be fully assignable by Landlord, its successors, and assigns; (4) permit partial draws and multiple presentations and drawings; (e) be honored by the bank issuing the same (“Bank”) regardless of whether Tenant disputes Landlord’s right to draw on the Letter of Credit; and (5) be otherwise subject to Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (UCP600) or International Standby Practices-ISP98, International Chamber of Commerce Publication No. 590 (1998). In addition, the form and terms of the Letter of Credit and the issuing Bank shall be acceptable to Landlord, in Landlord’s sole discretion. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable: (1) such amount is due to Landlord under the terms and conditions of this Lease; (2) Tenant has filed a voluntary petition under any chapter of the U.S. Bankruptcy Code or any similar state law (collectively, “Bankruptcy Code”); (3) Tenant has assigned any or all of its assets to creditors in accordance with any federal or state laws; (4) an involuntary petition has been filed against Tenant under any chapter of the Bankruptcy Code; or (5) the Bank has notified Landlord that the Letter of Credit will not be renewed or extended through the Letter of Credit Expiration Date.
(b)    The Letter of Credit shall also provide that Landlord, its successors, and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent, transfer (one or more times) all or any portion of its interest in and to the Letter of Credit to another party, person, or entity, regardless of whether such transfer is separate from or a part of the assignment by Landlord of its rights and interests in and to this Lease.

In the event of a transfer of Landlord’s interest in the Leased Premises, Landlord shall transfer the Letter of Credit, in whole or in part, to the transferee and Landlord shall then, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions of this Article shall apply to every transfer or assignment of the whole or any portion of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents, and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection with any such transfer.
(c)    If, as a result of Landlord drawing on the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five (5) Business Days after the drawdown by Landlord, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Section 17.07(ii). If Tenant fails to comply with this requirement, despite anything to the contrary contained in this Lease, the same shall constitute an incurable default by Tenant.
(d)    Tenant covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part of it and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Letter of Credit Expiration Date, Landlord will accept a renewal of the letter of credit (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than sixty (60) days before the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as required in section above through the Letter of Credit Expiration Date on the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion. However, if the Letter of Credit is not timely renewed, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth above, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms hereof, and the proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets. Landlord agrees to pay to Tenant within thirty (30) days after the Letter of Credit Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not (1) applied against any Rent payable by Tenant under this Lease that was not paid when due or (2) used to pay for any losses and damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if before the Letter of Credit Expiration Date a voluntary petition under the Bankruptcy Code is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either (x) all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or (y) such bankruptcy or reorganization case has been dismissed.
(e)    Tenant acknowledges and agrees that Landlord is entering into this Lease in material reliance on the ability of Landlord to draw on the Letter of Credit on the occurrence of any breach or default on the part of Tenant under this Lease. If Tenant shall breach any provision of this Lease or otherwise be in default under this Lease, Landlord may, but without obligation to do so, and without notice to Tenant, draw on the Letter of Credit, in part or in whole, to cure any breach or default of Tenant and to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default, including any damages that accrue upon termination of the Lease under the Lease and/or California Civil Code §1951.2 or any similar provision. Landlord’s use, application, or retention of any proceeds of the Letter of Credit, or any portion of it, shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either before or following a draw by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw on the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a draw on such Letter of Credit in a timely manner. Tenant agrees and acknowledges that (1) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank; (2) Tenant is not a third party beneficiary of such contract; (3) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds of it; and (4) if Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim or rights to the Letter of Credit or the proceeds of it by application of 11 USC §502(b)(6) or otherwise.
(f)    Tenant may, from time to time, replace any existing Letter of Credit with a new Letter of Credit if the new Letter of Credit: (1) becomes effective at least sixty (60) days before expiration of the Letter of

Credit that it replaces; (2) is in the required Letter of Credit amount; (3) is issued by a Letter of Credit bank acceptable to Landlord; and (4) otherwise complies with the requirements of this Section 17.07(ii).
(g)    Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal or proceeds of it be (1) deemed to be or treated as a “security deposit” within the meaning of California Civil Code §1950.7, (2) subject to the terms of §1950.7, (3) intended to serve as a “security deposit” within the meaning of §1950.7, or (4) limit Landlord’s remedies hereunder. Landlord and Tenant (x) confirm that the Letter of Credit is not intended to serve as a security deposit and §1950.7 and any and all other laws, rules, and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy to the Letter of Credit and (y) waive any and all rights, duties, and obligations either party may now or in the future have relating to or arising from the Security Deposit Laws.

Section 17.08.	Entire Agreement; No Representations; Modification.
This Lease is intended by the parties to be a final expression of their agreement and as a complete and exclusive statement of the terms thereof. All prior negotiations, considerations and representations between the parties (oral or written) are incorporated herein. No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. No representations, understandings, agreements, warranties or promises with respect to the Leased Premises or the Building, or with respect to past, present or future tenancies, rents, expenses, operations, or any other matter, have been made or relied upon in the making of this Lease, other than those specifically set forth herein. This Lease may only be modified, or a term thereof waived, by a writing signed by an authorized officer of Landlord and Tenant expressly setting forth said modification or waiver.

Section 17.09.	Severability.
If any term or provision of this Lease, or the application thereof to any Person or circumstance, shall be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 17.10.	Joint and Several Liability.
If two or more Persons shall sign this Lease as Tenant, the liability of each such Person to pay the Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all Notices, payments and agreements given or made by, with or to any one of such Persons shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other legal entity, the partners or members of which are, by virtue of any applicable law, rule, or regulation, subject to personal liability, the liability of each such partner or member under this Lease shall be joint and several and each such partner or member shall be fully obligated hereunder and bound hereby as if each such partner or member had personally signed this Lease.

Section 17.11.	Broker’s Commission.
Other than Cornish & Carey Commercial dba Newmark Cornish & Carey (“Broker”), Landlord and Tenant each warrants and represents to the other that no broker, finder or agent has acted for or on its behalf in connection with the negotiation, execution or procurement of this Lease. Subject to the next sentence, Landlord and Tenant each agrees to indemnify and hold the other harmless from and against all liabilities, obligations and damages arising, directly or indirectly, out of or in connection with a claim from a broker, finder or agent with respect to this Lease or the negotiation thereof, including costs and attorneys’ fees incurred in the defense of any claim made by a broker alleging to have performed services on behalf of the indemnifying party. Landlord agrees to pay Broker a commission with respect to this Lease in accordance with a separate written agreement between Landlord and Broker.

Section 17.12.	No Option; Irrevocable Offer.
The submission of this Lease by Landlord, its broker, agent or representative, for examination or execution by Tenant, does not constitute an option or offer to lease the Leased Premises upon the terms and conditions contained herein or a reservation of the Leased Premises in favor of Tenant; it being intended hereby that notwithstanding the preparation of space plans and/or tenant improvements plans, etc., and/or the expenditure by Tenant of time and/or money while engaged in negotiations in anticipation of it becoming the Tenant under this Lease, or Tenant’s forbearing pursuit of other leasing opportunities, or even Tenant’s execution of this Lease and submission of same to Landlord, that this Lease shall become effective and binding upon Landlord only upon the execution hereof by Landlord and its delivery of a fully executed counterpart hereof to Tenant. No exception to the foregoing disclaimer is intended, nor shall any be implied, from expressions of Landlord’s willingness to negotiate with respect to any of the terms and conditions contained herein. Tenant’s execution of this Lease shall be deemed an offer by Tenant.

Section 17.13.	Inability to Perform.
Except for the payment of monetary obligations, in any case where either party hereto is required to do any act, and the performance of such act is prevented, delayed or stopped due to any of the following (“Force Majeure”): acts of God or nature, war, terrorism, civil commotion, fire, flood or other Casualty, labor difficulties, shortages of labor or materials or equipment, government regulations, delay by government or regulatory agencies with respect to approval or permit process, unusually severe weather or other reasonably unforeseeable circumstances not within the control of the party or its agents delayed in performing work or doing acts required under the terms of this Lease, the time for performance of such act (whether designated by a fixed date, a fixed time or a “reasonable time”) shall be deemed to be extended by the period of such prevention, delay or stoppage. Notwithstanding anything contained in this Lease to the contrary, if either party is unable to perform or delayed in performing any of its obligations under this Lease to the extent due to a foregoing event, such party shall not be in default under this Lease; provided, however, that nothing contained in this Section shall (i) extend the time at which Tenant is entitled to terminate this Lease pursuant to any express termination right under this Lease, or (ii) permit Tenant to holdover in the Leased Premises after the Termination Date. It shall be a condition of the right to claim an extension of time or other consequence as a result of any of the foregoing events that the party seeking such extension or consequence shall notify the other party thereof, specifying the nature and (to the extent known) the estimated length thereof. If such Notice is given later than five (5) Business Days after the notifying party first has actual knowledge of the existence of the event, then the event occurring during the period commencing on such fifth (5th) Business Day and ending on the date of such Notice, shall be disregarded and deemed not to have occurred.

Section 17.14.	Survival.
Occurrence of the Termination Date shall not relieve Tenant from its obligations accruing prior to the expiration of the Term. All such obligations shall survive termination of this Lease.

Section 17.15.	Corporate Tenants.
If Tenant is not an individual, the individual(s) executing this Lease on behalf of Tenant hereby covenant(s) and warrant(s) that: (i) Tenant is duly formed, qualified to do business and in good standing in the state in which the Building is located; and (ii) such Person(s) are duly authorized by such Person to execute and deliver this Lease on behalf of Tenant. Tenant shall remain qualified to do business and in good standing in said state throughout the Term.

Section 17.16.	Construction of Certain Terms.
The term “including” shall mean in all cases “including, without limitation.” Wherever Tenant is required to perform any act hereunder, such party shall do so at its sole cost and expense, unless expressly provided otherwise. All payments to Landlord, other than Minimum Rent, whether as reimbursement or otherwise, shall be deemed to be Additional Rent, regardless of whether denominated as “Additional Rent.” The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease.

Section 17.17.	Showing of Leased Premises.
Landlord may enter upon the Leased Premises for purposes of showing the Leased Premises to Mortgagees, prospective Mortgagees, insurers, prospective insurers, investors, underwriters, and purchasers and prospective purchasers at any time during the Term and to prospective tenants during the last twelve (12) months of the Term, subject to execution of a reasonable and customary nondisclosure agreement by any person other than Landlord having access to the Premises, and after providing at least two (2) Business Days’ Notice. Notwithstanding the foregoing, if any Mortgagee, prospective Mortgagee, insurer or prospective insurer refuses to execute a nondisclosure agreement, then such Mortgagee, prospective Mortgagee, insurer or prospective insurer shall nevertheless be permitted to access the Leased Premises for purposes of completing customary underwriting activities (i.e., seismic and property condition reports) in the Leased Premises.

Section 17.18.	Relationship of Parties.
This Lease shall not create any relationship between the parties other than that of Landlord and Tenant.

Section 17.19.	Rule Against Perpetuities.
Notwithstanding any provision in this Lease to the contrary, if the Term has not commenced within twenty-one (21) years after the date of this Lease, this Lease shall automatically terminate on the twenty-first (21st) anniversary of the date of this Lease. The sole purpose of this provision is to avoid any possible interpretation of this Lease as violating the Rule Against Perpetuities, or any other rule of law or equity concerning restraints on alienation.

Section 17.20.	Choice of Law.

This Lease shall be construed, and all disputes, claims, and questions arising hereunder shall be determined in accordance with the laws of the State of California without reference to its choice of law principles.

Section 17.21.	Choice of Forum.
Any action involving a dispute relating in any manner to this Lease, the relationship of Landlord/Tenant, the use or occupancy of the Leased Premises, and/or any claim of injury or damage shall be filed and adjudicated solely in the state or federal courts of the jurisdiction in which the Leased Premises are located.

Section 17.22.	Hazardous Substances.
No Hazardous Substances (as hereafter defined) shall be used, generated, stored, treated, released, disposed or otherwise managed by or on behalf of Tenant or any invitee at the Leased Premises or the Building with the exception of appropriate amounts of office and cleaning products customarily and lawfully used in conjunction with an office use and/or any materials used in connection with any maintenance required to be performed by Tenant hereunder. Tenant shall immediately notify Landlord upon discovery of any Hazardous Substance release affecting the Leased Premises and, at its sole expense and at Landlord’s option, commence and thereafter diligently pursue remediation to Landlord’s satisfaction or reimburse Landlord’s costs of investigation or remediation of any release of Hazardous Substances arising from any act or omission of Tenant, its employees, agents, contractors or invitees within five (5) Business Days after demand therefor. Tenant shall cooperate with Landlord and provide access to the Leased Premises from time to time for inspections and assessments of environmental conditions and shall remove all Hazardous Substances from the Leased Premises upon expiration or termination of the Lease. Tenant agrees to indemnify, defend and hold Landlord and Landlord’s Indemnitees harmless from and against all liabilities, obligations, damages, judgments, losses, penalties, claims, costs, charges and expenses, including reasonable architects’ and attorneys’ fees, which may be imposed upon, incurred by or asserted against Landlord or Landlord’s Indemnitees by a third party and arising, directly or indirectly, out of or in connection with the presence of Hazardous Substances at or affecting the Building due to any act or failure to act of Tenant, its agents, servants, employees or contractors. As used herein, “Hazardous Substances” shall mean (i) hazardous or toxic substances, wastes, materials, pollutants and contaminants which are included in or regulated by any federal, state or local law, regulation, rule or ordinance, including CERCLA, Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, and the Toxic Substances Control Act, as any of the foregoing may be amended from time to time, (ii) petroleum products, (iii) halogenated and non-halogenated solvents, and (iv) all other regulated chemicals, materials and solutions which, alone or in combination with other substances, are potentially harmful to the environment, public health or safety or natural resources.

Section 17.23.	OFAC Certification.
Tenant certifies that: (i) it is not acting, directly or indirectly, for or on behalf of any Person, group entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked Person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaging in, instigating or facilitating this transaction, directly or indirectly, on behalf of any such Person, group, entity, or nation.
Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorneys’ fees and costs) arising from or related to any breach of the foregoing certification.

Section 17.24.	Time is of the Essence.
Time is of the essence with respect to each and every obligation of Tenant arising under this Lease.

Section 17.25.	Counterparts.
This Lease may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Moreover, signatures received by facsimile or portable document format shall be deemed effective for the purposes of this Lease.

Section 17.26.	Confidentiality.
Tenant and Landlord each acknowledges that the contents of this Lease and any related documents are confidential information. Tenant and Landlord each shall keep and maintain such information strictly confidential and shall not disclose such confidential information to any person or entity; provided, however, each such party may disclose the terms and conditions of this Lease if required by law (including without limitation, as deemed necessary or desirable in connection with its status as a public traded company or a subsidiary of a publicly traded company) or court order or in connection with any effort or action to enforce or interpret the terms of this Lease, and to its attorneys, insurance consultants or providers, accountants, employees, auditors, and existing or prospective financial partners, investors, purchasers or lenders provided same are advised by such party of the confidential nature of such terms and conditions as well as to its brokers or other real estate advisors, appraisers, contractors, architects or engineers in connection with the negotiation, administration, or performance of or the exercise of any rights of such party under this Lease, and to any prospective transferees of any or all of such party’s interest in this Lease or the Leased Premises.

Section 17.27.	Future Development.
Tenant understands and agrees that Landlord is, will or may be engaged in the design, development, demolition, construction and leasing activities in connection with additional development of the Project and the Common Areas within areas adjacent to or near the Leased Premises and that these activities may result in, among other things, the creation of temporary periods of noise, vibrations, dust, lights, and odors. Tenant acknowledges that it has received notification of these activities. In addition to Landlord’s rights set forth elsewhere in this Lease, Tenant covenants and agrees that Landlord shall have the right, in the nature of an easement, to subject the Leased Premises and areas adjacent to or near to the Leased Premises to such temporary nuisances during such activities. Landlord shall use its reasonable efforts to minimize any interference with or disruption of Tenant’s business in the Leased Premises, but neither Landlord nor its related entities or affiliates shall be liable to Tenant for any inconvenience or disruption resulting from such construction nor shall any such inconvenience serve as the basis for any abatement in Rent. Tenant further agrees that Tenant shall take no action to limit or delay Landlord’s activities in connection with the design, development, demolition, construction or leasing of such areas in the Project.

Section 17.28.	Rights of First Offer to Lease.
A.    700 Santana Row.
1.    If, at any time during the initial Term hereof (such period of time being referred to herein as the “700 SR ROFO Term”), Landlord determines in its sole and absolute discretion that it will develop and lease that portion of the Project identified on Exhibit A as “700 Santana Row Building” (“700 SR”) to a single tenant for the Permitted Use, then Tenant shall have a right of first offer (the “700 SR ROFO”) to lease all, but not less than all, of 700 SR, subject to, and in accordance with, the terms and conditions set forth in this Section 17.28.A. Tenant acknowledges and agrees that 700 SR refers to a currently unimproved parcel of land upon which a building may be constructed. Landlord does not currently have definitive plans to construct any improvements on such unimproved parcel and nothing in this Lease shall be construed to obligate Landlord to construct a building or other improvements on the unimproved land. Tenant shall be entitled to rights and options granted with respect to the 700 SR subject to the terms of this Section 17.28.A if, and only if, Landlord elects, in its sole and absolute judgment, to develop the 700 SR for the Permitted Use during the 700 SR ROFO Term. Tenant further acknowledges that its rights under this Section 17.28.A are subject and subordinate to the rights of tenants of the Project as of the date of this Lease. For the avoidance of any doubt, the 700 SR ROFO shall not apply to any leasing of less than all of 700 SR.
2.    If Landlord elects during the 700 SR ROFO Term to enter into a lease with a third party for all of 700 SR, then, prior to entering into such lease, Landlord will give a Notice to Tenant (an “Offering Notice”) setting forth the material terms upon which Landlord is willing to lease all of 700 SR to Tenant, including, but not limited to, (a) the approximate Floor Area of building; (b) the Annual Minimum Rent (which may include periodic increases) Landlord proposes to charge, based upon Landlord’s assessment of current market conditions, and which amount may be more or less than the Annual Minimum Rent set forth in this Lease; (c) the tenant improvements, if any, Landlord proposes to install and/or the tenant improvement allowance, if any, that Landlord proposes to pay in connection with a lease of the building; (d) the anticipated date upon which possession of the building will be available; (e) the term for which Landlord proposes to lease the building; (f) the parking associated with the building; and (g) any other material conditions or provisions relating to the leasing of the building that vary materially from the provisions of this Lease.
3.    If Tenant wishes to exercise the 700 SR ROFO on the terms specified in the Offering Notice, then Tenant shall so notify Landlord within ten (10) Business Days after receipt thereof, which Notice shall be unconditional and irrevocable. Tenant may exercise its 700 SR ROFO only with respect to all of 700 SR. If Tenant timely exercises its 700 SR ROFO to lease all of 700 SR, then Landlord and Tenant shall enter into a new lease (the form of which will be substantially the same as this Lease) for 700 SR Building on all of the terms and conditions of this Lease except (i) as specified in the Offering Notice (which shall govern to the extent of any conflict with this Lease), and (ii) the lease for the 700 SR Building shall not include a right of first offer with respect to the 900 SR Building (as defined below) unless otherwise set forth in the Offering Notice.
4.    If Tenant (i) fails to timely notify Landlord that it wishes to lease 700 SR on the terms set forth in any Offering Notice, or (ii) fails to execute and deliver to Landlord the lease for the 700 SR within fifteen (15) Business Days following receipt thereof by Tenant, then, except as otherwise expressly provided herein, Tenant’s rights under this Section 17.28.A shall terminate and Landlord may lease 700 SR to any third party on terms and conditions Landlord may deem appropriate in its sole and absolute discretion. Notwithstanding the foregoing, if Tenant fails to exercise its 700 SR ROFO within the time required, then the 700 SR ROFO shall apply again (subject to the provisions of this Section 17.28.A, except that Tenant must give Landlord irrevocable and unconditional written notice of its exercise of the 700 SR ROFO with respect to 700 SR within five (5) Business Days after Tenant receives the revised Offering Notice) if (i) Landlord desires to offer all of 700 SR for lease to another party at an Effective Rental Rate (as hereinafter defined) that is less than ninety percent (90%) of the Effective Rental Rate of the terms provided in the initial Offering Notice, or (ii) Landlord has not entered into a lease for 700 SR within two hundred forty (240) days of its delivery of an Offering Notice; provided, however, that nothing contained herein shall extend Tenant’s rights hereunder beyond the expiration of the 700 SR ROFO Term. The “Effective Rental Rate” shall mean the constant rent per period that equals the present value of the net cash flows, including, without limitation, cash flows related to capital items such as tenant improvements and leasing commissions, and taking into account all concessions, abatements, incentives and similar items, over the lease term, discounted at an annual cost of capital rate equal to eight percent (8%).
B.    900 Santana Row.
1.    If (a) Landlord delivers an Offering Notice to Tenant with respect to 700 SR; (b) Tenant does not lease the 700 SR pursuant to such Offering Notice, and (c) Landlord enters into a lease for all of 700 SR with a party other than Tenant (the “700 SR Tenant”), then, commencing on the date Landlord enters into such lease for 700 SR with the 700 SR Tenant and expiring on the expiration of the initial Term (such period of time being referred to herein as the “900 SR ROFO Term”), Landlord determines in its sole and absolute discretion that it will develop and lease that portion of the Project identified on Exhibit A as “900 Santana Row Building” (“900 SR”) to a single tenant for the Permitted Use, then Tenant shall have a right of first offer (the “900 SR ROFO”) to lease all of the then available space, but not less than all the then available space, at 900 SR, subject to, and in accordance with, the terms and conditions set forth in this Section 17.28.B. Tenant acknowledges and agrees that 900 SR refers to a currently unimproved parcel of land upon which a building may be constructed. Landlord does not currently have definitive plans to construct any improvements on such unimproved parcel and nothing in this Lease shall be construed to obligate Landlord to construct a building or other improvements on the unimproved land. Tenant shall be entitled to rights and options granted with respect to 900 SR subject to the terms of this Section 17.28.B if, and only if, Landlord elects, in its sole and absolute judgment, to develop the 900 SR for the Permitted Use during the 900 SR ROFO Term and the conditions set forth in subsections (a), (b) and (c) of this Section 17.28.B.1 are otherwise satisfied. Tenant further acknowledges that its rights under this Section 17.28.B are subject and subordinate to the rights of tenants of the Project as of the date of this Lease.
2.    Tenant expressly acknowledges and agrees that Landlord shall have the right to lease any or all of 900 SR to the 700 SR Tenant free and clear of Tenant’s rights hereunder provided that such lease is entered into substantially at the same time as the lease for 700 SR. Tenant further acknowledges and agrees that the 900 SR ROFO shall only apply to those portions of 900 SR not leased by the 700 SR Tenant (such space being referred to herein as the “900 SR ROFO Space”). By way of example only, if the 700 SR Tenant leases fifty percent (50%) of 900 SR, then the 900 SR ROFO Space shall mean only the fifty percent (50%) of 900 SR not leased to the 700 SR Tenant.
3.    If Landlord elects during the 900 SR ROFO Term to enter into a lease with a third party for the entire 900 SR ROFO Space, then, prior to entering into such lease, Landlord shall deliver an Offering Notice to Tenant setting forth the material terms upon which Landlord is willing to lease the 900 SR ROFO Space to Tenant. The Offering Notice shall contain the information required in Section 17.2.A.2, above. For the avoidance of doubt, Tenant acknowledges and agrees that the 900 SR ROFO shall not apply to any lease of less than all of the 900 SR ROFO Space.
4.    If Tenant wishes to exercise its right of first offer with respect to the 900 SR ROFO Space on the terms specified in the Offering Notice, then Tenant shall so notify Landlord within ten (10) Business Days after receipt thereof, which Notice shall be unconditional and irrevocable. Tenant may exercise its ROFO only with respect to the entire 900 SR ROFO Space. If Tenant timely exercises its ROFO to lease the 900 SR ROFO Space, then Landlord and Tenant shall enter into a new lease (the form of which will be substantially the same as this Lease) for the 900 SR ROFO Space on all of the terms and conditions of this Lease except as specified in the Offering Notice (which shall govern to the extent of any conflict with this Lease).
5.    If Tenant (i) fails to timely notify Landlord that it wishes to lease the 900 SR ROFO Space on the terms set forth in any Offering Notice, or (ii) fails to execute and deliver to Landlord the lease for the 900 SR ROFO Space within fifteen (15) Business Days following receipt thereof by Tenant, then, except as otherwise expressly provided herein, Tenant’s rights under this Section 17.28.B shall terminate and Landlord may lease the 900 SR ROFO Space to any third party on terms and conditions Landlord may deem appropriate in its sole and absolute discretion. Notwithstanding the foregoing, if Tenant fails to exercise its right of first offer with respect to the 900 SR ROFO Space within the time required, then the 900 SR ROFO shall apply again (subject to the provisions of this Section 17.28.B, except that Tenant must give Landlord irrevocable and unconditional written notice of its exercise of the 900 SR ROFO with respect to the 900 SR ROFO Space within five (5) Business Days after Tenant receives the revised Offering Notice) if (i) Landlord desires to offer the entire 900 SR ROFO Space for lease to another party at an Effective Rental Rate that is less than ninety percent (90%) of the Effective Rental Rate of the terms provided in the initial Offering Notice, or (ii) Landlord has not entered into a lease for the 900 SR ROFO Space within two hundred forty (240) days of its delivery of an Offering Notice; provided, however, that nothing contained herein shall extend Tenant’s rights hereunder beyond the expiration of the 900 SR ROFO Term.
C.    Notwithstanding anything to the contrary set forth herein, (i) if an event of Default is occurring under this Lease beyond any applicable cure period at the time any Offering Notice would otherwise be required to be sent under this Section 17.28.A or Section 17.28.B, then Landlord shall have, in addition to any other remedies, the right (but not the obligation) to refrain from delivering the Offering Notice to Tenant, and (ii) if this Lease shall have been terminated by Landlord as a reason of a Default by Tenant hereunder, any exercise of Tenant’s rights hereunder shall, at Landlord’s election, be void unless the term of the lease of the 700 SR Lease or 900 SR ROFO Space, as applicable, has already then commenced; provided, further, that if the lease for 700 SR has already commenced but the term of the lease for the 900 SR ROFO Space has not commenced, then the 900 SR ROFO shall, at Landlord’s election, be void.
D.    Tenant’s rights pursuant to this Section 17.28 are personal to, and may be exercised only by, the Original Tenant and any Permitted Transferee of the Original Tenant under this Lease, and only if the Original Tenant or the Permitted Transferee (i) occupies at least seventy percent (70%) of the Floor Area of the Leased Premises originally leased hereunder at the time of such exercise, (ii) the Original Tenant’s Net Worth (or the Net Worth of the Permitted Transferee) is equal to or greater than that of the Tenant as reported for the second (2nd) fiscal quarter of 2015, and (iii) the Debt Ratio maintained by the Original Tenant (or the Debt Ratio maintained by the Permitted Transferee) is twenty-five percent (25%) or less.
E.    Without limiting the other terms and conditions of this Lease, Tenant expressly acknowledges and agrees that (i) Tenant’s rights under this Section 17.28 shall fully, finally and automatically terminate upon the earlier of (a) the expiration of the 700 SR ROFO Term and the 900 SR ROFO Term, as applicable, either by natural expiration or the earlier termination of this Lease as a result of a casualty or taking; and (b) a termination of this Lease as a result of a Tenant Default; (ii) time is of the essence with respect to all of the terms of this Section 17.28; and (iii) none of the time periods set forth in this Section 17.28 shall be extended as a result of Force Majeure.
Section 17.29.    Notice of Sale.
Landlord shall provide a courtesy notice to Tenant of its intention to actively market for sale the Building unless such sale is in connection with the sale of the entire Project. Landlord shall endeavor to provide such notice ten (10) Business Days prior to commencing such active marketing efforts.
Section 17.30.    Limit on Tenant’s Maximum Payments During Construction Period.
A.    Notwithstanding any provision of this Lease (or any other agreement between Tenant and Landlord entered into in connection with this Lease) to the contrary, at any time prior to Substantial Completion (the “Construction Period”), the aggregate amount of all payments made or expenses incurred by Tenant under this Lease (or any other agreement between Tenant and Landlord entered into in connection with this Lease), including but not limited to (i) Minimum Rent paid by Tenant; (ii) Tenant’s indemnification obligations pursuant to Section 8.01 hereof; and (iii) any draws of the Letter of Credit shall not (and will not) exceed the Construction Period Maximum Liability Cap (as defined below); provided, however, that if and to the extent that Tenant’s payment obligations under this Lease or any agreement between Tenant and Landlord entered into in connection with this Lease are limited by the Construction Period Maximum Liability Cap, so that Tenant does not make any payment to Landlord to which Landlord would have been entitled but for the Construction Period Maximum Liability Cap, then Tenant shall pay such amount (plus interest at the rate set forth in Section 1.02.G, above) to Landlord within three (3) business days after the earlier of (a) the first date on which a payment to Landlord may be made by Tenant that does not violate the Construction Period Maximum Liability Cap, or (b) the date on which the Construction Period ends. Further, during the Construction Period, Tenant’s payment and indemnification obligations under this Lease shall be limited such that Tenant shall only be obligated to (i) indemnify Landlord and not any of the other Landlord Indemnities; and (2) pay those costs or indemnify Landlord for those Losses resulting from Tenant’s own acts or failures to act as opposed to Losses arising from the actions or failures to act of others.
B.    For purposes of this Lease, “Construction Period Maximum Liability Cap” shall mean 89.9% of the then incurred project costs for the Landlord Work that are properly capitalizable under US GAAP incurred as of such date (after having reduced such costs for any Force Majeure Costs (as defined below) and any costs not resulting from the acts or omissions of Tenant) minus the sum of (i) any payments previously paid by the Tenant in connection with the Landlord Work which have been future valued at five percent (5%) to such point in time; and (ii) the present value of any future payments made by Tenant during the Construction Period in connection with the Landlord Work discounted at five percent (5%) that the Tenant is obligated to make but in each case excluding payments that are not required to be included in the calculation of the Tenant’s maximum guaranty amount under ASC 840-40-55 (EITF 97-10).
C.    For purpose of this Lease, “Force Majeure Costs” shall mean the sum of (i) all costs and expenses incurred by the Landlord to restore the Landlord Work in connection with an event of Force Majeure (including (a) all capitalized interest and other collateral costs and carrying costs accruing on such cost necessary to repair and restore damage caused by such event of Force Majeure following such event of Force Majeure and (b) all capitalized interest and other collateral costs and carrying costs accruing as a result of time delays necessary to repair and restore damage caused by such event of Force Majeure following such event of Force Majeure) less the amount of all insurance proceeds applied to the restoration of the Landlord Work, and (ii) to the extent the Landlord Work is not restored following such event of Force Majeure, the reduction, if any, in fair market value of the Landlord Work as a result of such event of Force Majeure, as set forth in an appraisal in form and substance reasonably satisfactory to Landlord conducted by an independent appraiser selected by the Landlord; provided, however, in no event shall the amount determined in the foregoing clause (ii) be less than the remaining estimated cost to restore the Landlord Work to substantially the same condition as immediately prior to the event of Force Majeure.
D.    TENANT ACKNOWLEDGES AND AGREES THAT (I) LANDLORD MAKES NO REPRESENTATION OR WARRANTY REGARDING TENANT’S TAX OR ACCOUNTING TREATMENT OF THIS LEASE; (II) TENANT HAS BEEN REPRESENTED BY INDEPENDENT COUNSEL OF TENANT’S CHOOSING; (III) TENANT HAS HAD THE OPPORTUNITY TO OBTAIN ALL LEGAL, ACCOUNTING, TAX AND ANY OTHER PROFESSIONAL ADVICE IT DEEMS NECESSARY PRIOR TO ENTERING INTO THIS LEASE; (IV) THE TERMS AND CONDITIONS OF SECTIONS 17.30.A, B AND C SHALL NOT APPLY TO ANY EVENTS ARISING AFTER THE CONSTRUCTION PERIOD; (V) THE TERMS AND CONDITIONS OF THIS SECTION 17.30.D SHALL SURVIVE THE CONSTRUCTION PERIOD AND THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE; AND (VI) LANDLORD SHALL HAVE NO OBLIGATION TO AMEND OR OTHERWISE MODIFY OR RESTRUCTURE THIS LEASE TO ACHIEVE ANY PARTICULAR TAX OR ACCOUNTING TREATMENT.
Section 17.31.    Energy Use Disclosure.
Tenant hereby acknowledges and agrees that (a) the Building has not yet been constructed and, as a result, no data or other information regarding the historical and/or future energy consumption of the Building is available, and (b) Tenant hereby irrevocably waives and releases (for itself and all others claiming through Tenant), all rights and claims it may have under or in connection with Section 25402.10 of the California Public Resources Code and/or its implementing regulations with respect to this Lease and the Building.

[Remainder Of Page Intentionally Left Blank; Signature Page To Follow.]

SIGNATURE PAGE TO
OFFICE LEASE AGREEMENT
BETWEEN
FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC
AND
SPLUNK, INC.
IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Lease under their respective hands and seals as of the day and year first above written.
LANDLORD:

FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC, a California limited liability company, by its managing member, STREET RETAIL, INC., a Maryland corporation

By:    /s/ Jeffrey S. Berkes________________
Name:    Jeffrey S. Berkes__________________
Title:    Vice President – Western Region_____

TENANT:

SPLUNK INC., a Delaware corporation

By:    /s/ David F. Conte_________________
Name:    David F. Conte___________________
Title:    Chief Financial Officer_____________

EXHIBIT A
SITE PLAN

Exhibit A follows immediately after this page and identifies the following:

Building (Section 1.01.J)

Lot 7 Parking Garage (Section 1.01.K)

Common Area (Section 1.02.E)

Outdoor Furniture Area (Section 6.01.B)

Protected Area (Section 6.01.C)

700 Santana Row Building (Section 17.28)

Temporary Construction Staging Areas (Exhibit B, Section 7(viii))

Exhibit A

EXHIBIT A
SITE PLAN

Exhibit A

EXHIBIT A
SITE PLAN

Exhibit A

EXHIBIT B
WORK AGREEMENT

THIS WORK AGREEMENT (“Work Agreement”) is attached to and made a part of that certain Office Lease (the “Lease”) by and between FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC, a California limited liability company, by its managing member, STREET RETAIL, INC., a Maryland corporation, as landlord (“Landlord”), and SPLUNK, INC., a Delaware corporation, as tenant (“Tenant”) for the premises (the “Leased Premises”) described therein and consisting of approximately 236,622 square feet of Floor Area in the building located at 3090 Olsen Drive, San Jose, California, also known as 500 Santana Row (the “Building”).
1.    Landlord Work. Landlord shall construct the improvements described on Exhibit B-1 (the “Landlord Work”) in a manner that is in substantial compliance with those certain plans described on Exhibit B-2 (the “Building Plans”). In the event of a conflict between the description of the Landlord Work on Exhibit B-1 and the Building Plans described on Exhibit B-2, the description of the Landlord Work on Exhibit B-1 shall control. Landlord may make non-material revisions to the Building Plans, subject to Tenant’s approval of any material changes, not to be unreasonably withheld or delayed so long as the Landlord Work, when constructed, will be comparable in appearance, design, efficiency, and quality to the improvements described in in the Building Plans. The cost of all design, architectural, engineering and construction work in connection with Landlord Work shall be at Landlord’s sole cost and expense. Any work by Tenant of work in and to the Leased Premises above the Landlord Work in connection with the preparation of the Leased Premises for Tenant’s occupancy and use is referred to herein as “Tenant Work”. Any capitalized terms used herein, not otherwise defined herein, shall have the meanings set forth elsewhere in the Lease
2.    Landlord Work Substantial Completion. Landlord shall advise Tenant at least ten (10) Business Days prior to the date that Substantial Completion of the Landlord Work is expected to occur. As used herein “Substantial Completion” shall mean completion of all items shown on the Building Plans (other than minor items considered to be of a “punchlist” nature that will not interfere with the ability to obtain such permits or certificates or Tenant’s ability to commence Tenant’s Work hereunder), and with the Condenser Water System fully operational and prepared to deliver chilled water to the Building Systems and the Leased Premises and the Parking Garage completed to a light broom finish condition and accessible. Substantial Completion will be confirmed by inspection by Tenant’s and Landlord’s construction representatives who will agree that Substantial Completion has occurred, and will also agree upon a punch list listing all items to be completed after Substantial Completion (the “Punchlist”). All items listed on the Punchlist will be completed by Landlord within forty-five (45) days (or such longer period as Landlord and Tenant shall reasonably agree is appropriate) after Substantial Completion is agreed to have occurred, subject to extension as a result of Tenant Delay and Force Majeure.
3.    Warranties. Landlord will deliver to Tenant copies of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Building installed as part of Landlord’s Work that Tenant is obligated to maintain and repair pursuant to the terms and conditions of the Lease. Landlord will assign such warranties to Tenant on a nonexclusive basis to the extent such assignment is necessary in order to make any such warranties available to Tenant and such assignment can be done without the consent of any third party. Landlord will also deliver as-built CAD files to Tenant covering the Landlord Work.
4.    Tenant’s Agent. Tenant hereby designates Per Johanson (“Tenant’s Agent”) as having authority to approve plans and specifications, to accept cost estimates, and to authorize changes or additions to Tenant Work during construction.
5.    Plans and Specifications.
(A)    Prior to the date hereof, Landlord provided to Tenant, and Tenant approved, the Building Plans. Tenant’s architect shall be responsible for performing all necessary field measurements and confirming the completeness and accuracy of such drawings. It is agreed that Tenant will develop plans and necessary specifications for completion of Tenant Work in accordance with the following schedule; provided, however, that Tenant’s architect (who shall be subject to Landlord’s prior approval and shall be licensed in California) shall be entitled to deliver, on Tenant’s behalf, any such plans and specifications required hereunder to be delivered by Tenant to Landlord; and provided further, that at Tenant’s sole cost, Tenant shall use an engineering firm that shall be reasonably satisfactory to Landlord to prepare any plans, specifications and/or drawings involving mechanical, electrical, structural, plumbing, sprinkler and/or life/safety work for the Leased Premises:
(i)    No later than December 15, 2015, Tenant shall deliver to Landlord Tenant’s Preliminary Plans (as defined below) for the initial Phase (as defined herein) of the Tenant Work in the Leased Premises and shall indicate its approval of the Preliminary Plan in writing by signing and dating such Preliminary Plans. The “Preliminary Plans” shall set forth:
(a)    the location of all proposed improvements, including partitions, cabinetry, equipment and fixtures;

Exhibit B

EXHIBIT B
WORK AGREEMENT

(b)    the materials and draft finishes by location;
(c)    the location of any proposed structural floor penetrations;
(d)    the location and extent of floor loading in excess of Building capacity, if any;
(e)    all special HVAC requirements;
(f)    the location and description of any special plumbing requirements, and any special electrical requirements;
(g)    the location of all telephone and telecommunications facilities, and computer and electronic data facilities
(h)    the location and draft specification of any electrical outlets required to accommodate 220-volt or other high draw equipment;
(i)    the location of conference rooms and other rooms subject to occupancy by more than six (6) Persons at a time and the specification of maximum expected occupancy;
(j)    a reflected ceiling plan for all lighting desired by Tenant, and specification of any Tenant Work involving lighting;
(k)    any Tenant Work which is likely to require a longer-than-customary (for similar projects) period of time to construct or acquire; and
(l)    any special requirements.
(ii)    Within fifteen (15) Business Days after Tenant delivers to Landlord Tenant’s Preliminary Plans for the initial Phase of the Tenant Work, Landlord shall deliver to Tenant in writing its approval of the Preliminary Plans or changes to the Preliminary Plans that will be required to obtain Landlord’s approval, which shall be reasonably specific regarding any required changes.
(iii)    Within ten (10) Business Days after Landlord delivers to Tenant its required revisions to the Preliminary Plans for the initial Phase of the Tenant Work, Tenant shall deliver to Landlord revised Preliminary Plans containing any required revisions and such suggested revisions as Tenant chooses to incorporate.
(iv)    Within ten (10) Business Days after Tenant delivers to Landlord revised Preliminary Plans, Landlord shall deliver its confirmation that all required revisions have been made (if such is the fact) and its approval of the revised Preliminary Plans.
(v)    Within the earlier of sixty (60) calendar days or forty-five (45) Business Days after Landlord approves the Preliminary Plans for the initial Phase of the Tenant Work, Tenant shall deliver to Landlord detailed architectural, mechanical, plumbing and electrical (and structural, if required) working drawings and construction documents for the for the initial Phase of the Tenant Work (including without limitation, the HVAC systems and fire and life safety systems serving such portion of the Tenant Work), based upon the approved Preliminary Plans, prepared by Tenant’s architects and engineers, and Tenant shall indicate its approval of such working drawings and construction documents in writing by signing and dating such working drawings and construction documents (the “Construction Documents”).
(vi)    Within ten (10) Business Days after Tenant delivers to Landlord the Construction Documents, Landlord shall indicate its approval of the Construction Documents in writing by signing and dating such Construction Documents in the space provided, or shall indicate the revisions required due to errors or omissions in the drawings.
(vii)    Within ten (10) Business Days after Landlord indicates the revisions required due to errors or omissions in the Construction Documents, Tenant shall correct such errors or omissions and resubmit the Construction Documents to Landlord for its approval. Provided such errors or omissions have been corrected to the reasonable satisfaction of Landlord, Landlord shall then approve the Construction Documents. If Tenant desires to make revisions in the Construction Documents after Landlord has approved such Construction Documents, any such changes shall require Landlord to approve and date the revised Construction Documents. Promptly after the Construction Documents have been approved by Landlord, Tenant shall provide to Landlord a CAD CD of the Construction Documents and, upon any revisions to the Construction Documents pursuant to this Work Agreement, provide to Landlord a CAD CD of the revised Construction Documents.

Exhibit B

EXHIBIT B
WORK AGREEMENT

(B)    The Preliminary Plans for each Phase of the Tenant Work and the Construction Documents related thereto, as finally approved by both Landlord and Tenant in accordance with the foregoing provisions of this Section 2, shall collectively constitute the “Plans.” The Plans are expressly subject to Landlord’s prior written approval; provided, however, that Tenant shall be solely responsible for the content of the Plans and coordination of the Plans with base building design and/or Building Plans supplied to Tenant. In addition, Landlord’s approval of the Plans shall not constitute a warranty, covenant or assurance by Landlord that (i) any equipment or system shown thereon to be installed as part of Tenant’s Work will have the features or perform the functions for which such equipment or system was designed, (ii) the Plans satisfy applicable code requirements, (iii) the Plans are sufficient to enable the Tenant’s contractor to obtain a building permit for the Tenant Work; or (iv) the Tenant Work described thereon will not interfere with, and/or otherwise adversely affect, the Building Systems. Tenant shall be solely responsible for the Plans’ compliance with all applicable statutes, laws, rules, codes, ordinances and regulations of any governmental entity having jurisdiction over the Building and the Leased Premises. Notwithstanding the foregoing, if Landlord determines at any time that the Tenant Work described on the Plans does or will interfere with, and/or otherwise adversely affect, the Building Systems or does not or will not comply with any applicable law, rule or regulation, Landlord will provide Notice of any matter that does not comply or will adversely affect the Building Systems, and the Plans shall be amended by Tenant, at Tenant’s cost, so that the Tenant Work will not interfere with, and/or otherwise adversely affect, the Building Systems and/or violate any applicable statutes, laws, rules, codes, ordinances or regulations, and Tenant shall be responsible for any delay arising in connection therewith, unless covered by the next sentence. Any material correction required as a result of material errors in the Building Plans submitted to Tenant that were not reasonably discoverable upon review thereof, or material deviation of as-built construction from such Building Plans will be paid for by Landlord and not result in any reduction of the Tenant Work Allowance. Further, if Landlord incurs any cost as a result of any failure of the Plans to comply with Applicable Laws or as a result of any impairment of any Building Systems or of Landlord’s ability to perform its obligations under this Exhibit B or the Lease resulting from any defect in the Plans, then Tenant, upon Notice and request from Landlord, shall, at Tenant’s expense, use reasonable efforts to enforce such any rights Tenant may have under the Design Professional Agreements directly against Tenant’s architect and/or engineers, as the case may be, in connection with any deficiency in the Plans and any monetary recovery related thereto shall be paid to Landlord after Tenant first recovers its reasonable out of pocket enforcement costs. As used herein, “Design Professional Agreements” means the agreements between Tenant and Tenant’s architect and engineers pursuant to which the Plans have been or will be prepared.
(C)    Tenant shall pay the cost of preparing the Plans; provided, however, that Tenant may elect to apply up to $582,835.00 (i.e., $2.50 per square foot of Floor Area of the Leased Premises) of the Tenant Work Allowance, allocated by Phase, towards the cost of the Plans. So long as no Default is occurring hereunder, such portion of the Tenant Work Allowance will be paid within thirty (30) days after Tenant presents invoices for the relevant costs.
(D)    Tenant may complete the Tenant Work in one or more phases (each a “Phase”); provided, however, that (i) each Phase shall consist of at least two (2) contiguous full floors, and (ii) Tenant must be able to obtain a certificate of occupancy for each such Phase upon completion of the applicable portion of the Tenant Work. If Tenant elects to construct the Tenant Work in Phases, then (a) Tenant shall provide Landlord with Notice of such election simultaneously with its initial submission of its Preliminary Plans for the first Phase; (b) the approval process set forth above shall apply to each subsequent Phase of construction but with respect to later Phases based on the date the request for approval is submitted and not the date set forth above; (c) the test fit allowance, portion of the Tenant Work Allowance applicable to architectural and plan costs will be allocated based on the Floor Area in each Phase, as will the Tenant Work Allowance and the Additional Allowance; and (d) Tenant will request approval of all Phases to be funded from the allowances provided herein within one (1) year following the Term Commencement Date.
6.    Construction of Tenant Work.
(A)    The Plans shall be conclusive as to the entire scope of Tenant Work to be performed by Tenant. Tenant agrees to provide and install the Tenant Work shown on the Plans in a good and workmanlike manner in accordance with the Plans approved by Landlord. Tenant shall pay the cost of all Tenant Work, subject to application of the Tenant Work Allowance as set forth in Section 6 hereof.
(B)    No material changes or modifications to the Plans shall be made unless by written change order (“Change Order”) signed by Landlord and Tenant, provided that Landlord shall have five (5) Business Days to review and notify Tenant of Landlord’s approval or disregard of such proposed changes or modifications, and provided further Landlord will not unreasonably withhold approval of any Change Order. Tenant shall pay all costs attributable to Change Orders including, without limitation, all architectural and engineering fees to revise the Plans, provided such costs may be paid from the Available Allowance (as defined below). Tenant shall deliver to Landlord any such revised Plans approved and dated by Tenant in writing. Any such changes and/or additions shall be subject to Landlord’s prior written approval of the Plans depicting such changes and/or additions.

Exhibit B

EXHIBIT B
WORK AGREEMENT

(C)    Tenant shall pay an administrative fee to compensate Landlord for reviewing the Plans and monitoring the Tenant Work, equal to two percent (2%) of the so-called “hard cost” of Tenant Work. Such administrative fee shall be deducted from the Available Allowance on a percentage completion basis based on the disbursement schedule set forth below (except the last payment will be balanced to reflect actual hard costs). Notwithstanding the foregoing, Tenant expressly acknowledges and agrees that Landlord has no responsibility for, and shall not be obligated to provide, any construction management services in connection with the Tenant Work Any construction management services shall be provided by Tenant at its sole cost and expense.
(D)    Tenant shall pay the cost of all Tenant Work, subject to application of the Available Allowance as set forth in Section 6 hereof. Any costs payable to Landlord under this Work Agreement that are not paid from the Available Allowance shall be payable as Additional Rent by Tenant to Landlord within ten (10) calendar days after receipt of an invoice therefor from Landlord,
7.    Tenant’s Construction Requirements. Tenant covenant and agrees to satisfy the following conditions and requirements in connection with its construction of the Tenant Work:
(i)    Tenant or Tenant’s contractor shall be required to utilize subcontractors who have been reasonably approved by Landlord for all electrical, rough-in plumbing, structural and heating, ventilating and air conditioning work and all sprinkler and life/safety work;
(ii)    The contractors, subcontractors or laborers employed in connection with such work must have been reasonably approved by Landlord in writing prior to performing any Tenant Work, and such contractors, subcontractors or laborers shall comply with any applicable law and work rules and regulations attached to the Lease as Exhibit D, as modified from time to time (which modifications shall be nondiscriminatory as to office users of the Project), upon Notice to Tenant; provided however, that no such modifications shall be binding until ten (10) Business Days after delivery thereof;
(iii)    Tenant, or its contractors and their subcontractors, shall provide such insurance, bonding and/or indemnification as Landlord may reasonably require for its protection from negligence or malfeasance on the part of such contractors and subcontractors, not lower than the limits specified in the Lease;
(iv)    In Landlord’s judgment (reasonably exercised), such work or the identities or presence of such contractors or their subcontractors will not result in delays, stoppages or other action or the threat thereof which may interfere with construction progress or delay in completion of other work in the Building or on or about the rest of the Project, or in any manner impair any guarantee or warranty from Landlord’s contractor or its subcontractors, or conflict with any labor agreements applicable to the construction of the Building or the improvement of the rest of the Project;
(v)    Each such contractor and subcontractor, and the nature and extent of the work to be performed by it shall be reasonably approved by Landlord (but such approval shall not relieve Tenant of its responsibility to comply with the applicable provisions of this Exhibit B nor constitute a waiver by Landlord of any of its rights under the Lease);
(vi)    Notwithstanding anything contained in the Lease or this Work Agreement to the contrary, the time required by Tenant’s contractors to perform their work shall not delay the Term Commencement Date, notwithstanding the possibility that the Leased Premises may not be completed and Tenant may not be in occupancy of the Leased Premises on the Term Commencement Date, subject, however to Landlord Delay and Force Majeure; provided, however, in no event shall the Term Commencement Date be delayed more than sixty (60) days as a result of Force Majeure;
(vii)    Tenant shall indemnify, hold harmless, and defend Landlord from any Losses incurred by Landlord, whether before or after the Term Commencement Date, as a result of the performance by Tenant of such work, and Landlord shall have the right to offset the same against any amounts to be credited to Tenant or invoice the same as Additional Rent, payable within thirty (30) calendar days.
(viii)    The Tenant Work (including all Plans), must be approved by Landlord, in writing, prior to commencement of such Tenant Work, and Tenant’s contractor shall construct the Tenant Work in strict conformity with the Plans;
(ix)    Tenant must promptly make available to Landlord for Landlord’s prior review and at Landlord’s request, the general contract for the relevant Phase of the work, and if requested by Landlord, any material subcontracts;
(x)    Landlord shall have the right to inspect and monitor from time to time the Tenant Work throughout the construction process to insure that Tenant’s contractor(s)/subcontractor(s) are adhering to

Exhibit B

EXHIBIT B
WORK AGREEMENT

Landlord-approved Plans for the Leased Premises and to insure that the Building’s Systems (plumbing, electrical, HVAC, etc.) are not being affected adversely during such construction process and will not be affected adversely after completion of the Tenant Work;
(xi)    All of Tenant’s contracts with any contractors shall be in the name of Tenant and this provision shall not create any direct or indirect relationship between Landlord and said contractors nor any obligations or liability by Landlord to said contractors, nor shall this provision create any direct or indirect liability for Landlord in connection with the improvements to the Leased Premises;
(xii)    Tenant’s contractor and subcontractors shall not post any signs on any part of the Leased Premises or the Building that are not required by applicable statutes and laws rules codes, ordinances and regulations of any governmental entity having jurisdiction over the Building and the Least Premises, or reasonably deemed by Tenant as required for safety purposes; and
(xiii)    One or more of those portions of the Common Area designated as the “Temporary Construction Staging Area” on Exhibit A to the Lease shall be available for the staging and storage of materials and parking of construction vehicles during such time as reasonably necessary for the construction of the Tenant Work subject to the foregoing: (a) Landlord shall have the right to designate which of the Temporary Construction Staging Area Tenant may use from time to time, subject to Tenant’s reasonable review and approval; provided, however, that Landlord shall not require Tenant to relocate to a different Temporary Construction Staging Area unless Landlord provides Tenant with at least five (5) Business Days’ prior Notice; (b) all storage of construction materials and the parking of construction vehicles, including vehicles of construction workers, shall occur only within the Temporary Construction Staging Area, which area shall be fenced and screened from view when in use at Tenant’s cost; provided, however, that all such fencing and screening shall be subject to Landlord’s prior written approval (not to be unreasonably withheld); (c) under no circumstances shall truck containers be used for the storage of merchandise in the Temporary Construction Staging Area; and (d) promptly after completion of each Phase of the Tenant Work, unless another Phase is ongoing or will be immediately commenced thereafter, Tenant shall remove its personal property and equipment and the personal property and equipment of its contractors from the Temporary Construction Staging Area and repair and restore such area to its condition when first made available.
8.    Base Building Changes. If Tenant requests work to be done in the Leased Premises or for the benefit of the Leased Premises that necessitates changes to the base Building or Building Systems, or the design thereof, any such changes shall be subject to prior written approval of Landlord, in its sole discretion, and Tenant shall be responsible for all costs resulting from such changes, including architectural and engineering charges, and any special permits or fees attributed thereto, unless required to correct an error in the Building Plans that could not have been discovered upon reasonable review. Tenant shall be responsible for any delay resulting from such changes, subject to Landlord Delay. Before any such changes are made, Tenant shall pay to Landlord the full costs estimated to be incurred by Landlord in connection with such changes including without limitation any Landlord’s administrative fee attributable thereto.
9.    Tenant Work Allowance; Test Fit Allowance.
(A)    Landlord shall reimburse Tenant for the actual, out-of-pocket costs of its preliminary space planning “test fit” for not more than three (3) floors of the Building prepared by an architect of Tenant’s choice in the amount of the Test Fit Allowance. The Test Fit Allowance shall be paid by Landlord within thirty (30) days after Tenant requests disbursement thereof, which shall be accompanied by invoices and other evidence of expenditure. “Test Fit Allowance” means a sum not to exceed Eleven Thousand Six Hundred Fifty Six and 70/100th Dollars ($11,656.70), which amount Landlord shall reimburse to Tenant for its preliminary space planning “test fit” prepared by an architect of Tenant’s choice. The Test Fit Allowance shall be in addition to the Tenant Work Allowance.
(B)    Provided no Default exists under the Lease that is not cured by Tenant, Landlord agrees to provide Tenant with an allowance (“Tenant Work Allowance”) in the amount of Fifty Five and No/100th Dollars ($55.00) per square foot of Floor Area in the Leased Premises, to be applied against the actual out-of-pocket third party costs and expenses incurred in connection with the design and construction of the Tenant Work (including the hard and soft costs of construction). Landlord further agrees that if Landlord is able to obtain an exemption from or a reduction in the City of San Jose’s Building and Structure Construction Tax (S.J. Municipal Code Section 4.46.010 et seq.) (the “Construction Tax”) in connection with the construction of the Landlord Work as a result of Tenant’s status as an “office and/or research and development user”, then the Tenant Work Allowance shall be increased by the actual amount of such reduction or exemption (the “Additional Allowance”). Landlord agrees to use commercially reasonable efforts to expeditiously obtain the Additional Allowance through any exemption and/or reduction of the Construction Tax; provided, however, that Tenant expressly acknowledges and agrees that (i) neither Landlord nor any of its employees and/or agents have made any representations and/or warranties to Tenant that

Exhibit B

EXHIBIT B
WORK AGREEMENT

Landlord will obtain any such reduction and/or exemption from the Construction Tax; and (ii) Landlord’s failure to obtain any reduction and/or exemption from the Construction Tax shall neither constitute a default hereunder nor otherwise affect Tenant’s obligations hereunder. Tenant agrees to fully cooperate with Landlord in connection with Landlord’s efforts to seek a reduction and/or exemption from the Construction Tax. The Tenant Work Allowance shall not be applied to the costs of any furniture, computers, equipment, personal property, or for any other costs other than as provided above. Tenant shall pay all costs in excess of the Tenant Work Allowance for the design and performance of the Tenant Work, provided when the amount of any Additional Allowance is determined, such Additional Allowance shall be prorated based on the work completed or to be completed for each Phase, and the portion attributable to any period prior to the time the Additional Allowance is determined shall be allocated to the relevant Phases and if the Phase has already be completed, at the election of Tenant either paid to Tenant or made available to fund subsequent Phases of the Tenant Work. Landlord will keep Tenant reasonably apprised of the progress of its efforts to obtain the Additional Allowance, and will, promptly after any relevant exemption or reduction is obtained, provide Tenant with written evidence of such exemption or reduction. Any amount of the Tenant Work Allowance that has not been used in accordance with the foregoing or this Work Agreement within five hundred forty-eight (548) days after Substantial Completion shall be retained by Landlord and Tenant shall have no rights whatsoever with respect thereto.
(C)     As used herein, “Available Allowance” means the Tenant Work Allowance, including any Additional Allowance, less any amount paid for the preparation of the Plans allocable to each Phase to be constructed hereunder. The Available Allowance available for each Phase of the Tenant’s Work shall be determined by multiplying the total Available Allowance by a fraction, the numerator of which is the number of floors in the applicable phase and the denominator of which is 6. Provided that this Lease is then in full force and effect and Tenant is not in Default of any of its obligations under the Lease, including this Exhibit B, and subject to Subsection B above regarding the Additional Allowance, then Landlord shall pay the Available Allowance to Tenant as follows:
(i)    Landlord will disburse the Available Allowance applicable to any Phase (as calculated in accordance with Subsection C, above) based on percentage completion of such Phase (but in all events holding back the last 10% of such allocated amount until completion of all of Tenant’s Work in accordance with the terms hereof), no more frequently than monthly, and no later than thirty (30) days after any written request therefor. Each request shall (a) be accompanied by (I) a certification of Tenant’s architect that the Tenant Work for the Phase has been completed to a specified percentage completion, (II) an affidavit or other certification from Tenant listing all contractors and suppliers with whom Tenant has contracted with in connection with such Phase of the Tenant Work, together with the cost of each contract, (III) an affidavit or other certification from Tenant’s general contractor listing all subcontractors and suppliers whom the general contractor has contracted with in connection with such Phase of the Tenant’s Work, together with the cost of each contract, and (IV) conditional lien waivers in a form satisfactory to Landlord from Tenant’s general contractor, all subcontractors and material suppliers involved in the Phase of the Tenant Work with contracts having a value in excess of $2,500.00 and related to the initial progress payment (conditioned only on payment), and with respect to any payments other than the initial progress payment, copies of partial, unconditional lien waivers in a form satisfactory to Landlord from all contractors, subcontractors and material suppliers covering all work and materials under with contracts having a value in excess of $2,500.00 which were the subject of the immediately previous progress payment by Landlord.
(ii)    10% of the each amount requested shall be held back until completion of all of the Tenant Work and shall be disbursed within thirty (30) days after satisfaction of each of the following conditions: (a) receipt by Landlord of an occupancy permit for the entire Leased Premise; (b) Tenant’s execution and delivery to Landlord of any required certificate agreements required under the Lease to specify or confirming the Term Commencement Date and Termination Date; (c) receipt by Landlord of appropriate paid receipts or invoices and final lien waivers from all contractor and subcontractors performing any Tenant Work with contracts having a value in excess of $2,500.00 in connection with the Tenant Work, in a form satisfactory to Landlord, (d) Tenant’s architect delivers to Landlord AIA Form G704, certifying that the construction of all of the Tenant Work has been substantially completed, (e) Tenant delivers to Landlord “as-built” drawings in CAD format showing the Tenant Work (updated by Tenant’s architect as necessary to reflect all changes made to the Plans during the course of construction; provided, however, that the foregoing shall not permit Tenant to make changes to the Plan except as otherwise expressly provided in this Exhibit B), (f) Landlord’s receipt of copies of all permits, licenses, certificates and other governmental authorizations and approvals in connection with, and indicating final approval of, the last Phase of the Tenant Work, and which will be necessary for the operation of Tenant’s business within the Leased Premises , (g) Landlord’s receipt from Tenant of a conformed copy of the a Notice of Completion recorded in the office of the Recorder of the County of Santa Clara, in accordance with California Civil Code Section 3093 or any successor statute, and (h) receipt by Landlord of copies of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Leased Premises installed as part of Tenant’s Work.
Notwithstanding the foregoing, Landlord shall have the right, without the obligation, to apply all or any portion of the undisbursed Tenant Work Allowance to remedy any monetary Default by Tenant occurring hereunder; provided, however, it is expressly covenanted and agreed that such remedy by Landlord shall not be deemed to

Exhibit B

EXHIBIT B
WORK AGREEMENT

waive, or release, the monetary Default of Tenant. The foregoing remedy of Landlord is in addition to, and not in substitution for, all other rights and remedies of Landlord in the event of a Tenant Default under the Lease.
If Landlord fails to pay the Tenant Improvement Allowance (or any portion thereof) when due pursuant to the terms of this Exhibit B after submission of all required documents and satisfaction of each of the foregoing conditions, and such failure continues for more than fifteen (15) Business Days following a second notice from Tenant to Landlord of Landlord’s delinquency, which notice shall specifically refer to the offset right herein provided, then, subject to the Offset Limit (as defined below), Tenant shall be entitled to deduct from Minimum Monthly Rent payable by Tenant under this Lease the amount of the unpaid portion of the Tenant Improvement Allowance commencing with the Minimum Monthly Rent first due and payable after the expiration of such fifteen (15) day period. Notwithstanding the foregoing, in no event shall Tenant have the right to deduct from Minimum Monthly Rent payable by Tenant under this Lease if Tenant has received written notice of a Default hereunder, and such Default remains uncured. Notwithstanding anything to the contrary contained herein, Tenant agrees that during any period that Tenant is entitled to deduct sums from Minimum Monthly Rent (or any portion thereof) pursuant to this Section, then Tenant’s offset right shall be limited such that Tenant pays each month at least fifty percent (50%) of each successive installment of Minimum Monthly Rent (the “Offset Limit”).
10.    Access to Leased Premises. Provided Tenant has (a) satisfied all of the requirements above to commence construction of the Tenant Work, and (b) each of Tenant’s contractors has executed and delivered to Landlord an access and indemnity agreement on Landlord’s then-standard form (which agreement shall require, among other things, each contactor to maintain the insurance required to be maintained by Tenant’s contractors under this Lease and to indemnify, defend, and hold Landlord and the Landlord Indemnitees harmless from any Losses arising from such contractor’s acts or omissions within the Leased Premises), then, subject to the reasonable approval of Landlord, Tenant shall have access to the Leased Premises solely to commence Tenant’ Work prior to Landlord’s completion of the Landlord Work. Landlord and Tenant agree that if any conflicts arise between the completion of Landlord Work and the performance the Tenant Work, then the Landlord Work shall take priority. Except for purposes of constructing the Tenant Work (as provided above), Tenant shall not be permitted to occupy the Leased Premises for purposes of conducting its business therein or for any other purpose, unless and until (i) Tenant delivers to Landlord a certificate of occupancy for the Leased Premises issued by the appropriate governmental authority, which certificate of occupancy shall be obtained by Tenant, and (ii) Tenant obtains and delivers to Landlord copies of any and all other approvals required for Tenant’s occupancy of the Leased Premises from any governmental authorities having jurisdiction over the Leased Premises. Each contractor, subcontractor or vendor shall observe all rules and regulations promulgated by Landlord in connection with the performance of work in the Building, including those attached to the Lease as Exhibit D. From and after the date on which Tenant first accesses the Leased Premises, Tenant shall be subject to all the terms and conditions of this Lease (except that, as long as Tenant is not conducting business therein, Tenant shall not be required to pay Rent for the period prior to the Rent Commencement Date). Landlord and Tenant acknowledge and agree that Devcon Construction, Inc. (“Devcon”) is Landlord’s general contractor for the completion of the Landlord Work. Tenant may, but shall not be required to, select Devcon as its general contractor for the completion of the Tenant Work. If Tenant selects Devcon as its general contractor for the completion of the Tenant Work, then Devcon shall be deemed solely Landlord’s agent while performing the Landlord Work and solely Tenant’s agent while performing the Tenant Work.
11.    Ownership of Tenant Work. The Tenant Work shall be deemed, effective upon installation, to be a part of the Leased Premises and the Building but shall not become the property of Landlord until the expiration or earlier termination of the Term at which time the Tenant Work shall be surrendered to Landlord unless Landlord shall require the removal of any Specialized Leasehold Improvements in accordance with the terms hereof, in which event, prior to the expiration or termination of the Term, the specified items shall be removed at Tenant’s expense, any damage caused by such removal shall be repaired, and the Leased Premises shall be restored to their condition existing prior to the installation of the items in question, normal wear and tear excepted. The removal, repair and restoration described above shall, at Landlord’s sole election, be performed either by Tenant or by Landlord; and if such work shall be performed by Landlord, Tenant shall pay to Landlord, within thirty (30) days following Landlord’s demand, the reasonable cost and expense of such work
12.    Landlord Delay. As used in this Lease, “Landlord Delay” means any of the following acts or omissions of Landlord that shall actually delay Tenant in the completion of Tenant’s Work (a) Landlord’s failure to issue any approval within the timeframes required herein; (b) any material error in the Building Plans supplied by Landlord or material variance in the as-built condition of the Building at Landlord Substantial Completion that was not discoverable upon a reasonable review thereof; or (c) from and after Substantial Completion, any failure of Landlord to provide Tenant or its contractors with access to the Leased Premises for the purposes of completing Tenant’s Work; provided as a condition to the assertion of any Landlord Delay, Tenant must notify Landlord within five (5) Business Days after it becomes aware of any alleged Landlord Delay, which Notice will contain a description of the Landlord Delay, as well as the expected duration of the Landlord Delay. If such action, inaction or circumstance described in the Notice is not cured by Tenant within two (2) Business Days after Landlord’s receipt of such Notice and if such action, inaction or circumstance otherwise qualifies as a Landlord Delay, then the Landlord Delay shall

Exhibit B

EXHIBIT B
WORK AGREEMENT

be conclusively deemed to have occurred commencing as of the date of Landlord’s receipt of the Notice and ending as of the date such delay ends. Tenant’s failure to so notify Landlord shall not be deemed a waiver of Tenant’s rights hereunder, however, in such case, the burden of proof shall be on Tenant to establish any such Landlord Delay.
13.    Tenant Delay. As used in this Lease, “Tenant Delay” shall mean any actual delay that Landlord encounters in the performance of Landlord’s obligations under this Work Agreement or the Lease to construct the Landlord Work because of any act or omission of any nature by Tenant, any employees or agents of Tenant’s, including, but not limited to, delay by Tenant in the submission of information or the giving of authorizations or approvals or the performance of any other obligations of Tenant within the express time frames set forth in this Work Agreement and delays resulting from changes in the Landlord Work requested by Tenant in writing or actually required by Tenant’s Plans (including delays resulting from investigation of the estimated cost or delay associated with a proposed change order ); provided, as a condition to the assertion of any Tenant Delay, Landlord must notify Tenant within five (5) Business Days after it becomes aware of any alleged Tenant Delay, which notice will contain a description of the Tenant Delay, as well as the expected duration of the Tenant Delay. If such action, inaction or circumstance described in the notice is not cured by Tenant within two (2) Business Days after Tenant’s receipt of such notice and if such action, inaction or circumstance otherwise qualifies as a Tenant Delay, then the Tenant Delay shall be conclusively deemed to have occurred commencing as of the date of Tenant’s receipt of the Notice and ending as of the date such delay ends. Landlord’s failure to so notify Tenant shall not be deemed a waiver of Landlord’s rights hereunder, however, in such case, the burden of proof shall be on Landlord to establish any such Tenant Delay.

Exhibit B

EXHIBIT B-1
DESCRIPTION OF LANDLORD’S WORK

BASE BUILDING SHELL SPECIFICATIONS
The following describes the Base Building Shell configurations for the core and shell construction of a six-story commercial office building. This information is based on the current design intent and is subject to change during construction documents phase. The building is designed to comply with the 2013 California Building Code, which is based on the 2012 International Building Code.

1.	Structure– Buildings are to be designed to meet current seismic standards per the 2010 edition of the California Building Code.

1.1.	Building structure to be all reinforced concrete construction, utilizing concrete shear walls to resist lateral loads.

1.2.	Foundation system is conventional spread footings and concrete mats under the core areas.

1.3.
Basement floors levels are supported concrete flat plates utilizing mild steel reinforcement and the lowest level is a concrete slab on grade. The supported slabs are 10” thick and are designed to support 40psf live load.

1.4.
Typical floor slabs above the first floor to be 9” thick reinforced concrete post-tensioned slabs. Floor slabs are designed to support 80psf live loads and 20psf dead loads. Floor slab moisture levels to be within industry standards for the applicable type(s) of flooring.

1.5.	Floor-to-floor height on first floor to be 16’-0”. Floor-to-floor height on typical office floors to be 14’-0”. Floor-to-floor height on typical parking floors to be 9’-0”.

1.6.	Floor flatness/level consistent with ASTM E115/E115M.

1.7.	Columns are either 22” square or 24” in diameter based on a 30’ by 30’ column grid layout.

2.	Envelope – Building to be fully enclosed and watertight.

2.1.	Exterior walls to be constructed of board formed concrete, glass fiber reinforced concrete (GFRC) panels, glass and aluminum curtain walls and storefront glazing systems.

2.2.
Aluminum storefront, punched windows and glass/aluminum curtain wall systems to utilize high-performance insulated glass. Exterior glass to be Title 24 compliant, free from scratches, cracks, marring and the intrusion of water in accordance with the manufacturer’s specifications.

2.3.	Roof to be a Class 1A-60 mil single ply polyvinyl chloride (PVC) Cool Roof compliant roofing system.

2.4.	Exterior architectural elements may include planters, canopies, trellises and balconies.

3.	Core – Base building to be constructed as a warm shell with fully functional elevator and restroom cores.

3.1.
Typical central cores to incorporate elevators, stair, restrooms, janitor closets electrical and telephone rooms and mechanical shafts. Center elevator core construction to be composed of concrete shear walls and function as an integral part of the structural system.

3.2.	Supplementary cores will include a stair tower and mechanical room.

3.3.
The building will be served by four elevators; with one “swing” car for passenger/service use. Three of the elevators have a capacity of 3,500 lbs and a speed of 500 fpm. The “swing” elevator has a capacity of 4,000 lbs. and a speed of 500 fpm.

3.4.	Each electrical room to have one 277/480 V, 3Ph. 4W lighting panel, one lighting control panel, one 120/208V, 3Ph. 4W convenience panel and one 45KVA transformer.

3.5.	Each tel/data room to have a grounding backbone and four 4” sleeves installed between each floor.

3.6.	Base building mechanical shafts to be fully enclosed and rated.

3.7.
Restroom core to include fully functional and finished men’s and women’s restrooms at each floor. Fixture count to be based on typical office occupancy. Finishes to include ceramic tile at floors and wet walls, stone lavatory tops, toilet partitions, stainless steel accessories, finished ceiling, and lighting. Restrooms to include floor drains.

3.7.1.	Restroom core to include a janitor/storage closet on each floor.

3.7.2.	Restroom core to include rated enclosed shafts for exhaust and plumbing systems.

3.8.
Fire rated exit stairways serve all occupied floors with roof access by means of one roof hatch at western-most stair. The stairs are to be constructed of steel pan with concrete filled treads and landings. Stairway finishes to include painted walls, building standard doors and exposed concrete floors. Lighting, fire protection, security/access conduits, signage and other infrastructure systems to be installed as required by code.

3.9.	Tenant Provisions:
3.10.1 Each electrical room to have space provision for typical tenant panel boards and distribution.
3.10.2
Supply and return air connections are provided at façade perimeter at each floor to accommodate tenant-provided VRV system.

Exhibit B-1

EXHIBIT B-1
DESCRIPTION OF LANDLORD’S WORK

3.10.3    All interior signs and graphics, other than that which is required by code for base building, to be provided by tenant.

4.	Interiors -

4.1.	Main building lobby to be partially-two-stories in height with an all glass curtain wall system that opens to the plaza. The finishes will be consistent with a Class A office building.

4.2.
Interior surfaces of the exterior perimeter walls will be exposed glass, concrete or framing and provided with insulation as required to meet Title 24 energy compliance standards for the base building shell.

4.3.
Interior gypsum wallboard to be provided unfinished or fire-taped as required. Finish taping, sanding and prep for paint or finish materials to be part of tenant improvements. Concrete core walls, shear walls or columns to be provided as unfinished concrete.

4.4.	No ceilings are to be installed by Landlord except in restrooms, changing rooms, and main building lobby.

4.5.	Window mullions based on a five-foot planning module.

5.	Mechanical Systems – Condenser water to be provided to each tenant floor from off-site central plant. Central plant condenser water to be available 24 hours per day, seven days per week.

5.1.
HVAC: Mechanical plant designed to be expandable assuming loads of 1.5 to 3-watts/rsf convenience power, 0.84-watts/rsf for lighting, and 150 RSF/Person. Design setpoints are 74[o]F for cooling and 70[o]F for heating.

5.2.
Landlord will install four (4) twenty-ton water-cooled Mitsubishi VRF condensing units in the mechanical closet on each floor providing approximately 450 gallons per square foot per ton of installed capacity. Four inch (4”) condenser water supply and return piping is stubbed to each floor for potential expansion of the system, and the mechanical closets have space allotted for up to four (4) additional similar water-cooled VRF condensing unit modules.

5.3.
HVAC: Horizontal distribution of ventilation air (in future tenant scope) provided from a permanent Landlord-installed louver in the building facade to each floor quadrant. Mechanical cooling and heating via tenant installed VRF system including BC controllers, fan coils, ductwork, refrigerant piping, and condensate piping. For spaces visible from street frontages with exposed ceilings as a final architectural condition, Tenant shall install hard drawn copper refrigerant piping in lieu of pre-insulated line sets.

5.4.	HVAC: Heating and cooling to be provided by landlord in the main building lobby.

5.5.	HVAC: All on-floor VRF equipment and distribution to be provided by tenant.

5.6.	HVAC: Building Management System (BMS) to be provided and function to control base building systems.

5.7.	HVAC: Building core exhaust system for toilet cores.

5.8.	HVAC: Building exhaust for toilet/shower rooms at level P1.

5.9.	HVAC: Building exhaust and make-up air of garage with variable frequency drives and CO monitoring system.

5.10.	Plumbing: Domestic water will be stubbed out with a valve at each floor. Drain and vent lines will be stubbed and capped at each floor.

5.11.	Plumbing: Sanitary sewer and vent risers to accommodate core and shell, with potential additional capacity for office tenant installations.

5.12.	Plumbing: Storm risers and distribution to laterals as well as filtration zones in landscape.

5.13.	Plumbing: Condensate risers for future VRF fan coils will be provided in core and shell capped at each floor for future tenant connection.

5.14.	Plumbing: Hot water will be provided for core and shell. Tenants will provide future instantaneous water heaters for break rooms, etc.

5.15.	Tenant Provisions:

5.15.1.	HVAC: All on-floor VRF equipment and distribution to be provided by tenant.

5.15.2.	HVAC: Dedicated ventilation air system.

5.15.3.	HVAC: Tenant HVAC and plumbing metering of energy use (including BTU meters) at each floor.

5.15.4.	HVAC: Tenant exhaust air stub-outs for Break Rooms and Copy Rooms.

5.15.5.	Plumbing: 4” sanitary sewer cap for future tenant extension on each floor.

5.15.6.	Plumbing: 2-1/2” vent cap for future tenant extension on each floor.

5.15.7.	Plumbing: 2” domestic water valve and cap for future tenant extension on each floor

6.
Electrical Systems - Fully operational main electric service including a 4000 A, 277/480V, 3 phase 4W main switchboard to serve tenant lighting and power loads and base building electrical, mechanical and equipment loads. Loads are calculated as 0.9 watts/usf for lighting, 1 watt/usf for general use receptacles, 6 watts/usf for misc. devices and equipment, 4 watts/usf for HVAC and 40HP for each elevator.

6.1.	The main electrical power service for the building will be derived from a Pacific Gas & Electric (PG&E) service transformer secondary at 480/277 volt, 3 phase, 4 wire.

6.2.	Two new PG&E services rated as follows, will be provided:

6.2.1.	Service #1: 1600A, 277/480V, 3 phase, 4 wire, MSB-1 serving Parking Garage and separate retail building.

6.2.2.	Service #2: 4000A, 277/480V, 3 phase, 4 wire, MSB-2 serving Floors 1 through 6 (Offices).

Exhibit B-1

EXHIBIT B-1
DESCRIPTION OF LANDLORD’S WORK

6.3.
The office electrical distribution is provided via 3200A bus duct riser with 600A breaker at bus duct at each floor, one 42-circuit 277/480V 3 phase, 4W lighting panel and one 42-circuit 120/208V, 3 Phase, 4W power panel through a 45kva transformer in each core electrical room to serve the core and shell loads only.

6.4.
Tenant shall be responsible for providing, at each floor, its own electrical room(s) for transformers and panels which shall connect to the Landlord-provided 600A distribution board. There are two (2) 100A breakers and two (2) 225A spare spaces on the distribution board available for Tenant connections.

6.5.	Fire pump shall be connected ahead of the main breaker for Service #2.

6.6.
The main switchboards MSB-1 and MSB-2 will serve as a service entrance and shall be provided with main utility metering, main circuit breaker equipped with ground-fault interrupting devices, and distribution sections.

6.7.	A fully operational building Fire Alarm system will be provided for completely built core and shell and with adequate capacity for tenant tie-in.

6.8.	A Lighting Control Panel (LCP) system is to be provided with lighting relays located in the electrical rooms. LCP components to support tenant improvements to be part of tenant improvement scope.

6.9.
An emergency generator shall provide power to the building elevators, elevator hoistway lighting, machine room ventilation and cooling, elevator controller cooling equipment, egress lighting, fire alarm and security.

6.10.	Tenant shall connect its egress lighting to Landlord-provided emergency panels located on Floors 1, 3, and 5.

6.11.	Conduits to be provided from telephone/data MPOE to riser locations at the telecom closets. Four 4” sleeves to be provided in floor slab of each closet.

6.12.	Telecommunications bonding backbone and an insulated conductor to be installed at all tele/data closets, terminated at MPOE and connected to a ground rod and the main power ground bus.

6.13.	Parking System: Conduit and pathways will be provided for parking system control gates.

6.14.	Capacity for charging up to thirty (30) future electric vehicles shall be provided via third-party vendor in the garage. Tenant Provisions:
6.14.1 Space shall be provided for future emergency generator, automatic transfer switch and emergency panel boards at the ground floor for tenant’s standby power supply.
6.14.2 Provision for future tenant metering of power and lighting load utilizing an EMON/DMON system.

7.	Safety / Security - Fully operational life safety and security systems.

7.1.	Base building is to be fully sprinklered and monitored as required by code for an undivided occupancy with upturned heads typical.

7.2.	Life safety system distribution (smoke detectors, annunciators, strobes, etc.) as required by code for core and common areas.

7.3.
Building access systems to be provided that will allow for off-hours access at exterior lobby doors, parking areas and elevators. System configurations and expansions to accommodate tenant improvements to be part of tenant improvement scope.

7.4.	Santana Row security Personnel to be active within Santana Row 24/7. Building security to be provided at tenant’s cost and discretion.

8.	Miscellaneous –

8.1.	Building designed to meet the United Stated Green Building Council (USGBC) Leadership for Energy and Environmental Design (LEED) Gold standard.

8.2.	Base building to be compliant with applicable building codes, including Title 24 and ADA requirements for new shell construction.

8.3.	Exterior plazas to include paving systems, seating, landscaping, irrigation and lighting.

8.4.	Bicycle lockers and bike racks to be provided in parking level P1.

8.5.	Locker and shower facilities to be provided in parking level P1, including hot and cold water thereto.

8.6.
Base Building shall include all common area facilities, including; loading area, main telecommunications point of presence room, transformer vault, main switch gear room and other facilities required to service the entire building. All such rooms to be complete and operational

8.7.	Building to include parking areas below grade, striped as required by code, including sufficient spaces for disabled users, and approximately 666 spaces.

Exhibit B-1

EXHIBIT B-2
BUILDING PLANS

See Attached 12 pages

Exhibit B-2

EXHIBIT B-2
BUILDING PLANS

DEVCON CONSTRUCTION

Contract Date: 11/18/201

Project Name: 500 Santana Row (Lot 11)

DCI Job No: D14/531

EXHIBIT "A"

CONTRACT DOCUMENT LOG

Sheet No.	Description	Original Set - Permit Submittal		Addendum # 1		Addendum #2		Addendum #3		Addendum #4 Delta 5 9/24/14		Delta 5 Slipsheet 11/05/2014		Delta 5 Slipsheet 11/20/2014		Delta 6 11/12/14		Delta 7 12/05/14		Grading & Drainage Plan		Temp Excavation Shoring 12/22/14		BKF Public Improvement Plans 12/17/14		RFI #005	12/19/14	RFI #00
		Rev. No.	Date	Rev. No	Date	Rev. No	Date	Rev. No	Date	Rev. No	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date		Date	
Specifications:																												
1.2.1	Volume 1: Code Analysis, Landscape,	1	6/23/2014																									
1.2.2	Volume 2: Structural, Window Washing	1	6/23/2014																									
1.2.3	Volume 3: Title 24, Mechanical, Electrical, Plumbing	1	6/23/2014																									
1.2.4	Volume 4: Civil	1	6/23/2014																									
1.2.5	000100, 086200, 086300, 090010					3	08/18/14																					
1.2.6	000100, 066400, 081216, 081416, 090020, 096513.090020, 096513, 096516,							4	09/10/14																			
Soils Reports:																												
1.12.1	Geotechnical Investigation by		4/19/2012																									
1.12.2	Notice of Planned Construction by		7/5/2012																									
1.12.3	Geotechnical Investigation by Kleinfelder		1/19/2009																									
1.12.4	Geotechnical Investigation by Lowney		8/22/2005																									
1.12.5	Soil testing Report by Northgate		4/16/2007																									
Civil:																												
C100	Civil Title Sheet	1	6/23/2014							5	09/24/14																	
C200	Demolition Plan	1	6/23/2014							5	09/24/14																	
C300	Civil Site Plan	1	6/23/2014							5	09/24/14																	
C400	Conceptual Grading and Drainage Plan	1	6/23/2014							5	09/24/14																	
C500	Conceptual Utility Plan	1	6/23/2014							5	09/24/14																	
C600	Storm Water Management Plan	1	6/23/2014							5	09/24/14																	
C601	Storm Water Management Plan	1	6/23/2014							5	09/24/14																	
C602	Best Management Practices	1	6/23/2014							5	09/24/14																	
C700	Construction Details	1	6/23/2014							5	09/24/14																	
C701	Construction Details	1	6/23/2014							5	09/24/14																	
Plan: CIVIL																												
C100	Civil Title Sheet																				12/16/14							
C200	Excavation Sheet																				11/18/14							
C300	Grading Plan																				11/18/14							
C301	Grading Sections																				11/18/14							
C302	Storm Drainage Plan																				11/18/14							
C400	Stormwater Control Plan																				11/18/14							
C401	Stormwater Control Plan Calculations																				12/16/14							
C500	Erosion Control Plan																				11/18/14							
C501	Erosion Control Plan Details																				11/18/14							
C600	Construction Details																				11/18/14							
General:																												
G-000	Cover Sheet	1	6/23/2014																									
G-001	Drawing Index, Project Directory, Project	1	6/23/2014							5	09/09/15	5	11/05/14	5	11/20/14													
G-002	Planning Permit Conditions	1	6/23/2014																									
G-002.1	Planning Permit Conditions	1	6/23/2014																									
G-002.2	Planning Permit Conditions	1	6/23/2014																									
G-002.3	Planning Permit Conditions	1	6/23/2014																									
G-003	Code Summary	1	6/23/2014							5	09/24/14																	
G-2P1	Level P1 - Fire Life Safety Plan	1	6/23/2014							5	09/24/14	5	11/05/14	5	11/20/14													
G-2P2	Level P2 - Fire Life Safety Plan	1	6/23/2014							5	09/24/14	5	11/05/14	5	11/20/14													
G-2P3	Level P3 - Fire Life Safety Plan	1	6/23/2014							5	09/24/14	5	11/05/14	5	11/20/14													
G-2P4	Level P4 - Fire Life Safety Plan	1	6/23/2014							5	09/24/14	5	11/05/14	5	11/20/14													
G-201	Level 1 - Fire Life Safety Plan	1	6/23/2014							5	09/24/14																	
G-202	Level 2 - Fire Life Safety Plan	1	6/23/2014							5	09/24/14																	
G-203	Level 3 - Fire Life Safety Plan	1	6/23/2014							5	09/24/14																	
G-204	Level 4 - Fire Life Safety Plan	1	6/23/2014							5	09/24/14																	
G-300	Calgreen Mandatory Checklist	1	6/23/2014							5	09/24/14	5	11/05/14															
Landscape:																												
L-000	General Notes & Sheet Index	1	6/23/2014																									
L-010	Landscape Material & Planting Schedules	1	6/23/2014																									
L-100	Overall Landscape Plan - Ground Level	1	6/23/2014																									
L-110	Overall Landscape Plan - Level 2 & Level 6	1	6/23/2014																									
L-200	Landscape Materials Plan - Ground Level	1	6/23/2014																									
L-201	Landscape Materials Plan - North Plaza	1	6/23/2014																									
L-210	Landscape Materials Plan - Level 2 &	1	6/23/2014																									
L-300	Landscape Layout Plan - North Plaza	1	6/23/2014																									
L-400	Landscape Planting Plan - Ground Level	1	6/23/2014																									
L-401	Enlarged Planting Plans - Ground Level	1	6/23/2014																									
L-402	Enlarged Planting Plans - Ground Level	1	6/23/2014																									
L-410	Landscape Planting Plan - Level 2 & Level	1	6/23/2014																									
L-500	Irrigation Legend and Notes	1	6/23/2014																									
L-510	Irrigation Plan - Plaza Level	1	6/23/2014																									
L-520	Irrigation Pln - Level 2 & Level 6	1	6/23/2014																									
L-530	Irrigation Details	1	6/23/2014																									
L-600	Landscape Elevations	1	6/23/2014																									
L-610	Landscape Sections	1	6/23/2014																									
L-611	Landscape Sections	1	6/23/2014																									
L-612	Landscape Sections	1	6/23/2014																									
L-700	Landscape Site Details	1	6/23/2014																									
L-701	Landscape Site Details	1	6/23/2014																									
L-702	Landscape Site Details		6/23/2014																									
L-800	Landscape Planting Details	1	6/23/2014																									

Page 1 of 42

Exhibit B-2

EXHIBIT B-2
BUILDING PLANS

Sheet No.	Description	Original Set - Permit Submittal		Addendum # 1		Addendum #2		Addendum #3		Addendum #4 Delta 5 9/24/14		Delta 5 Slipsheet 11/05/2014		Delta 5 Slipsheet 11/20/2014		Delta 6 11/12/14		Delta 7 12/05/14		Grading & Drainage Plan		Temp Excavation Shoring 12/22/14		BKF Public Improvement Plans 12/17/14		RFI #005 12/19/14		RFI #00
		Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date		Date	
Architectural:																												
AN-001	Architectural General Notes, Symbols &	1	6/23/2014							5	09/24/14																	
AS-101	Site Plan	1	6/23/2014							5	09/24/14	5	11/05/14	5	11/20/14													
A-1P1	Overall Floor Plan - Level P1	1	6/23/2014			3	08/18/14			5	09/24/14																	
A-1P2	Overall Floor Plan - Level P2	1	6/23/2014			3	08/18/14			5	09/24/14																	
A-1P3	Overall Floor Plan - Level P3	1	6/23/2014			3	08/18/14			5	09/24/14																	
A-1P4	Overall Floor Plan - Level P4	1	6/23/2014			3	08/18/14			5	09/24/14																	
A-101	Overall Floor Plan - Level 1	1	6/23/2014			3	08/18/14			5	09/24/14			5	11/20/14													
A-102	Overall Floor Plan - Level 2	1	6/23/2014			3	08/18/14																					
A-103	Overall Floor Plan - Level 3 (4 & 5 SIM)	1	6/23/2014							5	09/24/14																	
A-104	Overall Floor Plan - Level 6	1	6/23/2014							5	09/24/14																	
A-105	Overall Roof Plan	1	6/23/2014	2	07/23/14					5	09/24/14																	
A-111	Slab Plan - Level 1	1	6/23/2014			3	08/18/14			5	09/24/14																	
A-112	Slab Plan - Level 2	1	6/23/2014																									
A-113	Slab Plan - Level 3-5	1	6/23/2014																									
A-114	Slab Plan - Level 6	1	6/23/2014																									
A-2P1	Reflected Ceiling Plan - Level P1	1	6/23/2014			3	08/18/14							5	11/20/14													
A-2P2	Reflected Ceiling Plan - Level P2 (P3 SIM)	1	6/23/2014			3	08/18/14							5	11/20/14													
A-2P4	Reflected Ceiling Plan - Level P4	1	6/23/2014			3	08/18/14							5	11/20/14													
A-201	Reflected Ceiling Plan - Level 1	1	6/23/2014			3	08/18/14			5	09/24/14			5	11/20/14													
A-202	Reflected Ceiling Plan - Level 2	1	6/23/2014																									
A-203	Reflected Ceiling Plan - Level 3 (4 SIM)	1	6/23/2014																									
A-204	Reflected Ceiling Plan - Level 5	1	6/23/2014																									
A-205	Reflected Ceiling Plan - Level 6	1	6/23/2014											5	11/20/14													
A-301	Exterior Elevations - North & East	1	6/23/2014			3	08/18/14			5	09/24/14																	
A-302	Exterior Elevations - South & West	1	6/23/2014			3	08/18/14			5	09/24/14			5	11/20/14													
A-303	Exterior Elevations - Partial Elevations	1	6/23/2014							5	09/24/14			5	11/20/14													
A-321	Enlarged Elevations	1	6/23/2014			3	08/18/14			5	09/24/14																	
A-331	Building Sections	1	6/23/2014							5	09/24/14																	
A-332	Building Sections	1	6/23/2014							5	09/24/14																	
A-401	Enlarged Core Plans	1	6/23/2014							5	09/09/14																	
A-402	Enlarged Plans	1	6/23/2014							5	09/24/14																	
A-410	Enlarged Plans - Level 1	1	6/23/2014			3	08/18/14			5	09/24/14	5	11/05/14															
A-411	GFRC Enlarged Plans	1	6/23/2014			3	08/18/14																					
A-412	Parking Striping Pavement Markers	1	6/23/2014																									
A-420	Stair Plans and Sections	1	6/23/2014							5	09/24/14																	
A-421	Stair Plans and Sections	1	6/23/2014							5	09/24/14																	
A-422	Stair Plans and Sections	1	6/23/2014			3	08/18/14			5	09/24/14	5	11/05/14															
A-423	Stair Details	1	6/23/2014							5	09/24/14																	
A-430	Elevator Plans and Sections	1	6/23/2014							5	09/24/14	5	11/05/14	5	11/20/14													
A-431	Elevator Plans and Sections	1	6/23/2014							5	09/24/14																	
A-433	Elevator Details	1	6/23/2014							5	09/24/14																	
A-500	Typical Mounting Heights	1	6/23/2014							5	09/24/14																	
A-501	Interior Elevations	1	6/23/2014					4	09/09/14																			
A-502	Interior Elevations	1	6/23/2014					4	09/09/14	5	09/09/14																	
A-503	Interior Elevations	1	6/23/2014					4	09/09/14	5	09/09/14																	
A-510	Interior Finish Schedule		6/23/2014					4	09/09/14																			
A-601	Interior Partition Schedule	1	6/23/2014			3	08/18/14					5	11/05/14															
A-602	Interior Partition Details	1	6/23/2014																									
A-603	Interior Partition Details	1	6/23/2014																									
A-611	Interior Details	1	6/23/2014							5	09/24/14																	
A-612	Interior Details	1	6/23/2014							5	09/24/14																	
A-613	Interior Details	1	6/23/2014							5	09/24/14																12/19/14	
A-640	Typical Ceiling Details	1	6/23/2014																									
A-642	Ceiling Details	1	6/23/2014																									
A-651	Casework Schedule	1	6/23/2014																									
A-701	Door Schedule	1	6/23/2014			3	08/18/14			5	09/24/14			5	11/20/14													
A-702	Door Details	1	6/23/2014			3	08/18/14																					
A-721	Interior Window Schedule	1	6/23/2014							5	09/24/14	5	11/05/14															
A-722	Window Details	1	6/23/2014							5	09/24/14																	
A-801	Wall Sections & Enlarged Elevations	1	6/23/2014							5	09/24/14			5	11/20/14													
A-802	Wall Sections & Enlarged Elevations	1	6/23/2014							5	09/24/14			5	11/20/14													
A-803	Wall Sections & Enlarged Elevations West	1	6/23/2014							5	09/24/14			5	11/20/14													
A-804	Wall Sections & Enlarged Elevations	1	6/23/2014			3	08/18/14			5	09/24/14			5	11/20/14													
A-805	Wall Sections & Enlarged Elevations	1	6/23/2014			3	08/18/14			5	09/24/14			5	11/20/14													
A-806	Wall Sections	1	6/23/2014							5	09/24/14																	
A-807	Wall Sections	1	6/23/2014							5	09/24/14																	
A-821	Roof Details	1	6/23/2014							1	06/23/14																	
A-831	Exterior Details	1	6/23/2014			3	08/18/14			5	09/24/14			5	11/20/14													
A-832	Exterior Details	1	6/23/2014							5	09/24/14																	
A-833	Exterior Details - GFRC	1	6/23/2014			3	08/18/14			5	09/24/14																	
A-834	Exterior Details	1	6/23/2014	2	07/23/14					5	09/24/14																	
A-835	Exterior Details -Site	1	6/23/2014							5	09/24/14																	
A-836	Exterior Details	1	6/23/2014			3	08/18/14			5	09/24/14																	
A-840	Window & Curtain Wall Schedule	1	6/23/2014																									
A-841	Window & Curtain Wall Schedule	1	6/23/2014											5	11/20/14													
A-842	Window & Curtain Wall Schedule	1	6/23/2014											5	11/20/14													
A-843	Window & Curtain Wall Schedule	1	6/23/2014											5	11/20/14													
A-844	Window & Curtain Wall Schedule	1	6/23/2014							5	09/24/14																	
A-845	Window & Curtain Wall Schedule	1	6/23/2014							5	09/24/14																	
A-846	Curtain Wall Details	1	6/23/2014											5	11/20/14													
A-847	Curtain Wall Details	1	6/23/2014							1	06/23/14																	
A-848	Curtain Wall Details	1	6/23/2014							5	09/24/14																	
A-849	Curtain Wall Details	1	6/23/2014							5	09/24/14																	
A-850	Curtain Wall Details	1	6/23/2014																									
A-851	Curtain Wall Details	1	6/23/2014																									
A-900	Floor/Ceiling Assemblies	1	6/23/2014									5	11/05/14															
Signage:																												
AG-1P1	Sign Location Plan P1	1	6/23/2014							5	09/24/14																	
AG-1P2	Sign Location Plan P2	1	6/23/2014							5	09/24/14																	
AG-1P3	Sign Location Plan P3	1	6/23/2014							5	09/24/14																	
AG-1P4	Sign Location Plan P4	1	6/23/2014							5	09/24/14																	
AG-101	Sign Location Plan	1	6/23/2014							5	09/24/14																	
AG-102	Sign Location Plan Level 2	1	6/23/2014							5	09/24/14																	
AG-103	Sign Location Plan Level 3	1	6/23/2014							1	06/23/14																	
AG-104	Sign Location Plan Level 4	1	6/23/2014																									
AG-105	Sign Location Plan Level 5	1	6/23/2014																									

Page 2 of 12

Exhibit B-2

EXHIBIT B-2
BUILDING PLANS

Sheet No.	Description	Original Set - Permit Submittal		Addendum # 1		Addendum #2		Addendum #3		Addendum #4 Delta 5 9/24/14		Delta 5 Slipsheet 11/05/2014		Delta 5 Slipsheet 11/20/2014		Delta 6 11/12/14		Delta 7	12/05/14	Grading & Drainage Plan		Temp Excavation Shoring	12/22/14	BKF Public Improvement Plans 12/17/14		RFI #005	12/19/14	RFI #00
		Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date		Date	
AG-106	Sign Location Plan Level 6	1	6/23/2014							5	09/24/14																	
AG-201	Message Schedule	1	6/23/2014																									
AG-202	Message Schedule	1	6/23/2014																									
AG-203	Message Schedule	1	6/23/2014																									
AG-204	Message Schedule	1	6/23/2014																									
AG-205	Message Schedule	1	6/23/2014							5	09/24/14																	
AG-206	Message Schedule	1	6/23/2014							5	09/24/14																	
AG-901	Colors, Materials, Typfaces & Icons	1	6/23/2014																									
AG-902	Sign Details	1	6/23/2014																									
AG-903	Sign Details	1	6/23/2014							5	09/24/14																	
AG-904	Sign Details	1	6/23/2014																									
AG-905	Sign Details	1	6/23/2014																									
AG-906	Sign Details	1	6/23/2014																									
AG-907	Sign Details	1	6/23/2014							5	09/24/14																	
Structural:																												
S1.01	General Notes	1	6/23/2014			3	08/18/14			3	09/24/14			5	11/20/14													
S1.01A	General Notes	1	6/23/2014																									
S1.02	Typical Concrete Details	1	6/23/2014											5	11/20/14													
S1.02A	Typical Concrete Details	1	6/23/2014																									
S1.02B	Typ Concrete and CMU Details	1	6/23/2014																									
S1.03	Trypical PT Concrete Details	1	6/23/2014																									
S1.03A	Typical PT Concrete Details	1	6/23/2014							3	09/24/14																	
S1.04	Typical Steel Details	1	6/23/2014																									
S1.04A	Typical Steel Deck Details	1	6/23/2014																									
S2.01	Level P4 Foundation Plan	1	6/23/2014							3	09/24/14			5	11/20/14													
S2.02	Level P3 Framing Plan	1	6/23/2014			3	08/18/14			3	09/24/14			5	11/20/14													
S2.03	Level P2 Framing Plan	1	6/23/2014			3	08/18/14			3	09/24/14																	
S2.04	Level P1 Framing Plan	1	6/23/2014			3	08/18/14			3	09/24/14																	
S2.05	Level L1 Framing Plan	1	6/23/2014			3	08/18/14																					
S2.06	Level 2 Post-Tension Layout Plan	1	6/23/2014							3	09/24/14			5	11/20/14													
S2.06M	Level 2 Mild Steel Layout Framing Plan	1	6/23/2014							5	09/24/14			5	11/20/14													
S2.07	Level 3,4,5 Post Tension Layout Framing	1	6/23/2014							3	09/24/14			5	11/20/14													
S2.07M	Level 3,4,5 Mild Steel Layout Framing	1	6/23/2014							3	09/24/14			5	11/20/14													
S2.08	Level 6 Post-Tension Layout Framing Plan	1	6/23/2014							3	09/24/14			5	11/20/14													
S2.08M	Level 6 Mild Steel Layout Framing Plan	1	6/23/2014							3	09/24/14			5	11/20/14													
S2.09	Froof Post Tension Layout Framing Plan	1	6/23/2014							3	09/24/14			5	11/20/14													
S2.09M	Roof Mild Steel Layout Framing Plan	1	6/23/2014							3	09/24/14			5	11/20/14													
S3.01	Shear Wall Elevations	1	6/23/2014			3	08/18/14							5	11/20/14													
S3.01B	Shear Wall Elevations	1	6/23/2014			3	08/18/14							5	11/20/14													
S3.02A	Shear Wall Section	1	6/23/2014																									
S3.02B	Shear Wall Sections	1	6/23/2014																									
S3.02C	Shear Wall Sections	1	6/23/2014							3	09/24/14																	
S3.03	Stud Rail Schedule & PT Slab & Details	1	6/23/2014																								12/19/2014	
S3.04	Column Schedule & Details	1	6/23/2014			3	08/18/14			3	09/24/14			5	11/20/14													
S3.05	Mild Steel Slab Reinf. Schedule & Details	1	6/23/2014																									
S3.06	Concrete Beam Schedule & Details	1	6/23/2014							3	09/24/14			5	11/20/14													
S3.07	PT Beam Schedule & Details	1	6/23/2014							3	09/24/14																	
S3.07A	PT Beam Schedule & Details	1	6/23/2014							3	09/24/14																	
S4.01	Section & Details	1	6/23/2014																									
S4.02	Wall Sections & Details	1	6/23/2014																									
S4.03	Sections & Details	1	6/23/2014																									
S4.04	Sections & Details	1	6/23/2014																									
S4.05	Sections & Details	1	6/23/2014											5	11/20/14													
S4.06	Sections & Details	1	6/23/2014								09/23/14																	
Window:																												
WW1.00	Window Cleaning Rigging Plan	1	6/23/2014																									
WW1.01	Window Cleaning Sections & Details	1	6/23/2014																									
Titles:																												
T-001	Title 24	1	6/23/2014			3	08/18/14									6	11/12/14											
T-002	Title 25	1	6/23/2014			3	08/18/14									6	08/18/14											
T-003	Title 26	1	6/23/2014			3	08/18/14									6	08/18/14											
T-004	Title 27	1	6/23/2014			3	08/18/14									6	08/18/14											
T-005	Title 28	1	6/23/2014			3	08/18/14									6	11/12/14											
T-006	Title 29	1	6/23/2014			3	08/18/14									6	11/12/14											
T-007	Title 30	1	6/23/2014			3	08/18/14									6	08/18/14											
T-008	Title 31	1	6/23/2014			3	08/18/14									6	11/12/14											
T-009	Title 32	1	6/23/2014			3	08/18/14									6	08/18/14											
T-010	Title 33	1	6/23/2014			3	08/18/14									6	08/18/14											
T-011	Title 34	1	6/23/2014			3	08/18/14									6	11/12/14	7	01/08/15									
Mechanical:																												
M-001	Symbol List & General Notes - Mechanical	1	6/23/2014			3	08/18/14									6	08/18/14											
M-002	Schedules - Mechanical	1	6/23/2014			3	08/18/14			5	09/24/14					6	11/12/14											
M-2P1	Overall Floor Plan - Level P1 - Mechanical	1	6/23/2014			3	08/18/14									6	11/12/14											
M-2P2	Overall Floor Plan - Level P2 - Mechanical	1	6/23/2014			3	08/18/14									6	11/12/14											
M-2P3	Overall Floor Plan - Level P3 - Mechanical	1	6/23/2014			3	08/18/14									6	11/12/14											
M-2P4	Overall Floor Plan - Level P4 - Mechanical	1	6/23/2014			3	08/18/14									6	11/12/14											
M-201	Overall Floor Plan - Level 1 - Mechanical	1	6/23/2014			3	08/18/14									6	11/12/14											
M-202	Overall Floor Plan - Level 2 - Mechanical	1	6/23/2014			3	08/18/14									6	11/12/14											
M-203	Overall Floor Plan - Level 3 (M&S SIM) -	1	6/23/2014			3	08/18/14									6	11/12/14											
M-204	Overall Floor Plan - Level 6 - Mechanical	1	6/23/2014			3	08/18/14									6	11/12/14											
M-205	Overall Floor Plan - Mechanical	1	6/23/2014			3	08/18/14									6	08/18/14											
M-401	Enlarged Plans - Mechanical	1	6/23/2014			3	08/18/14									6	08/18/14											
M-402	Enlarged Plans - Mechanical	1	6/23/2014			3	08/18/14									6	11/12/14											
M-601	Mechanical Riser Diagrams	1	6/23/2014			3	08/18/14									6	11/12/14											
Electrical:																												
E-001	Symbol List & General Notes - Electrical	1	6/23/2014			3	08/18/14			5	09/24/14					6	11/12/14	7	12/05/14									
E-002	Luminaire Schedule	1	6/23/2014			3	08/18/14									6	11/12/14	7	11/12/14									
E-003	Luminaire Schedule	1	6/23/2014			3	08/18/14									6	08/18/14	7	08/18/14									
E-2P1	Overall Floor Plan - Level P1 - Lighting	1	6/23/2014			3	08/18/14			5	09/24/14					6	11/12/14	7	11/12/14									
E-2P2	Overall Floor Plan - Level P2 - Lighting	1	6/23/2014			3	08/18/14			5	09/24/14					6	11/12/14	7	11/12/14									
E-2P3	Overall Floor Plan - Level P3 - Lighting	1	6/23/2014			3	08/18/14			5	09/24/14					6	11/12/14	7	11/12/14									
E-2P4	Overall Floor Plan - Level P4 - Lighting	1	6/23/2014			3	08/18/14			5	09/24/14					6	11/12/14	7	12/05/14									
E-201	Overall Floor Plan - Level 1 - Lighting	1	6/23/2014			3	08/18/14			5	09/24/14					6	11/12/14	7	11/12/14									

Page 3 of 12

Exhibit B-2

EXHIBIT B-2
BUILDING PLANS

Sheet No.	Description	Original Set - Permit Submittal Rev. No.	Date	Addendum # 1 Rev. No.	Date	Addendum #2 Rev. No	Date	Addendum #3 Rev. No	Date	Addendum #4 Delta 5 9/24/14 Rev. No.	Date	Delta 5 Slipsheet 11/05/2014 Rev. No.	Date	Delta 5 Slipsheet 11/20/2014 Rev. No.	Date	Delta 6 11/12/14 Rev. No.	Date	Delta 7 Rev. No.	12/05/14 Date	Grading & Drainage Plan Rev. No	Date	Temp Excavation Shoring Rev. No.	12/22/14 Date	BKF Public Improvement Plans 12/17/14 Rev. No.	Date	RFI #005	12/19/14 Date	RFI #00
E-202	Overall Floor Plan - Level 2 - Lighting	1	6/23/2014			3	08/18/14									6	11/12/14	7	11/12/14									
E-203	Overall Floor Plan - Level 3 (4&5 SIM) -	1	6/23/2014			3	08/18/14									6	11/12/14	7	11/12/14									
E-204	Overall Floor Plan - Level 6 - Lighting	1	6/23/2014			3	08/18/14									6	11/12/14	7	11/12/14									
E-3P1	Overall Floor Plan - Level P1 - Power	1	6/23/2014			3	08/18/14									6	11/12/14	7	11/12/14									
E-3P2	Overall Floor Plan - Level P2 - Power	1	6/23/2014			3	08/18/14					5	11/05/14	5	11/05/14	6	11/12/14	7	11/12/14									
E-3P3	Overall Floor Plan - Level P3 - Power	1	6/23/2014			3	08/18/14									6	11/12/14	7	11/12/14									
E-3P4	Overall Floor Plan - Level P4 - Power	1	6/23/2014			3	08/18/14					5	11/05/14	5	11/05/14	6	11/12/14	7	12/05/14									
E-301	Overall Floor Plan - Level 1 - Power	1	6/23/2014			3	08/18/14									6	11/12/14	7	11/12/14									
E-302	Overall Floor Plan - Level 2 - Power	1	6/23/2014			3	08/18/14									6	08/18/14	7	08/18/14									
E-303	Overall Floor Plan - Level 3 (4&5 SIM) -	1	6/23/2014			3	08/18/14									6	11/12/14	7	11/12/14									
E-304	Overall Floor Plan - Level 6 - Power	1	6/23/2014			3	08/18/14									6	11/12/14	7	11/12/14									
E-305	Overall Roof Plan - Power	1	6/23/2014			3	08/18/14									6	08/18/14	7	08/18/14									
E-401	Enlarged Plans - Electrical	1	6/23/2014			3	08/18/14									6	11/12/14	7	11/12/14									
E-501	Single Line Diagram	1	6/23/2014			3	08/18/14			5	09/24/14					6	11/12/14	7	12/05/14									
E-502	Single Line Diagram	1	6/23/2014			3	08/18/14									6	11/12/14	7	12/05/14									
E-601	Panel Schedules	1	6/23/2014			3	08/18/14									6	11/12/14	7	12/05/14									
E-602	Panel Schedules		6/23/2014			3	08/18/14									6	11/12/14	7	12/05/14									
E-603	Panel Schedules		6/23/2014															7	12/05/14									
E-604	Panel Schedules																											
E-701	Electrical Details		6/23/2014													6	11/12/14	7	11/12/14									
Plumbing:																												
P-001	Symbol List and General Notes - Plumbing	1	6/23/2014			3	08/18/14									6	08/18/14											
P-2P1	Overall Floor Plan - Level P1 - Plumbing	1	6/23/2014	2	07/22/14	3	08/18/14			5	09/24/14					6	11/12/14											
P-2P2	Overall Floor Plan - Level P2 - Plumbing	1	6/23/2014	2	07/22/14	3	08/18/14			5	09/24/14					6	11/12/14											
P-2P3	Overall Floor Plan - Level P3 - Plumbing	1	6/23/2014	2	07/22/14	3	08/18/14			5	09/24/14					6	11/12/14											
P-2P4	Overall Floor Plan - Level P4 - Plumbing	1	6/23/2014	2	07/22/14	3	08/18/14			5	09/24/14					6	11/12/14											
P-201	Overall Floor Plan - Level 1 - Plumbing	1	6/23/2014	2	07/22/14	3	08/18/14			5	09/24/14					6	11/12/14											
P-202	Overall Floor Plan - Level 2 - Plumbing	1	6/23/2014	2	07/22/14	3	08/18/14									6	11/12/14											
P-203	Overall Floor Plan - Level 3 (4 & 5 SIM) -	1	6/23/2014	2	07/22/14	3	08/18/14									6	11/12/14											
P-204	Overall Floor Plan - Level 6 - Plumbing	1	6/23/2014	2	07/22/14	3	08/18/14									6	11/12/14											
P-205	Overall Roof Plan - Plumbing	1	6/23/2014	2	07/22/14	3	08/18/14									6	08/18/14											
P-401	Enlarged Plans - Plumbing	1	6/23/2014			3	08/18/14									6	11/12/14											
P-402	Enlarged Plans - Plumbing	1	6/23/2014	2	07/22/14	3	08/18/14									6	08/18/14											
P-501	Schedules - Plumbing	1	6/23/2014	2	07/22/14	3	08/18/14									6	08/18/14											
P-601	Riser Diagrams - Plumbing	1	6/23/2014	2	07/22/14	3	08/18/14									6	11/12/14											
P-602	Riser Diagrams - Plumbing	1	6/23/2014			3	08/18/14									6	11/12/14											
P-603	Riser Diagrams - PLumbing	1	6/23/2014	2	07/22/14	3	08/18/14									6	08/18/14											
Joint Trench:																												
INT1	Joint Trench Intent Title Sheet	1	10/31/2012	2	08/29/14																							
INT2	Joint Trench Intent	1	11/1/2012	2	08/29/14																							
Shoring:																												
SH-1	Temporary Excavation Shoring General	0	8/6/2014							1	09/08/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-2	Temporary Excavation Shoring Soil-Nail	0	8/6/2014													1	10/13/14					2	12/22/14					
SH-2A	Temporary Excavation Shoring Soldier															0	10/13/14			2	11/18/14	2	12/22/14					
SH-3	Temporary Excavation Shoring Key Plan	0	8/6/2014							1	09/08/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-4	Temporary Excavation Shoring (Plan 1 of	0	8/6/2014							1	09/08/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-5	Temporary Excavation Shoring (Plan 2 of	0	8/6/2014							1	09/08/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-6	Temporary Excavation Shoring (Plan 3 of	0	8/6/2014							1	09/08/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-7	Temporary Excavation Shoring (Plan 4 of	0	8/6/2014							1	09/08/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-8	Temporary Excavation Shoring (Plan 5 of	0	8/6/2014							1	09/08/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-9	Temporary Excavation Shoring (Plan 6 of	0	8/6/2014							1	09/04/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-10	Temporary Excavation Shoring North	0	8/6/2014							1	09/10/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-11	Temporary Excavation Shoring North	0	8/6/2014							1	09/10/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-12	Temporary Excavation Shoring North	0	8/6/2014							1	09/10/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-13	Temporary Excavation Shoring East	0	8/6/2014							1	09/10/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-14	Temporary Excavation Shoring East	0	8/6/2014							1	09/10/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-15	Temporary Excavation Shoring South	0	8/6/2014							1	09/10/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-16	Temporary Excavation Shoring South	0	8/6/2014							1	09/10/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-17	Temporary Excavation Shoring South	0	8/6/2014							1	09/10/14					1	10/18/14			2	11/18/14	2	12/22/14					
SH-18	Temporary Excavation Shoring West	0	8/6/2014							1	09/10/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-19	Temporary Excavation Shoring West	0	8/6/2014							1	09/10/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-19A	Temporary Excavation Shoring North																			0	11/18/14	2	12/22/14					
SH-20	Temporary Excavation Shoring Sections	0	8/6/2014							1	09/10/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-21	Temporary Excavation Shoring Sections	0	8/6/2014							1	09/10/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-22	Temporary Excavation Shoring Sections	0	8/6/2014							1	09/10/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-23	Temporary Excavation Shoring Sections	0	8/6/2014							1	09/10/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-23A	Temporary Excavation Shoring Sections									0	09/10/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-24	Temporary Excavation Shoring Details	0	8/6/2014							1	09/10/14					1	10/13/14			2	11/18/14	2	12/22/14					
SH-25	Temporary Excavation Shoring Details	0	8/6/2014							1	09/10/14					1	10/13/14			2	11/18/14	2	12/22/14					
Public Improvement:																												
1 of 7	Title Sheet	1	7/18/2014							2	10/24/14													3	12/17/14			
2 of 7	Improvement Plan	1	7/18/2014							2	10/24/14													3	12/17/14			
3 of 7	Signage & Striping Plan	1	7/18/2014							2	10/24/14													3	12/17/14			
4 of 7	Demolition Plan	1	7/18/2014							2	10/24/14													3	12/17/14			
5 of 7	Street Lighting Plan	1	7/18/2014							2	10/24/14													3	12/17/14			
6 of 7	Traffic Signal Modification Plan	1	7/18/2014							2	10/24/14													3	12/17/14			
7 of 7	Traffic Signal Modification Plan (Standard	1	7/18/2014							2	10/24/14													3	12/17/14			
Traffic Control																												
1 of 3	Phase 1	1	11/13/2014

Exhibit B-2

EXHIBIT B-2
BUILDING PLANS

DEVCON
DEVCON
DEVCON
DEVCON
Contract Date: 11/18/201
Project Name: 500 Santos
DCI Job No: D14/531

	7 12/19/14	Supplemental Instruction #001 12/19/14		Supplemental Instruction #002 12/24/14		Delta 7 Slipsheets 1/8/2015		Supplemental Instruction #003 01/12/15		Supplemental Instruction #004 01/14/15		Supplemental Instruction #005 01/21/15		RFI #043 01/30/15		BKF Public Improvement Plans 02/06/15		RFI #041 02/09/15		RFI #042 02/09/15		Permit Rev1 2/11/15		RFI #071 02/27/15		RFI #072 02/27/15		RFI #073 02/27/15		Supp Instr 0
Sheet No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date		Date	Rev. No.	Date		Date		Date		Date		Date		Date		Date	Rev. No.
Specifications:																														
1.2.1																														
1.2.2																														
1.2.3																														
1.2.4																														
1.2.5																														
1.2.6																														
Soils Reports:																														
1.12.1																														
1.12.2																														
1.12.3																														
1.12.4																														
1.12.5																														
Civil:																														
C100																														
C200																														
C300																														
C400																														
C500																														
C600																														
C601																														
C602																														
C700																														
C701																														
Plan: CIVIL																														
C100																														
C200																														
C300																														
C301																														
C302																														
C400																														
C401																														
C500																														
C501																														
C600																														
General:																														
G-000																														
G-001																						17	2/11/2015							
G-002																														
G-002.1																														
G-002.2																														
G-002.8																														
G-003																														
G-2P1																														
G-2P2																														
G-2P3																														
G-2P4				11	12/24/14																	17	2/11/2015							
G-201				11	12/24/14																									
G-202																														
G-203																														
G-204																														
G-300																														
Landscape:																														
L-000																														
L-010																														
L-100																														
L-110																														
L-200																														
L-201																														
L-210																														
L-300																														
L-400																														
L-401																														
L-402																														
L-410																														
L-500																														
L-510																														
L-520																														
L-530																														
L-600																														
L-610																														
L-611																														
L-612																														
L-700																					2/9/2015									
L-701																					2/9/2015									
L-702																			2/9/2015											
L-800																														

Page 6 of 12

Exhibit B-2

EXHIBIT B-2
BUILDING PLANS

Sheet No.	7 12/19/14 Date	Supplemental Instruction #001 12/19/14 Rev. No.	Supplemental Instruction #001 12/19/14 Date	Supplemental Instruction #002 12/24/14 Rev. No.	Supplemental Instruction #002 12/24/14 Date	Delta 7 Slipsheets 1/8/2015 Rev. No.	Delta 7 Slipsheets 1/8/2015 Date	Supplemental Instruction #003 01/12/15 Rev. No.	Supplemental Instruction #003 01/12/15 Date	Supplemental Instruction #004 01/14/15 Rev. No.	Supplemental Instruction #004 01/14/15 Date	Supplemental Instruction #005 01/21/15 Rev. No.	Supplemental Instruction #005 01/21/15 Date	RFI #043 01/30/15	RFI #043 01/30/15 Date
Architectural:															
AN-001															
AS-101										13	1/14/2015				
A-1P1				11	12/24/14										
A-1P2				11	12/24/14										
A-1P3				11	12/24/14										
A-1P4				11	12/24/14										
A-101				11	12/24/14							14	1/21/2015		01/30/15
A-102				11	12/24/14										
A-103															
A-104															
A-105															
A-111				11	12/24/14										
A-112				11	12/24/14										
A-113		8	12/19/14												
A-114															
A-2P1															
A-2P2															
A-2P4															
A-201				11	12/24/14										
A-202				11	12/24/14					13	1/14/2015				
A-203				11	12/24/14										
A-204				11	12/24/14										
A-205				11	12/24/14										
A-301								12	01/12/15						
A-302								12	01/12/15						
A-303															
A-321				11	12/24/14										
A-331				11	12/24/14										
A-332				11	12/24/14										
A-401															
A-402				11	12/24/14										
A-410															
A-411															
A-412															
A-420															
A-421															
A-422															
A-423															
A-430															
A-431															
A-433															
A-500															
A-501															
A-502															
A-508															
A-510															
A-601															
A-602															
A-603															
A-611															
A-612															
A-613															01/30/15
A-640															
A-642															
A-651															
A-701				11	12/24/14										
A-702															
A-721															
A-722															
A-801		8	12/19/14												
A-802															
A-803															
A-804															
A-805															
A-806				11	12/24/14										
A-807				11	12/24/14										
A-821															
A-831															
A-832															
A-833															
A-834															
A-835															
A-836															
A-840															
A-841															
A-842															
A-843								12	01/12/15						
A-844															
A-845															
A-846															
A-847															
A-848															
A-849															
A-850															
A-851								12	01/12/15						
A-900															
Signage:															
AG-1P1															
AG-1P2															
AG-1P3															
AG-1P4															
AG-101															
AG-102															
AG-103															
AG-104															
AG-105															

Sheet No.	BKF Public Improvement Plans 02/06/15 Rev. No.	BKF Public Improvement Plans 02/06/15 Date	RFI #041 02/09/15	RFI #041 02/09/15 Date	RFI #042 02/09/15	RFI #042 02/09/15 Date	Permit Rev1 2/11/15	Permit Rev1 2/11/15 Date	RFI #071 02/27/15	RFI #071 02/27/15 Date	RFI #072 02/27/15	RFI #072 02/27/15 Date	RFI #073 02/27/15	RFI #073 02/27/15 Date	Supp Instr 0 Rev. No.
Architectural:															
AN-001															
AS-101															
A-1P1							17	2/11/2015							18
A-1P2							17	2/11/2015							18
A-1P3							17	2/11/2015							18
A-1P4							17	2/11/2015							18
A-101															18
A-102															18
A-103															
A-104															
A-105															18
A-111							17	2/11/2015							18
A-112															18
A-113															18
A-114															18
A-2P1															18
A-2P2															
A-2P4							17	2/11/2015							
A-201							17	2/11/2015							18
A-202															
A-203															
A-204															
A-205															
A-301															18
A-302															
A-303															
A-321															18
A-331							17	2/11/2015							
A-332							17	2/11/2015							
A-401															
A-402															18
A-410															
A-411															
A-412															
A-420															
A-421															
A-422							17	2/11/2015							18
A-423															
A-430									21	2/27/2015	21	2/27/2015	21	2/27/2015	18
A-431															18
A-433															18
A-500															
A-501															
A-502															
A-508															
A-510															
A-601															
A-602															
A-603															
A-611															
A-612															
A-613															
A-640															
A-642															
A-651															
A-701									21	2/27/2015	21	2/27/2015	21	2/27/2015	20
A-702									21	2/27/2015	21	2/27/2015	21	2/27/2015	
A-721															18
A-722															
A-801															
A-802															
A-803															
A-804															
A-805															
A-806							17	2/11/2015							
A-807															
A-821															
A-831															
A-832															
A-833															
A-834															18
A-835															
A-836															
A-840															
A-841															
A-842															
A-843															
A-844															
A-845															
A-846															
A-847															
A-848															
A-849															
A-850															
A-851															
A-900															
Signage:															
AG-1P1															
AG-1P2															
AG-1P3															
AG-1P4															
AG-101															
AG-102															
AG-103															
AG-104															
AG-105															

Page 6 of 12

Exhibit B-2

EXHIBIT B-2
BUILDING PLANS

7 12/19/14	Supplemental Instruction #001 12/19/14		Supplemental Instruction #002 12/24/14		Delta 7 Slipsheets 1/8/2015		Supplemental Instruction #003 01/12/15		Supplemental Instruction #004 01/14/15		Supplemental Instruction #005 01/21/15		RFI #043 01/30/15		BKF Public Improvement Plans 02/06/15		RFI #041 02/09/15		RFI #042 02/09/15		Permit Rev1 2/11/15		RFI #071 02/27/15		RFI #072 02/27/15		RFI #073 02/27/15		Sup Instr 0:
Sheet No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date		Date	Rev. No.	Date		Date		Date		Date		Date		Date		Date	Rev. No.
AG-106																														
AG-201																														
AG-202																														
AG-203																														
AG-204																														
AG-205																														
AG-206																														
AG-901																														
AG-902																														
AG-903																														
AG-904																														
AG-905																														
AG-906																														
AG-907																														
Structural:																														
S1.01																														
S1.01A																														
S1.02																														
S1.02A																														
S1.02B																														
S1.03																														
S1.03A																														
S1.04																														
S1.04A																														
S2.01				11	12/24/14																	17	2/11/2015							
S2.02	12/19/2014			11	12/24/14																	17	2/11/2015							
S2.03																														
S2.04																														
S2.05				11	12/24/14							14	1/21/2015																	18
S2.06																														
S2.06M				11	12/24/14							14	1/21/2015																	18
S2.07																														
S2.07M		8	12/19/14									14	1/21/2015																	
S2.08																														
S2.08M												14	1/21/2015																	
S2.09																														
S2.09M																														
S3.01																														
S3.01B																														
S3.02A																														18
S3.02B																														18
S3.02C																														
S3.03				11	12/24/14																									
S3.04				11	12/24/14							14	1/21/2015																	
S3.05																														
S3.06																														
S3.07																														
S3.07A																														
S4.01																														
S4.02																														
S4.03																														18
S4.04																														
S4.05				11	12/24/14																									
S4.06	12/19/2014	8	12/19/14												01/30/15															15
Window:																														
WW1.00																														
WW1.01																														
Titles:																														
T-001																														
T-002																														
T-003																														
T-004																														
T-005																														
T-006																														
T-007																														
T-008																														
T-009																														
T-010																														
T-011						7	01/08/15																							
Mechanical:																														
M-001																														
M-002				11	12/24/14																	17	2/11/2015							
M-2P1				11	12/24/14																	17	2/11/2015							
M-2P2				11	12/24/14																	17	2/11/2015							
M-2P3				11	12/24/14																	17	2/11/2015							
M-2P4				11	12/24/14																	17	2/11/2015							
M-201				11	12/24/14																	17	2/11/2015							
M-202																														
M-203																														
M-204																														
M-205																														
M-401																														
M-402																														
M-601				11	12/24/14																	17	2/11/2015							
Electrical:																														
E-001				11	12/24/14	7	01/08/15															17	2/11/2015							
E-002						7	01/08/15																							
E-003																														
E-2P1																														
E-2P2																														
E-2P3																														
E-2P4				11	12/24/14																	17	2/11/2015							
E-201						7	01/08/15																							

Page 7 of 12

Exhibit B-2

EXHIBIT B-2
BUILDING PLANS

7 12/19/14	Supplemental Instruction #001 12/19/14		Supplemental Instruction #002 12/24/14		Delta 7 Slipsheets 1/8/2015		Supplemental Instruction #003 01/12/15		Supplemental Instruction #004 01/14/15		Supplemental Instruction #005 01/21/15		RFI #043 01/30/15		BKF Public Improvement Plans 02/06/15		RFI #041 02/09/15		RFI #042 02/09/15		Permit Rev1 2/11/15		RFI #071 02/27/15		RFI #072 02/27/15		RFI #073 02/27/15		Sup Instru 0
Sheet No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date		Date	Rev. No.	Date		Date		Date		Date		Date		Date		Date	Rev. No.
E-202																														
E-203																														
E-204																														
E-3P1																														
E-3P2																														
E-3P3																														
E-3P4				11	12/24/14																	17	2/11/2015							
E-301																														
E-302																														
E-303																														
E-304																														
E-305																														
E-401						7	01/08/15																							18
E-501				11	12/24/14	7	01/08/15															17	2/11/2015							
E-502				11	12/24/14	7	01/08/15															17	2/11/2015							
E-601				11	12/24/14																									
E-602				11	12/24/14																	17	2/11/2015							
E-603				11	12/24/14																	17	2/11/2015							
E-604																														
E-701																														
Plumbing:																														
P-001																														
P-2P1																														
P-2P2																														
P-2P3																														
P-2P4																														
P-201																														
P-202																														
P-203																														
P-204																														
P-205																														
P-401																														
P-402																														
P-501																														
P-601																														
P-602																														
P-603																														
Joint Trench:																														
INT1																														
INT2																														
Shoring:																														
SH-1																														
SH-2																														
SH-2A																														
SH-3																														
SH-4																														
SH-5																														
SH-6																														
SH-7																														
SH-8																														
SH-9																														
SH-10																														
SH-11																														
SH-12																														
SH-13																														
SH-14																														
SH-15																														
SH-16																														
SH-17																														
SH-18																														
SH-19																														
SH-19A																														
SH-20																														
SH-21																														
SH-22																														
SH-23																														
SH-23A																														
SH-24																														
SH-25																														
Public Improvement:																														
1 of 7																4	3/9/2015													
2 of 7																4	3/9/2015													
3 of 7																4	3/9/2015													
4 of 7																4	3/9/2015													
5 of 7																4	3/9/2015													
6 of 7																4	3/9/2015													
7 of 7																4	3/9/2015													
Traffic Control																														
1 of 3

Exhibit B-2

EXHIBIT B-2
BUILDING PLANS

Exhibit B-2

EXHIBIT B-2
BUILDING PLANS

Exhibit B-2

EXHIBIT B-2
BUILDING PLANS

Exhibit B-2

EXHIBIT B-2
BUILDING PLANS

lemental ction #006 /27/14	Permit Rev2 3/24/15		Supplemental Instruction #007 03/24/15		BKF Public Improvement Plans 04/22/15		Supplemental Instruction #007.1 04/30/15		Premit C3 Retaining Wall 5/11/2015		Supplemental Instruction #008 5/22/15		Supplemental Instruction #009 6/2/15		RFI #129 6/12/2015		RFI #131 6/12/2015		RFI #134 6/29/2015	
Sheet No.	Date		Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date	Rev. No.	Date
E-202				22	03/24/15																
E-203				22	03/24/15																
E-204				22	03/24/15																
E-3P1				22	03/24/15			24	04/30/15			25	05/22/15								
E-3P2				22	03/24/15			24	04/30/15			25	05/22/15								
E-3P3				22	03/24/15			24	04/30/15			25	05/22/15								
E-3P4				22	03/24/15			24	04/30/15			25	05/22/15							28	6/29/2015
E-301				22	03/24/15							25	05/22/15								
E-302				22	03/24/15							25	05/22/15								
E-303				22	03/24/15							25	05/22/15								
E-304				22	03/24/15							25	05/22/15								
E-305												25	05/22/15								
E-401	02/27/15			22	03/24/15																
E-501												25	05/22/15								
E-502				22	03/24/15							25	05/22/15								
E-601				22	03/24/15							25	05/22/15							28	6/29/2015
E-602												25	05/22/15			27	06/12/15				
E-603				22	03/24/15							25	05/22/15			27	06/12/15			28	6/29/2015
E-604				22	03/24/15																
E-701				22	03/24/15																
Plumbing:																					
P-001												25	05/22/15								
P-2P1												25	05/22/15								
P-2P2												25	05/22/15								
P-2P3												25	05/22/15								
P-2P4												25	05/22/15							28	6/29/2015
P-201												25	05/22/15								
P-202												25	05/22/15								
P-203												25	05/22/15								
P-204												25	05/22/15								
P-205																					
P-401												25	05/22/15								
P-402												25	05/22/15								
P-501												25	05/22/15							28	6/29/2015
P-601												25	05/22/15								
P-602												25	05/22/15								
P-603																					
Joint Trench:																					
INT1																					
INT2																					
Shoring:																					
SH-1																					
SH-2																					
SH-2A																					
SH-3																					
SH-4																					
SH-5																					
SH-6																					
SH-7																					
SH-8																					
SH-9																					
SH-10																					
SH-11																					
SH-12																					
SH-13																					
SH-14																					
SH-15																					
SH-16																					
SH-17																					
SH-18																					
SH-19																					
SH-19A																					
SH-20																					
SH-21																					
SH-22																					
SH-23																					
SH-23A																					
SH-24																					
SH-25																					
Public Improvement:																					
1 of 7							04/22/15														
2 of 7							04/22/15														
3 of 7							04/22/15														
4 of 7							04/22/15														
5 of 7							04/22/15														
6 of 7							04/22/15														
7 of 7							04/22/15														
Traffic Control																					
1 of 3

Exhibit B-2

EXHIBIT C
RULES AND REGULATIONS

Tenant expressly covenants and agrees, at all times during the Term, and at such other times as Tenant occupies the Leased Premises or any part thereof, to comply, at its own cost and expense, with the following:
1.    Tenant shall not obstruct or permit its agents, clerks or servants to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any other way than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; make or permit any disruptive noises in the Building; smoke in the elevators; throw substances of any kind out of the windows or doors, or in the halls and passageways of the Building; sit on or place anything upon the window sills; or clean the exterior of the windows.
2.    Water closets and urinals shall not be used for any purpose other than those for which they are constructed; and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.
3.    Tenant shall not (i) obstruct the windows, partitions and lights that reflect or admit light into the halls or other places in the Building, or (ii) inscribe, paint, affix, or otherwise display signs, advertisements or notices in, on, upon or behind any windows or on any door, partition or other part of the interior or exterior of the Building, without the prior written consent of Landlord. If such consent be given by Landlord, any such sign, advertisement, or Notice shall be inscribed, painted or affixed by Tenant, or a company approved by Tenant, and the cost of the same shall be charged to and paid by Tenant, and Tenant agrees to pay the same promptly, on demand.
4.    No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like services shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building, without the prior written consent of Landlord.
5.    When electric wiring of any kind is introduced after Tenant’s Work is complete, it must be connected as directed by Landlord, and no stringing of any kind or cutting of wires will be allowed, except with the prior written consent of Landlord. The number and location of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be subject to Landlord’s approval. No tenants shall be in direct contact with the rough floor of the Leased Premises; and if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or similar adhesive material being expressly prohibited.
6.    No additional lock or locks shall be placed by Tenant on any door in the Building without prior written consent of Landlord. Two (2) keys to the doors of the Building will be furnished Tenant by Landlord; two (2) additional keys will be supplied to Tenant by Landlord, upon request, without charge; any additional keys requested by Tenant shall be paid for by Tenant. Tenant, its agents and employees, shall not have any duplicate key made and shall not change any locks to the Buildings. All keys to doors of the Building shall be returned to Landlord at the termination of the tenancy, and in the event of loss of any keys furnished, Tenant shall pay Landlord the cost of replacing the lock or locks to which such keys were fitted and the keys so lost. If the Parking Garage or Lot 7 Parking Garage requires access keys, cards or fobs, Landlord to provide sufficient for the number of spaces required hereby, and in the event of the loss of any of the foregoing, Tenant shall pay Landlord the cost of replacing the same.
7.     Tenant shall not employ any Person or Persons other than Landlord’s janitors for the purpose of cleaning the Leased Premises, without prior written consent of Landlord. Landlord shall not be responsible to Tenant for any loss of property from the Leased Premises however occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees, or by any other Person or any other cause.
8.    No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Leased Premises, except bicycles parked in the designated areas, if any, within the Parking Garage.
9.    Tenant shall not conduct, or permit any other Person to conduct, any auction upon the Leased Premises except occasional charitable events; manufacture or store goods, wares or merchandise upon the Leased Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Leased Premises to be used for gambling except occasional charitable events; make any disruptive noises in the Building; permit to be played any musical instruments, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Leased Premises. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises, without the prior written consent of Landlord. Such curtains, blinds and shades must be of a quality, type, design, and color, and attached in a manner, approved by Landlord.

Exhibit C

EXHIBIT C
RULES AND REGULATIONS

10.    Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same. Retail sales will be limited to the ground level and lower level retail store areas.
11.    There shall not be used in the Leased Premises or in the Building, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.
12.    Tenant, before closing and leaving the Leased Premises, shall ensure that all entrance doors are locked.
13.    Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon Notice from Landlord, Tenant shall refrain from or discontinue such advertising.
14.    Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purpose in operating the Building, subject to any rights in such area expressly granted to Tenant in the Lease:
(i)    the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose and as customary in Tenant’s public reports and press releases;
(ii)    the right to change the name or address of the Building without incurring any liability to Tenant for so doing, subject to the provisions of this Lease;
(iii)    the right to install and maintain a sign or signs on the exterior of the Building to identify Landlord or its affiliated companies as the owner of the Building that do not interfere with the prominence or visibility of Tenant’s sign;
(iv)    the exclusive right to use or dispose of the use of the roof of the Building;
(v)    the right to limit the space on the directory of the Building to be allotted to Tenant; and
(vi)    the right to grant to anyone the right to conduct any particular business or undertaking in the Building.
15.    Tenant and its employees shall be subject to such parking regulations as Landlord may reasonably promulgate from time to time to prevent parking by unauthorized parties or parking in prohibited areas.
16.    All safes shall stand on a base of such size as shall be designated by the Landlord. The Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. No machinery of any kind or articles of unusual weight or size will be allowed in the Building without the prior written consent of Landlord. Business machines and mechanical equipment, if so consented to by Landlord, shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient to absorb and prevent all vibration, noise and annoyance.
17.    The Leased Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited.
18.    In addition to all other liabilities for breach of any provision of these Rules and Regulations, Tenant shall pay to Landlord all damages caused by such breach. The violation of any such provision may be restrained by injunction.

Exhibit C

EXHIBIT D
RULES FOR TENANT’S CONTRACTORS

1.    All demolition and/or construction work generating sufficient noise to disturb Building or Project occupants (e.g., core drilling and ramset shots) must be accomplished during hours reasonably acceptable to Landlord. Determination of sufficient noise levels to cause a disturbance shall be made at Landlord’s sole discretion.

2.    Construction debris must be removed from the Building in suitable containers. Removal must be accomplished in a manner which does not cause damage to the Building or Project, create any disturbances to tenants, or create additional cleaning for Building or Project personnel. Sufficient precautions must be taken to protect finishes in the path of removal. Damage to the Building or Project caused by Tenant’s contractors (and as used in this Exhibit, Tenant’s contractors shall include Tenant’s contractors and their subcontractors, laborers and material suppliers) will result in an assessment to Tenant and/or its contractors for such damage, which assessment shall be paid to Landlord within thirty (30) days after Landlord’s written demand therefor.

3.    Contractors are responsible for timely cleaning of all areas affected by their construction activities. Contractors are further responsible for providing and promptly removing their own trash containers.

4.    Any work not to be installed in strict adherence with the construction contract documents must be approved by the Landlord prior to installation.

5.    All workmen must conduct themselves in a reasonable manner at all times. Landlord may require Tenant and its contractors to remove any workmen using profanity, loitering in the Building or Project, or creating a disturbance to tenants or other occupants of the Building or Project.

6.    The workers and other personnel of each contractor shall be responsible for their own parking and the associated cost. Unauthorized vehicles found in loading areas or parking garages will be ticketed and towed.

7.    Any warranties voided as a result of the contractor’s failure to comply with this Lease will result in the contractor’s replacing the voided warranty in compliance with Landlord’s requirements.

8.    Any roof penetrations required must be performed and repaired by the Landlord’s designated subcontractor. Any warranties voided as a result of failure to comply with this requirement will result in the contractor’s replacing the voided warranty in compliance with the Landlord’s requirements.

9.    The protection of existing mechanical equipment from physical damage or damage from dust and debris is the responsibility of Tenant and the applicable Tenant contractor. Damage as a result of failure to protect equipment will result in an assessment against Tenant and/or the applicable contractor for such damages and the resulting required repairs, which assessment shall be paid to Landlord within thirty (30) days after Landlord’s written demand therefor.

10.    All penetrations to slab materials require the review and approval of the Landlord’s structural engineer without exception. The cost of this review and approval shall be Tenant’s and/or its contractor’s responsibility.

11.    All testing of fire alarm equipment requiring the sounding of bells, sirens, or voice annunciation must be scheduled with Landlord 48 hours in advance of the test. Pre-testing of new fire alarm work is mandatory. Rescheduled test as a result of the contractor’s failure to coordinate with the Landlord, the contractor’s failure to completely pre-test the system, or the contractor’s failure to pass municipal test shall be the contractor’s responsibility.

12.    These rules are subject to change at the Landlord’s discretion.

Exhibit D

EXHIBIT E
ROOF TOP RULES AND REGULATIONS

This Exhibit E is attached to and made a part of the Lease by and between FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC, a California limited liability company, by its managing member, STREET RETAIL, INC., a Maryland corporation, as landlord (“Landlord”), and SPLUNK INC, A Delaware corporation, as tenant (“Tenant”) for the premises (the “Leased Premises”) described therein and consisting of approximately 234,622 square feet of Floor Area in the building located at 3090 Olsen Drive, San Jose, California, also known as 500 Santana Row (the “Building”). Any capitalized terms used herein, not otherwise defined herein, shall have the meanings set forth elsewhere in the Lease.
A. Roof Area. Tenant shall accept the roof of the Building and Cable Path in their condition and “as-built” configuration provided in the Building Plans. Landlord has made no representations or promise as to the suitability or effectiveness of any part of the roof for Tenant’s proposed use, or as to any Legal Requirements relating to Tenant’s proposed use, or as to the condition of (or alteration or improvement of) the roof or any Cable Path.

B. Rooftop Installation Work. Installation of the Rooftop Installations (“Rooftop Installation Work”) must be performed in a good and workmanlike manner and in accordance with all statutes, laws, rules, orders, regulations and ordinances, and shall be subject to: (a) obtaining Landlord’s prior written approval of plans and specifications, which approval shall not be unreasonably withheld and Tenant acknowledges and agrees that, without limiting the generality of the foregoing, it shall be reasonable for Landlord to disapprove any Rooftop Installation Work if it exceeds roof load limitations, or if it exceeds the height of the roof parapet; (b) obtaining Landlord’s prior written approval of Tenant’s contractor(s) for the Rooftop Installation Work, and such contractor must provide evidence of insurance reasonably satisfactory to Landlord prior to commencing work in or about the Building, provided that if any Rooftop Installation Work constitutes part of the Tenant Work, such Rooftop Installation Work may be performed by Tenant’s Contractor in accordance with the Work Agreement; (c) if the Rooftop Installation Work would violate any applicable statutes, laws, rules, orders, regulations and ordinances; and (d) all additional requirements under the Lease that apply to Alterations by Tenant. The plans and specifications for the Rooftop Installations shall include the design, size and features thereof and mounting structure, floor and power load requirements, the means of affixing or mounting the Rooftop Installations, and (if applicable) cabling installations and the means of connecting the Rooftop Installations to the Building’s electrical system and to the interior of the Leased Premises. The giving of any approval by Landlord shall not eliminate any of Tenant’s obligations under the Lease, including Tenant’s obligation to obtain all required permits and to comply with all statutes, laws, rules, orders, regulations and ordinances. The failure of Tenant to obtain such permits or any other governmental approvals relating to the Rooftop Installations shall not release Tenant from any of its obligations under the Lease. Tenant shall pay to Landlord all of Landlord’s reasonable out-of-pocket costs incurred in connection with the review and approval of the plans and specifications within thirty (30) days after receipt of an invoice therefor. Notwithstanding the foregoing, any Rooftop Work that constitutes part of the Tenant Work shall be approved or disapproved by Landlord in connection with, and subject to the time periods governing, its approval or disapproval of the Construction Documents pursuant to the Work Agreement.

C. General Requirements. In addition to the applicable provisions of the Lease, Tenant’s use of the roof of the Building is subject to the following general requirements:

1. Tenant shall provide Landlord with not less than fifteen (15) Business Days advance Notice prior to commencing installation of the Rooftop Installations or other work on or to the Rooftop Installations from time to time, and agrees to afford Landlord the opportunity to be present for all such work, provided that only subsequent Notice within a reasonable time shall be required in the case of an emergency that presents an immediate danger.

2. After the initial installation of any Rooftop Installations, Tenant shall not make any material alteration, addition or improvement thereto, without first obtaining Landlord’s prior written approval, which approval shall not be unreasonably withheld; and any such material alterations, additions or improvements shall be subject to all the conditions and restrictions that apply to the original Rooftop Installations, including the requirement that Tenant furnish Landlord with detailed plans and specifications relating to the proposed alterations, additions or improvements.

3. Tenant, at its expense, shall at all times keep the Rooftop Installations in good order, condition and repair, and the location of the Rooftop Installations and the areas immediately surrounding same neat and clean. With respect to all operations relating to the Rooftop Installations, Tenant shall conduct its business and control its agents, employees, servants, licensees, contractors and subtenants (collectively “Tenant Parties”) in such manner as not to create any nuisance.

D. Services. Tenant shall be solely responsible for the cost of supplying electricity to the Rooftop Installations, including electricity usage, and the installation, maintenance and repair of any Connections.

Exhibit E

EXHIBIT E
ROOF TOP RULES AND REGULATIONS

E. Roof Damage. Tenant shall, at Tenant’s sole cost and expense, protect the roof from damage arising out of the installation, repair, maintenance, operation or removal of the Rooftop Installations, and shall perform all installations, repairs, maintenance and removals, and use the roof of the Building, in a manner so as to keep in full force and effect any warranty concerning the roof. In all cases, Tenant shall use a roof contractor designated by Landlord to perform any roof penetration or other work that may affect the integrity of the Building roof or the roof warranty. Any damage to the roof or any other portion of the Building resulting from Tenant’s installation, repair, maintenance, operation, use, maintenance or removal of the Rooftop Installations, including leakage, water damage or damage to the roof membrane, shall be repaired by Landlord at Tenant’s sole cost and expense. Tenant shall reimburse Landlord for any costs and expenses so incurred by Landlord within thirty (30) days after Landlord’s written request and copies of invoices therefor.

F. Compliance with Legal Requirements. Tenant, at its sole cost and expense, shall comply with all statutes, laws, rules, orders, regulations and ordinances relating to the installation, maintenance, operation, use and removal of the Rooftop Installations. Without limiting the generality of the foregoing, Tenant, at its sole cost and expense, shall be responsible for obtaining, if required, any building permits, and any licenses or permits which may be required by the Federal Communications Commission (“FCC”), the Federal Aviation Administration (“FAA”) or any other governmental authority having jurisdiction over the Rooftop Installations or the Building and shall provide copies of the same to Landlord. If necessary, Landlord agrees reasonably to cooperate with Tenant, at Tenant’s sole cost and expense, to obtain any appropriate licenses or permits.

G. Radio Frequency Emitting Equipment. To the extent Tenant is operating radio frequency (RF) emitting equipment on the roof of or inside the Building, Tenant shall cooperate generally with Landlord and other carriers such that the Building’s rooftop shall be and remain in compliance with all rules and regulations of the U.S. Occupational Safety and Health Administration (“OSHA”) and the FCC relating to guidelines for human exposure to radio frequency or electromagnetic emission levels, as may be issued from time to time, including the rules and regulations adopted in FCC document OET 65 (which rules and regulations have also been adopted by OSHA). If Landlord in its reasonable judgment believes that the Rooftop Equipment, either by itself or in conjunction with other equipment in or on the Building, may exceed permitted emission levels, then Tenant shall (a) promptly upon Landlord’s written request, at Tenant’s sole cost and expense, deliver to Landlord a reasonably acceptable certification or survey report demonstrating that the Building’s rooftop is in compliance with all applicable FCC and OSHA rules and regulations (a “Rooftop Survey”), and (b) to the extent Tenant’s equipment or the operation thereof directly or indirectly causes the Building’s rooftop (or any section thereof) not to be in compliance with such rules and regulations, promptly remedy any such non-compliance in accordance with Landlord’s reasonable directions and at Tenant’s sole cost and expense. If Tenant (i) relocates or makes any change to the Rooftop Installations or (ii) makes any change to any equipment or operation thereof that directly or indirectly affects the operation of the Rooftop Equipment, Landlord may, at its option, require that a new Rooftop Survey be conducted at Tenant’s sole cost and expense by a firm approved by Landlord in its reasonable discretion.

H. Termination; Rooftop Installations as Property of Tenant. Upon the expiration or earlier termination of the Lease, Tenant shall immediately cease using the roof of the Building and all Cable Paths and shall, at its own cost and expense, remove the Rooftop Installations and restore the roof and areas affected by the cabling installations to the condition in which they were found prior to the installation of the Rooftop Telecom Installations, reasonable wear and tear excepted. The Rooftop Installations shall be considered Tenant’s Property; provided, however, if Tenant fails to remove the Rooftop Installations upon by the Termination Date, they shall be deemed abandoned and may be claimed by Landlord or removed and disposed of by Landlord at Tenant’s expense.

I. Landlord Exculpation. Without limiting the provisions of the Lease, Tenant assumes full responsibility for protecting from theft or damage the Rooftop Installations and any other tools or equipment that Tenant may use in connection with the installation, operation, use, repair, maintenance or removal of the Rooftop Installations, assumes all risk of theft, loss or damage, and waives claims for all Losses with respect thereto against Landlord and the other Landlord Parties, including any Losses caused by any active or passive act, omission or neglect of any Landlord or any Landlord Parties or by any act or omission for which liability without fault or strict liability may be imposed, except only, with respect to any Landlord Party, (a) to the extent any injury, death or damage is caused by (i) the sole negligence of such Landlord Party and not covered by the insurance required to be carried by Tenant hereunder, (ii) the gross negligence or willful misconduct of such Landlord Party, or (iii) the criminal activity of such Landlord Party, or (b) to the extent such limitation on liability is prohibited by statutes, laws, rules, orders, regulations and ordinances. Further, in no event shall Landlord or any Landlord Parties be liable under any circumstances for any consequential damages or for injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, resulting from damage to or any failure or interruption of use of the Rooftop Installations, however occurring.

Exhibit E

EXHIBIT E
ROOF TOP RULES AND REGULATIONS

J. Insurance; Indemnity. Tenant shall cause the insurance policies required to be maintained pursuant to Article VIII of the Lease to cover the Rooftop Installations and any claims, losses and damages arising in connection with the presence, use, operation, installation, repair, maintenance, or removal of the Rooftop Installations. Without limiting the provisions of Article VIII of the Lease, Tenant hereby agrees to indemnify, defend and hold Landlord and the Landlord Indemnitees harmless from and against any and all Losses arising from or connected in any way with the Rooftop Installations and/or the operations of Tenant or any of Tenant’s agents, employees, subtenants or contractors in connection therewith including (i) all foreseeable and unforeseeable consequential damages to Tenant’s business in the Leased Premises, (ii) any violation of statutes, laws, rules, orders, regulations and ordinances, and (iii) any bodily injury or property damage. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

K. Conflict. If there is a conflict between the provisions of the Lease and the provisions of this Agreement, this Agreement shall control.

Exhibit E

EXHIBIT F
OPTIONS TO EXTEND

This Exhibit F is attached to and made a part of the Lease by and between FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC, a California limited liability company, by its managing member, STREET RETAIL, INC., a Maryland corporation, as landlord (“Landlord”), and SPLUNK, INC, A Delaware corporation, as tenant (“Tenant”) for the premises (the “Leased Premises”) described therein and consisting of approximately 234,622 square feet of Floor Area in the building located at 3090 Olsen Drive, San Jose, California, also known as 500 Santana Row (the “Building”). Any capitalized terms used herein, not otherwise defined herein, shall have the meanings set forth elsewhere in the Lease.
Landlord hereby grants to Tenant two (2) options to extend the Term (each, an “Extension Option” and, collectively, the “Extension Options”) for a period of five (5) years each (each, an “Extension Term”) commencing on the first day following the last day of the initial Term and, if applicable, the initial Extension Term on the terms and subject to the conditions set forth in this Exhibit F; provided, however, that (i) Tenant has not sublet the Leased Premises (or any part thereof) or assigned its interest in the Lease except pursuant to a Permitted Transfer; (ii) an Extension Option is exercised, if at all, only with respect to the entire Leased Premises; and (iii) Tenant is not in Default of the terms, covenants or conditions of this Lease at the time Tenant exercises an Extension Option. The condition set forth in clause (ii) above is for the sole benefit of Landlord, and Landlord, alone, shall have the right in its sole and absolute discretion to insist on strict observance with the foregoing condition or to waive any such condition.
A.     Exercise. Tenant shall exercise an Extension Option, if at all, by giving Landlord unconditional, irrevocable Notice of such election not earlier than 455 days and not later than 365 days prior to the last day of the initial Term or, if applicable, the initial Extension Term (as applicable, the “Exercise Period”), the time of such exercise being of the essence. Subject to the provisions of this Exhibit F, upon the giving of such Notice, this Lease and the Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if the applicable Extension Term had originally been included in the Term.
B.     Conditions. If Tenant exercises an Extension Option pursuant to Section A above, all of the terms, covenants and conditions of this Lease shall continue in full force and effect during the applicable Extension Term, including provisions regarding payment of Additional Rent, which shall remain payable on the terms herein set forth, except that (i) the Minimum Rent during an Extension Term shall be as determined in accordance with Section C below, (ii) Tenant shall continue to possess and occupy the Leased Premises in their existing condition, “as is,” as of the commencement of such Extension Term, and, subject to and without limiting Landlord’s repair, maintenance and other obligations under this Lease, Landlord shall have no obligation to repair, remodel, improve or alter the Leased Premises, to perform any other construction or other work of improvement upon the Leased Premises, or to provide Tenant with any construction or refurbishing allowance whatsoever, and (iii) Tenant shall have no further rights to extend the Term after the expiration of the second Extension Term.
C.     Prevailing Market Rate. The Minimum Rent payable by Tenant for the Leased Premises during an Extension Term shall be the Prevailing Market Rate (as defined below) for the Leased Premises, valued as of the commencement of such Extension Term, determined in the manner hereinafter provided. As used herein, the term “Prevailing Market Rate” shall mean the annual Minimum Rent that a willing tenant would pay, and that a willing landlord would accept, at arm’s length, for space comparable to the Leased Premises within other comparable office buildings and comparable parking located in the West San Jose, Cupertino, Los Gatos and Campbell, California submarkets (the “Comparison Buildings”), based upon binding lease transactions for tenants in Comparison Buildings (“Comparison Leases”) entered into within twelve (12) months prior to the date of the determination of such Minimum Rent. Comparison Leases shall include renewal and new non-renewal tenancies, but shall exclude subleases and leases of space subject to another tenant’s expansion rights. Rent rates payable under Comparison Leases shall be adjusted to account for variations between this Lease and the Comparison Leases with respect to: (a) the length of the Extension Term compared to the lease term of the Comparison Leases; (b) the rental structure, including, without limitation, rental rates per square foot (including whether gross or net, and if gross, adjusting for base year or expense stop), free rent additional rental, all other payments and escalations; (c) the size of the Leased Premises compared to the size of the premises of the Comparison Leases; (d) the location, floor levels and efficiencies of the floor(s) of the Leased Premises compared to the premises of the Comparison Lease; (e) the age and quality of construction of the Building compared to the Comparable Building; (f) the leasehold improvements and/or allowances, (g) the availability of parking, the parking ratio and parking charges and (h) all other economic factors or concessions available to a tenant in such a transaction.
D.     Landlord’s Proposal. Not later than ninety (90) days after Landlord receives a notice of exercise, provided Tenant has given valid Notice of exercise of the applicable Extension Option, Landlord shall deliver to Tenant a good faith written proposal of the Prevailing Market Rate for the Leased Premises for such Extension Term. Within thirty (30) days after receipt of Landlord’s proposal, Tenant shall notify Landlord in writing (a) that Tenant accepts

Exhibit F

EXHIBIT F
OPTIONS TO EXTEND

Landlord’s proposal or (b) that Tenant elects to submit the determination of Prevailing Market Rate to arbitration in accordance with Section E below. If Tenant does not give Landlord a timely Notice in response to Landlord’s proposal, Tenant shall be deemed to have accepted Landlord’s proposal.
E.    Arbitration. If Tenant elects to submit the determination of Prevailing Market Rate to arbitration, Landlord and Tenant shall first negotiate in good faith in an attempt to determine the Prevailing Market Rate for the applicable Extension Term. If Landlord and Tenant are able to agree within thirty (30) days following the delivery of Tenant’s Notice to Landlord electing arbitration, then such agreement shall constitute a determination of Prevailing Market Rate for purposes of this Paragraph, and the parties shall immediately execute an amendment to this Lease stating the Prevailing Market Rate and the Minimum Rent for such Extension Term. If Landlord and Tenant are unable to agree on the Prevailing Market Rate within such negotiating period, then within fifteen (15) days after the expiration of such negotiating period, the parties shall meet and concurrently deliver to each other their respective written estimates of Prevailing Market Rate for the Extension Term, supported by the reasons therefor (each, a “Determination”). Landlord’s Determination may be more or less than its initial proposal of Prevailing Market Rate. If either party fails to deliver its Determination in a timely manner and such failure continues for five (5) days after the receipt of Notice from the other party, then the Prevailing Market Rate shall be the amount specified by the other party. The Prevailing Market Rate shall be determined as set forth below, each party being bound to its Determination and such Determinations establishing the only two choices available to the Arbitration Panel (as hereinafter defined).
i. Within ten (10) days after the parties exchange Landlord’s and Tenant’s Determinations, the parties shall each appoint an arbitrator who shall be a licensed California real estate broker with at least ten (10) years’ experience in leasing commercial office space similar to the Building in Silicon Valley immediately prior to his or her appointment, and be familiar with the rentals then being charged in the Comparison Buildings. The parties may appoint the real estate brokers who assisted them in making their Determinations as their respective arbitrators. If either Landlord or Tenant fails to appoint an arbitrator and such failure continues for five (5) days after receipt of Notice from the other party, then the Prevailing Market Rate for the Extension Term shall be the Determination of the other party.
ii. Within twenty (20) days following their appointment, the two arbitrators so selected shall appoint a third, similarly-qualified, independent arbitrator who has not had any prior business relationship with either party (the “Independent Arbitrator”). If an Independent Arbitrator has not been so selected by the end of such twenty (20) day period, then either party, on behalf of both, may request such appointment by the local office of the American Arbitration Association (or any successor thereto), or in the absence, failure, refusal or inability of such entity to act, then either party may apply to the presiding judge for the Santa Clara County Superior Court, for the appointment of such an Independent Arbitrator, and the other party shall not raise any question as to the court’s full power and jurisdiction to entertain the application and make the appointment.
iii. Within five (5) days following notification of the identity of the Independent Arbitrator so appointed, Landlord and Tenant shall submit copies of Landlord’s Determination and Tenant’s Determination to the three arbitrators (the “Arbitration Panel”). The Arbitration Panel, by majority vote, shall select either Landlord’s Determination or Tenant’s Determination as the Minimum Rent for the Extension Term, and shall have no right to propose a middle ground or to modify either of the two proposals or the provisions of this Lease. The Arbitration Panel shall attempt to render a decision within fifteen (15) Business Days after appointment. In any case, the Arbitration Panel shall render a decision within forty-five (45) days after appointment.
iv. The decision of the Arbitration Panel shall be final and binding upon the parties, and may be enforced in accordance with the provisions of California law. In the event of the failure, refusal or inability of any member of the Arbitration Panel to act, a successor shall be appointed in the manner that applied to the selection of the member being replaced.
v. Each party may submit any written materials to the Arbitration Panel within five (5) Business Days after selection of the Independent Arbitrator. No witnesses or oral testimony (i.e. no hearing) shall be permitted in connection with the Arbitration Panel’s decision unless agreed to by both parties. No ex parte communications shall be permitted between any member of the Arbitration Panel and either Landlord or Tenant following appointment of the Arbitrator Panel until conclusion of the arbitration process. The members of the Arbitration Panel are authorized to walk both the Leased Premises and any space in the Comparison Buildings (to the extent access is made available).
vi. Each party shall pay the fees and expenses of the arbitrator designated by such party and the parties shall share the fees and expenses of the Independent Arbitrator and the expenses incident to the proceedings (excluding attorneys’ fees and similar expenses of the parties which shall be borne separately by each of the parties).

Exhibit F

EXHIBIT F
OPTIONS TO EXTEND

vii. With the exception of claims of fraud, gross negligence or criminal actions, Landlord and Tenant shall waive all claims, causes of action or other rights to proceed against the arbitrators and agree to indemnify and defend the arbitrators from and against any such claims, causes of action or proceedings brought by either Landlord or Tenant against the arbitrators.
viii. Until the matter is resolved by agreement between the parties or a decision is rendered in any arbitration commenced pursuant to this Section E, Tenant’s monthly payments of Minimum Rent shall be in an amount equal to the average of Landlord’s Determination and Tenant’s Determination. Within ten (10) Business Days following the resolution of such dispute by the parties or the decision of the arbitrators, as applicable, Tenant shall pay to Landlord the amount of any deficiency in the Minimum Rent previously paid, or Landlord shall pay to Tenant any excess or credit the excess to the next succeeding installments of Minimum Rent in the Minimum Rent previously paid, as the case may be.
F. Rights Personal to Tenant. Tenant’s right to exercise each of the Extension Options is personal to, and may be exercised only by, Splunk Inc. (the “Original Tenant”). No assignee or subtenant, other than a Permitted Transferee, shall have any right to exercise the Extension Options granted herein.

Exhibit F

EXHIBIT G
TENANT’S APPROVED EXTERIOR SIGNAGE

Exhibit G

EXHIBIT G
TENANT’S APPROVED EXTERIOR SIGNAGE

Exhibit G

EXHIBIT G
TENANT’S APPROVED EXTERIOR SIGNAGE

Exhibit G

EXHIBIT G
TENANT’S APPROVED EXTERIOR SIGNAGE

Exhibit G

EXHIBIT G
TENANT’S APPROVED EXTERIOR SIGNAGE

Exhibit G

EXHIBIT G
TENANT’S APPROVED EXTERIOR SIGNAGE

Exhibit G

EXHIBIT H
SINGLE TENANT OFFICE BUILDING SIGN CRITERIA

500 SANTANA ROW SINGLE TENANT OFFICE BUILDING SIGN CRITERIA

All signs must be approved in writing by the Landlord and the City of San Jose Department of Planning, Building & Code Enforcement before Tenant commences sign fabrication, installation or obtaining other governmental approvals. No changes are permitted unless approved in writing by Landlord. Landlord's approval may be granted or withheld in Landlord's sole and absolute discretion. Notwithstanding any City of San Jose code provision to the contrary, total Tenant sign area per facade shall be limited to one (1) square foot of sign area per each linear foot of respective building frontage.

Tenant shall submit sign shop drawings to Landlord for Landlord's written approval prior to commencing fabrication. The shop drawings shall indicate the size of all graphics and letters, along with spacing, type(s) of material, color, dimensions in relation to Leased Premises and installation details compatible with the materials and construction of the building facade. The drawings shall be to scale, indicating respective building elevations and appropriate section cuts through each sign, dimensioned to show overall length, height and letter depth, along with distance from end of letters to relevant building and/or demising lines.

Sign types installed at heights less than twenty feet (20’) as measured from the top of the adjacent sidewalk grade include the below-referenced Storefront Signs, Display Window Signs, Window Signs, Plaque Signs, Entry Area Paving Signs, and Address Signs. Other architectural elements that may be considered by Landlord at heights less than twenty feet (20’) as measured from the top of the adjacent sidewalk grade to communicate the tenant’s identity might include vertical projecting signs such as blade signs, and balcony treatments. Sign types installed at heights greater than twenty feet (20’) as measured from the top of the adjacent sidewalk grade include the below-referenced Storefront Signs.

A.    Storefront Signs

Storefront signs must reflect the Trade Name of the Tenant. The storefront sign (or “flat mounted signs” as referenced in San Jose’s Sign Ordinance) can include a retail logo, a symbol, or an image which represents the Trade Name. Despite the term “flat” used in the Sign Ordinance, Tenant is encouraged to explore three-dimensional options at Santana Row, offering variety, texture and depth.

Signs should have a three-dimensional character and be illuminated by a fully-integrated light source. To meet City of San Jose lighting requirements, illumination needs to be concealed. Signage cut through a surface material with illumination from behind, or reverse channel “halo” letters are good examples of concealed lighting techniques.

Natural materials are the most appropriate for sign fabrication at Santana Row and can include: cast, polished or painted metal; painted, stained or natural wood; glazed or mosaic tile; etched, cut, edge-lit, or stained glass; cast-stone and carved natural stone. Bas-relief is encouraged, as are unique shapes and dimensional profiles.

All equipment, transformers, raceways, ballasts, crossovers, and conduits must be completely concealed. Connections and penetrations through the fascia shall be restricted. Tenant will remain responsible for damage and/or repair due to the attachment and/or removal of Tenant signs.

B.    Display Window Signs

Storefronts may also incorporate signs inside a display window, if an integral part of the architectural design. Display window signs are intended for the Tenant Trade Name and/or logo only. Other brand names, brand logos and/or individual product names are prohibited. Display Window Signs shall be designed to complement architectural design, and in no event will be permitted to exceed more than 10% of the total glazed area.

Display Window Signs should generally be set-back sufficiently from the storefront to draw attention to the display area. Signs must be set back a minimum of twelve inches (12”) behind storefront glazing and in all events will be counted against overall sign area. All ballasts, transformers and other non-illuminated elements must be concealed.

C.    Window Signs

Window Signs may be proposed in lieu of Display Window Signs or where display window signs are not allowed. Window Signs are intended to display the Tenant Trade Name and/or logo only, in no event will be permitted to exceed more than 10% of the total glazed area, and in all events will be counted against overall sign area.

Window Signs are applied directly to the surface of the glass. These include metal leaf, painted, etched, cut and sandblasted letters and/or logo graphics. Vinyl signs, and reverse cut vinyl adhesive signs on window glazing are not permitted at Santana Row.

Exhibit H

EXHIBIT H
SINGLE TENANT OFFICE BUILDING SIGN CRITERIA

D.    Plaque Signs

Tenant’s Trade Name, logo, and related imagery may be proposed to Landlord for wall-mounted plaque signs in the vicinity of specific Tenant points-of-entry. Mounting is best at eye-level and sign area is part of area calculations for overall allowances by Code, in all events will be counted against overall sign area.

E.    Entry Area Paving Signs

Tenant may propose to incorporate Tenant Trade Name and/or logo inset in entry areas provided they maintain a flush walking surface. Tenant Trade Name and/or logo may be created with a design on or in, for example, glazed tile, mosaic, terrazzo, non-oxidizing stainless, or other approved paving material.

F.    Store Address Signage

Landlord has designed a comprehensive system of Tenant way-finding within Santana Row. Consistent with this overall system but architecturally complementary to Tenant’s overall sign program, once approved in writing, Tenant will install, at its cost, its address number in conjunction with the San Jose Fire Marshall’s direction.

G.    Additional Signage per Building

Street level blade signs; vertical blade signs; and balcony treatments may be proposed by Tenant to Landlord.

H.    Prohibited Sign Materials

▪	Plastic materials of any kind, including acrylic letters, and vacuum-formed plastic letters.

▪	Internally illuminated, acrylic-faced channel letters.

▪	Cabinet signs with illuminated, translucent background and silhouette letters.

▪	Signs utilizing paper, cardboard, stickers, or decals applied to or located behind the storefront glazing.

▪	Sandblasted wood signs in natural wood finish with painted, raised letters and/or logos.

▪	Exposed raceways, ballast boxes, transformers, crossovers or conduit.

▪
No advertising placards, banners, pennants, names, insignia, trademarks, or other descriptive or promotional material may be affixed or maintained on windows, glass fixtures and equipment or any other area of the storefront, including credit card signs.

▪	The name, stamps, or decals of the sign manufacturer may not be displayed on any visible portion of the sign. Non-ornamental hardware used to attach sign to storefront may not be exposed to view.

I.    Access, Power and Compliance

Access panels in or through Tenant’s demised premises, and not otherwise visible outside of Tenant’s demised premises, required to service Tenant sign equipment must be provided by Tenant in accordance with applicable codes and laws.

All illuminated signs shall be on a Tenant electrical circuit and a Tenant electric meter, and controlled by a timer consistent with Landlord’s established Santana Row hours of operation and the hours of illumination permitted by the City of San Jose. Similarly, light levels on signs shall be controlled by a lockable dimmer maintained in a manner consistent with Landlord’s overall Santana Row lighting plan and the levels of illumination permitted by the City of San Jose.

Exhibit H

EXHIBIT H-1
RETAIL TENANT SIGN CRITERIA

SANTANA ROW SIGN CRITERIA

Storefront signs should have unique interpretations for different stores. Size, design, illumination, lack of illumination, height, and other characteristics may vary with different types of stores.

The two most important aspects of a sign are that it be clearly visible and that it accurately reflect the character of the store.

The Tenant's signage allowance shall be limited to a sign area 1.5 square feet for each linear foot of Tenant's store frontage.

All signage must be approved by the Landlord and the City of San Jose – Dept. of Planning before Tenant commences sign fabrication, installation or obtaining governmental approvals. No changes are permitted after final Landlord approval unless approved in writing by Landlord. Landlord's approval may be granted or withheld in Landlord's sole and absolute discretion.

Tenant shall submit sign shop drawings to Landlord for Landlord's written approval prior to commencing fabrication. The shop drawings shall show the size of all graphics and letters, along with spacing, type of material, color, dimensions in relation to Leased Premises and installation details compatible with the construction of the building facade and storefront. The drawings shall be to scale, showing a front elevation and section through sign, dimensioned to show overall length, height and letter depth, along with distance from end of letters to store demising line.

Primary sign types include storefront signs, blade signs, and window signs. Other elements that may be considered by the Landlord to also communicate the store’s identity might include options such as: fans, vertical projected signs, awnings, plaques, pavement graphics and perhaps balcony treatments.

A.    Storefront Signs

Storefront signs must reflect the Trade Name of the Tenant. The storefront sign (or “flat mounted signs” as referenced in San Jose’s Sign Ordinance) can include retail logo, a symbol, or image that represents the store, or simply the Trade Name. Despite the term “flat” used in the Sign Ordinance, the Tenant is highly encouraged to explore three-dimensional design options at Santana Row, giving storefronts variety, texture and depth.

Signage should have a three-dimensional character and be illuminated by a light source fully integrated with the architecture of the storefront. To meet City of San Jose lighting requirements, illumination needs to be concealed. Signage cut through a surface material with illumination from behind, or reverse channel “halo” letters are good examples of concealed lighting techniques.

Natural materials are the most appropriate for signage fabrication in Santana Row and would include: cast, polished or painted metal; painted, stained or natural wood; glazed and mosaic tile; etched, cut, edge-lit, or stained glass; cast-stone and carved natural stone. Bas-relief is encouraged, as are unique shapes and dimensional profiles.

All equipment, transformers, raceways, ballasts, crossovers, and conduits must be concealed behind the fascia area. Connections and penetrations through the fascia shall be restricted. Tenants will be held responsible for damage to and repair of the Landlord’s fascia due to the attachment of signage.

B.    Display Window Signs

Storefronts may also incorporate signs inside the display window. Display window signs are intended for the store name and logo only. Brand names, brand logos and product trademarks are prohibited. Display window signs shall be designed to complement the architectural design and work with the other display concepts of the storefront. All Are subject to Landlord’s review and approval.

While meeting the Sign Ordinance for the City of San Jose Code Requirements is to not exceed more than 25% of the total glazed area. Variance inquiry will be submitted by the Tenant after discussion with the Landlord, and at the Tenant’s own expense.

Display window signs should generally be set back sufficiently from the storefront to draw attention to the display area. Signs must be set back a minimum of twelve inches (12”) behind storefront glazing and are not to be counted against overall sign area. All ballasts, transformers and other non-illuminated elements must be concealed.

C.    Window Signs

Exhibit H-1

EXHIBIT H-1
RETAIL TENANT SIGN CRITERIA

Window signs may be used in any glazed area in lieu of a display window sign or where display window signs are not allowed. Window signs are intended to display the Trade Name and logo only.

Window signs are applied directly to the surface of the glass. These include metal leaf, painted, etched, cut and sandblasted lettering. Vinyl signs, and reverse cut vinyl adhesive signs on window glazing are discouraged.

While meeting at the Sign Ordinance for the City of San Jose Code Requirements, it is not to exceed more than 25% of the total glazed areas, and shall be counted against the total signage allowance. Variance inquiry will be submitted by the Tenant after discussion with the Landlord and at the Tenant’s own expense.

D.    Plaque Signs

The store’s Trade Name, identity, and related imagery may be reviewed for wall mounted plaque designs. Mounting is best at eye-level and sign area is part of area calculations for overall allowances by Code.

E.    Entry Area Paving Sign

Tenants may incorporate the store name or logo inset in recessed entry areas. The name or logo may be created with a design on glazed tile – as a mosaic, in terrazzo, or other approved paving material. Metal plaque signs may also be inset provided they maintain a flush walking surface. If Tenant wishes to extend unique or creative flooring designs beyond recessed area, Landlord’s prior approval is required.

F.    Store Address Signage

Landlord has designated a comprehensive system of Tenant address and way finding within the project. As part of this overall system, all Tenants will be required to install, at their own cost, a consistent addressing number. This will function as the premises address signage, its exact location will be determined by the Landlord in conjunction with the Fire Marshall.

G.    Additional Signage per Building

Street level blade signs; larger multi-story, vertical blade signs; and balcony treatments should be discussed if the Tenant is interested in submitting ideas in their preliminary design package. Additional signage ideas will be reviewed and decided on a first-come, first-considered basis by Landlord.

H.    Prohibited Sign Material

▪	Plastic materials of any kind, including acrylic letters, and vacuum-formed plastic letters.

▪	Internally illuminated, acrylic-faced channel letters.

▪	Cabinet signs with illuminated, translucent background and silhouette letters.

▪	Signs utilizing paper, cardboard, stickers, or decals applied to or located behind the storefront glazing.

▪	Sandblasted wood signs in natural wood finish with painted, raised letters and/or logos.

▪	Exposed raceways, ballast boxes, transformers, crossovers or conduit.

▪
No advertising placards, banners, pennants, names, insignia, trademarks, or other descriptive or promotional material may be affixed or maintained on windows, glass fixtures and equipment or any other area of the storefront, including credit card signs.

▪	The name, stamps, or decals of the sign manufacturer cannot be displayed on any visible portion of the sign. Non-ornamental hardware used to attach sign to storefront may not be exposed to view.

I.    Access, Power and Compliance

Access panels through Tenant ceilings and/or catwalks required to service Tenant sign equipment must be provided as per Code and at Tenant’s expense. Access panels required for concealed transformers must be located at the backside of entry soffits. Access panels will not be permitted on underside of entry soffits.

All illuminated storefront signage shall be on the Tenant’s electrical circuit, and controlled by a timer set to the Landlord’s established hours. Light levels on signage lighting shall be maintained in a manner consistent with the Landlord’s overall lighting plan and shall be controlled by a lockable dimmer switch and circuit.

Exhibit H-1

EXHIBIT I
FORM OF LETTER OF CREDIT

BENEFICIARY:
FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC
C/O STREET RETAIL, INC.
1626 East Jefferson Street
Rockville, MD 20852-4041
Attn: General Counsel

APPLICANT:
SPLUNK INC.
250 BRANNAN STREET
SAN FRANCISCO, CA 94107

AMOUNT:    US$________________ (___________ AND ___/100 US DOLLARS)

EXPIRATION DATE:	____________

LOCATION: AT OUR COUNTERS IN SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF00______ IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORMS OF EXHIBIT "A”) ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1 . THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.
2. SIGHT DRAFTS DRAWN ON US.
3. A DATED STATEMENT FROM THE BENEFICIARY SIGNED BY AN AUTHORIZED
OFFICER, FOLLOWED BY HIS/HER DESIGNATED TITLE, STATING EITHER OF THE
FOLLOWING:

(A)
“A DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED BY SPLUNK INC, THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED AUGUST__, 2015, BETWEEN TENANT, AND BENEFICIARY (THE “LEASE”), AND BENEFICIARY IS AUTHORIZED TO DRAW ON THE LETTER OF CREDIT.”

OR

(B)
“SPLUNK INC, THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED AUGUST __, 2015, BETWEEN TENANT, AND BENEFICIARY (THE “LEASE”), HAS NOT DELIVERED A REPLACEMENT LETTER OF CREDIT IN THE TIME AND MANNER REQUIRED BY THE LEASE, AND BENEFICIARY IS AUTHORIZED TO DRAW ON THE LETTER OF CREDIT.”

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND

__________1, 20__ WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT CANNOT BE MODIFIED OR REVOKED WITHOUT BENEFICIARY'S WRITTEN CONSENT. THE OBLIGATION OF SILICON VALLEY BANK UNDER THIS LETTER OF CREDIT IS THE INDIVIDUAL OBLIGATION OF SILICON VALLEY BANK AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO OR UPON OUR ABILITY TO PERFECT ANY LIEN, SECURITY INTEREST OR ANY OTHER REIMBURSEMENT.

THIS LETTER OF CREDIT MAY ONLY BE TRANSFERRED IN ITS ENTIRETY BY THE ISSUING BANK, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE, UPON OUR RECEIPT OF THE ATTACHED “EXHIBIT B” DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY, WITHOUT FIRST OBTAINING APPLICANT’S CONSENT THERETO. OUR TRANSFER FEE OF ¼ OF 1% OF THE

Exhibit I

EXHIBIT I
FORM OF LETTER OF CREDIT

TRANSFER AMOUNT (MINIMUM $250.00) AND OTHER CHARGES IN CONNECTION WITH ANY TRANSFER OF THIS LETTER OF CREDIT ARE FOR ACCOUNT OF THE APPLICANT.

UPON RECEIPT OF A FULLY COMPLETED "LETTER OF INDEMNITY" FORM OF SILICON VALLEY BANK FOR LOST LETTER OF CREDIT, WITH THE ORIGINAL SIGNATURE OF THE BENEFICIARY AND OUR "REPLACEMENT FOR LOST LETTER OF CREDIT" FEE OF USD $100, WE SHALL ISSUE AND SEND TO THE BENEFICIARY A “TRUE CERTIFIED COPY” OF THE LETTER OF CREDIT TO BE USED WHEN THE ORIGINAL LETTER OF CREDIT IS REQUIRED.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER OF THIS LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY AT OUR OFFICE (THE "BANK'S OFFICE") AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL FINANCIAL SERVICES - STANDBY LETTER OF CREDIT DEPARTMENT.

WE HEREBY AGREE WITH THE BENEFICIARY THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO US, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT, REGARDLESS OF WHETHER APPLICANT DISPUTES SUCH PRESENTATION.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES ISP98, INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590 (1998) ("ISP98"), AND AS TO MATTERS NOT ADDRESSED BY THE ISP98, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

SILICON VALLEY BANK,
_________________________        _________________________
(FOR BANK USE ONLY) (FOR BANK USE ONLY)

Exhibit I

EXHIBIT I
FORM OF LETTER OF CREDIT

EXHIBIT “A”

DATE: _______________                    REF. NO. ___________________

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF                  US$____________________

USDOLLARS _____________________________________________________________________

_________________________________________________________________________________

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY
LETTER OF CREDIT NUMBER NO. SVBSF______________ DATED __________, 20__-“
TO: SILICON VALLEY BANK
3003 TASMAN DRIVE             _______________________________
SANTA CLARA, CA 95054             (INSERT NAME OF BENEFICIARY)

...............................................................
Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.	DATE: INSERT ISSUANCE DATE OF DRAFT.

2.	REF. NO.: INSERT YOUR REFERENCE NUMBER, IF ANY.

3.	PAY TO THE ORDER OF: INSERT NAME OF THE BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE)

4.	US$: INSERT AMOUNT OF DRAWING IN NUMERALS.

5.	US DOLLARS: INSERT AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER: INSERT SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED: INSERT THE ISSUANCE DATE OF THE STANDBY L/C.

8.	BENEFICIARY’S NAME: INSERT NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT, PLEASE CALL OUR L/C
PAYMENT SECTION AND ASK FOR: 408-654-6274 OR 408-654-7716 OR 408-654-7127 OR
408-654-3035.

Exhibit I

EXHIBIT I
FORM OF LETTER OF CREDIT

EXHIBIT “B”

DATE:

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE RE: IRREVOCABLE STANDBY LETTER OF CREDIT
SANTA CLARA, CA 95054 NO.              ISSUED BY
ATTN: INTERNATIONAL DIVISION. SILICON VALLEY BANK, SANTA CLARA
STANDBY LETTERS OF CREDIT L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)
(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

_____________________________
(BENEFICIARY’S NAME)
_____________________________
(SIGNATURE OF BENEFICIARY)
_____________________________
(NAME AND TITLE)

SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.
We further confirm that the company has been identified applying the appropriate due diligence and enhanced due diligence as required by BSA and all its subsequent amendments.

_________________________________________________
(Name of Bank)
_________________________________________________
(Address of Bank)
_________________________________________________
(City, State, ZIP Code)
_________________________________________________
(Authorized Name and Title)
_________________________________________________
(Authorized Signature)
_________________________________________________
(Telephone number)

Exhibit I